Exhibit 2.1

ASSET PURCHASE AGREEMENT

by and among

WORLDSPACE, INC.,
AFRISPACE, INC.,
WORLDSPACE SYSTEMS CORPORATION,
WORLDSPACE SATELLITE COMPANY LTD.

and

YAZMI USA LLC

Dated as of May 9, 2010

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SECTION 14.18.	Currency	46
SECTION 14.19.	Counterparts	46
ARTICLE 15 DEFINITIONS		46
SECTION 15.1.	Certain Terms Defined	46

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of May 9, 2010, is made by and among WORLDSPACE, INC., a Delaware corporation (“WorldSpace”), AFRISPACE, INC., a Maryland corporation (“AfriSpace”), WORLDSPACE SYSTEMS CORPORATION, a Delaware corporation (“WSC”), WORLDSPACE SATELLITE COMPANY LTD., a business company incorporated under the laws of the British Virgin Islands (“Satco” and together with WorldSpace, WSC and AfriSpace, the “Debtors” or “Sellers”), and YAZMI USA LLC, a Delaware limited liability company (“Buyer”).  Capitalized terms used in this Agreement are defined or cross referenced in Article 15.

RECITALS

WHEREAS, on October 17, 2008 (the “Petition Date”) each of WorldSpace, AfriSpace and WSC commenced a case under Chapter 11 of Title 11 of the United States Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, pursuant to Section 8.3 of this Agreement, WorldSpace will cause Satco to commence a case under Chapter 11 of Title 11 of the Bankruptcy Code in the Bankruptcy Court and will file a motion requesting, among other things, that the Satco bankruptcy case be jointly administered with the jointly-administered bankruptcy cases of WorldSpace, AfriSpace, and WSC;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, the Acquired Assets, in a sale authorized, with respect to the Debtors, by the Bankruptcy Court pursuant to, inter alia, Sections 105, 363 and 365 of the Bankruptcy Code;

WHEREAS, it is intended that the acquisition of the Acquired Assets will be accomplished through the sale, transfer and assignment of assets by Sellers that own or lease such Acquired Assets;

WHEREAS, Buyer also desires to assume, and Sellers desire to assign and transfer to Buyer, the Assumed Liabilities;

NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and undertakings herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer hereby agree as follows:

ARTICLE 1
PURCHASE AND SALE OF THE ACQUIRED ASSETS

SECTION 1.1.     Transfer of Acquired Assets.  At the Closing, and upon the terms and conditions herein set forth, Sellers shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered to Buyer or its designee(s) in accordance with Section 14.1, and Buyer or its designee(s) shall purchase from Sellers, free and clear of all Liens, Interests and Claims, other than Permitted Liens, all of Sellers’ right, title and interest in, to and under all of the following assets, property, rights and claims of Sellers (the “Acquired Assets”):

(a)           all of Sellers’ rights under the leases (the “Real Estate Leases”) of real property listed on Schedule 1.1(a) of the Disclosure Schedule;

(b)           (i) all of Sellers’ owned equipment, spare parts, machinery, furniture, fixtures, and other personal property, whether located on the Real Estate or elsewhere, including the Satellites (but, with respect to each of the foregoing, not including any license to software embedded in such equipment if consent is required to assign such license and has not been obtained or deemed obtained in accordance with applicable Law), including those material items specified on Schedule 1.1(b) of the Disclosure Schedule (the “Equipment”); and (ii) any rights of Sellers to the warranties and licenses received from manufacturers and sellers of the Equipment;

(c)           all of Sellers’ deposits, prepaid expenses and prepayments, to the extent such deposits, prepaid expenses and prepayments relate to the Acquired Assets, including the deposits, prepaid expenses and prepayments specified on Schedule 1.1(c) of the Disclosure Schedule;

(d)           all of Sellers’ rights under the leases of equipment and personal property set forth on Schedule 1.1(d) of the Disclosure Schedule, as such schedule may be updated by Buyer prior to Closing pursuant to Section 1.6 (the “Personal Property Leases”);

(e)           all of Sellers’ accounts and notes receivable from any Person (including accounts and notes receivable from, and Sellers’ rights with respect to loans made to, Acquired Subsidiaries and those accounts receivable acquired by Sellers pursuant to Section 1.7), and including as set forth on Schedule 1.1(e) of the Disclosure Schedule.

(f)           all of Sellers’ rights under all sales orders, master services agreements, customer Contracts (including Contracts for the lease or provision by Sellers of capacity on the Satellites) or other similar Contracts entered into by any Seller with the customer counterparties thereto, to the extent such contracts are set forth on Schedule 1.1(f) of the Disclosure Schedule, as such schedule may be updated by Buyer prior to Closing pursuant to Section 1.6 (the “Customer Contracts”);

(g)           all of Sellers’ rights under outstanding purchase orders or other similar Contracts set forth on Schedule 1.1(g) of the Disclosure Schedule as such schedule may be updated by Buyer prior to Closing pursuant to Section 1.6 entered into by any Seller with any supplier of goods or services for materials or supplies (the “Supplier Contracts”);

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(h)           all of Sellers’ rights under any other Contracts set forth on Schedule 1.1(h) of the Disclosure Schedule, as may be updated by Buyer prior to Closing pursuant to Section 1.6, including any Business IP Agreements set forth thereon to which any Seller is a party (the “Other Contracts” and, together with, the Personal Property Leases, the Customer Contracts and the Supplier Contracts, the “Assigned Contracts”);

(i)            all of Sellers’ rights in Sellers’ Owned Intellectual Property, including that set forth on Schedule 1.1(i) of the Disclosure Schedule;

(j)            to the extent transferable under applicable Law, all rights of Sellers under the Permits issued to or held by them that are listed on Schedule 1.1(j) of the Disclosure Schedule;

(k)           Sellers’ books, files and records (in both hard copy and electronic format) to the extent they relate to the Acquired Assets (including the Acquired Subsidiaries’ books, files and records) or the Assumed Liabilities, including customer and supplier lists, historical customer files, reports, plans, data, accounting and tax records, test results, product specifications, drawings, diagrams, training manuals, engineering data, safety and environmental reports and documents, maintenance schedules, operating and production records, inventory records, business plans, marketing materials and all other studies, documents and records (the “Business Records”);

(l)            all of Sellers’ rights to corporate telephone numbers, corporate addresses (including electronic mail addresses, websites and domain names) used in connection with the operation or conduct of the Acquired Assets;

(m)          all other property and assets related to the Acquired Assets, moveable and immoveable, real and personal, tangible or intangible, of every kind and description and wheresoever situated, including the full benefit of all representations, warranties, guarantees, indemnities, undertakings, certificates, covenants, agreements and all security therefor received by any Seller on the, purchase or other acquisition of any part of the Acquired Assets;

(n)           (i) any Claims of Sellers (other than Claims against another Seller or an Excluded Subsidiary, except to the extent Claims against an Excluded Subsidiary are included in the Acquired Assets pursuant to Section 1.1(n)(iii) below), arising out of or relating to any of the Acquired Assets or the Assumed Liabilities, all rights to refunds or adjustments related to the Acquired Assets or the Assumed Liabilities, and all rights to insurance proceeds or other insurance recoveries to the extent relating to the Acquired Assets or the Assumed Liabilities (other than rights to insurance proceeds or recoveries under insurance policies covering officers and directors of the Sellers and Excluded Subsidiaries), (ii) any Claims of Sellers against an Acquired Subsidiary, including all Claims of Excluded Subsidiaries against Acquired Subsidiaries, (iii) any Claims against Buyer or any of its Affiliates, including Mr. Salah Idris and Mr. Noah Samara and their respective Affiliates, (iv) any Claims of any Seller or Excluded Subsidiary against any current or former directors, officers or employees of any Seller, Excluded Subsidiary or Acquired Subsidiary, and (v) with respect to each Excluded Subsidiary that has a Claim against an Acquired Subsidiary, any Claims of Sellers against such Excluded Subsidiary

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up to a maximum amount equal to the amount of such Excluded Subsidiary’s Claims against Acquired Subsidiaries; and

(o)           all Equity Interests owned by Sellers in the Acquired Subsidiaries, together with all corporate seals, minute books, charter documents, corporate stock record books, original tax and financial records of, and all other files, books and records relating to, the Acquired Subsidiaries.

SECTION 1.2.     Excluded Assets.  The Acquired Assets are the only assets, properties, rights and claims transferred to Buyer under this Agreement and shall not include the assets, properties, rights and claims of Sellers not expressly included in the Acquired Assets (all assets, properties, rights and claims not being acquired by Buyer are referred to herein as the “Excluded Assets”), including:

(a)           all of Sellers’ cash and cash equivalents, checks in transit and undeposited checks;

(b)           all of Sellers’ rights under (i) the Contracts listed on Schedule 1.2(b) of the Disclosure Schedule and any other Contract that is not an Assigned Contract; and (iii) all leases for personal property listed on Schedule 1.2(b) of the Disclosure Schedule, as such Schedule may be updated by Buyer prior to Closing (all of the foregoing being collectively referred to herein as the “Excluded Contracts”);

(c)           all assets of Employee Benefit Plans of Sellers (other than 401(k) rollovers contemplated by Article 9);

(d)           all rights to Claims, refunds or adjustments related to the Excluded Assets, and all rights to insurance proceeds or other insurance recoveries to the extent relating to the Excluded Liabilities;

(e)           any asset of any Seller that would constitute an Acquired Asset (if owned by such Seller on the Closing Date) that is conveyed or otherwise disposed of during the period from the date hereof until the Closing Date (and all proceeds, rights and benefits related thereto) either (i) in the ordinary course of business of such Seller in accordance with Section 6.1 hereof or (ii) as otherwise expressly permitted by the terms of this Agreement;

(f)            all losses, loss carryforwards and rights to receive refunds or credits with respect to any and all Taxes of any Seller incurred or accrued on or prior to the Closing Date, including interest receivable with respect thereto;

(g)           except as provided in Section 1.1(n), all Claims of any Seller or any Excluded Subsidiary, including Claims arising out of or relating in any way to the Chapter 11 Cases or any of the transactions contemplated thereby or entered into as a consequence thereof, including any claims (as defined in Section 101(5) of the Bankruptcy Code) filed, scheduled or otherwise arising in the Chapter 11 Cases; provided, that in no event do the Excluded Assets include any Claim that a Seller or any of its Affiliates may have against an Acquired Subsidiary;

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(h)           the Subsidiaries listed on Schedule 1.2(h) of the Disclosure Schedule, as such Schedule may be updated by Buyer prior to Closing (which Schedule also designates any such Subsidiaries as to which Insolvency Proceedings have been commenced), as well as the Danish Entity if Buyer so elects in writing (the “Excluded Subsidiaries”), and all other Equity Interests held by any Seller other than Equity Interests in the Acquired Subsidiaries;

(i)            all rights of Sellers arising under this Agreement and under any other agreement between Sellers and Buyer entered into in connection with this Agreement;

(j)            all corporate seals, minute books, charter documents, corporate stock record books, original tax and financial records and such other files, books and records to the extent they relate to any of the Excluded Assets or the Excluded Liabilities or to the organization, existence or capitalization of any Seller or of any Affiliate of any Seller other than any Acquired Subsidiary;

(k)           all of Sellers’ rights to recovery of cash collateral given to obtain letters of credit and rights to recover amounts drawn or paid on letters of credit as set forth on Schedule 1.2(k) of the Disclosure Schedule;

(l)            subject to and except as set forth in Sections 1.1(e) and 1.1(n), all accounts receivable and other amounts due to any Seller from any Affiliate of such Seller other than an Acquired Subsidiary, and all rights and Claims of any Seller against any other Seller or any other Affiliate of such Seller other than an Acquired Subsidiary; and

(m)          any assets set forth on Schedule 1.2(m) of the Disclosure Schedule.

SECTION 1.3.      Assumption of Liabilities.  At the Closing, Buyer shall assume, and agree to pay, perform and discharge, only the following Liabilities of Sellers (the “Assumed Liabilities”):

(a)           all Liabilities of Sellers under the Permits included in the Acquired Assets to the extent such Liabilities arise out of, and relate to, the period from and after the Closing Date;

(b)           all Liabilities of Sellers under the Assigned Contracts to the extent such Liabilities arise out of, and relate to, the period from and after the Closing Date; and

(c)           all Liabilities with respect to the payment of cure costs for Assignment Contracts (other than items set forth in Section 1.4) assumed by Buyer pursuant to Section 7.3.  Schedule 1.3(c) of the Disclosure Schedule contains Sellers’ estimate as of the date of this Agreement of the cure costs with respect to the Assigned Contracts.

SECTION 1.4.      Excluded Liabilities.  Notwithstanding anything to the contrary contained in this Agreement, the parties expressly acknowledge and agree that Buyer shall not assume or agree to pay, perform or otherwise discharge, or be liable or responsible for any Liabilities of Sellers or their Affiliates other than the Assumed Liabilities.  All such Liabilities other than the Assumed Liabilities are collectively referred to herein as the “Excluded Liabilities.” For the avoidance of doubt, all of the following are Excluded Liabilities:  (a) any

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Liabilities of Sellers for Taxes, (b) any Liabilities of Sellers for income, transfer, sales, use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby (including any Taxes arising because Sellers are transferring the Acquired Assets), (c) any Liabilities of Sellers for the unpaid Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of Law), as a transferee or successor, by contract or otherwise, (d) any Liabilities of Sellers or any Affiliate of Sellers to Yenura Pte. Ltd., a Singapore company, or to Stonehouse Capital Limited, a Cayman Islands company, or their respective Affiliates or owners, (e) any items set forth in Schedule 1.4 of the Disclosure Schedule, and (f) any Liabilities allocated to Sellers pursuant to Article IX.

SECTION 1.5.      Non Assignment of Assigned Contracts; Rejection of Contracts.

(a)           Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Assigned Contract if, after giving effect to the provisions of Sections 363 and 365 of the Bankruptcy Code, an attempted assignment thereof, without obtaining the consent of the non-debtor party or parties thereto, would constitute a breach of such Assigned Contract, unless and until such consent shall have been obtained or deemed obtained as described below.  If, after giving effect to the provisions of Sections 363 and 365 of the Bankruptcy Code, such consent is required but not obtained, Sellers shall, at Buyer’s sole cost and expense, cooperate with Buyer in any reasonable arrangement requested by Buyer that is designed to provide for Buyer the benefits and obligations of or under any such Assigned Contract, including enforcement for the benefit of Buyer of any and all rights of any Seller against a third party thereto arising out of the breach or cancellation thereof by such third party. Sellers shall seek an Order from the Bankruptcy Court (which request shall be included in the Sale Motion) providing that (i) all parties to executory contracts shall be given notice of Sellers’ assignment and Buyer’s assumption of Assigned Contracts and (ii) a party’s failure to timely object to such assignment and such assumption shall be deemed to constitute such party’s consent of such assignment and such assumption.  Any assumption and assignment to Buyer of any Assigned Contract that shall, after giving effect to the provisions of Sections 363 and 365 of the Bankruptcy Code, require the consent of any third party for such assignment as aforesaid shall be made subject to such consent being obtained or deemed obtained, as specified in the preceding sentence.

(b)           Sellers will seek Bankruptcy Court authority to reject those Contracts listed on Schedule 1.5(b) of the Disclosure Schedule as may be updated by Buyer prior to the Closing.

SECTION 1.6.      Schedule Updates, Including Identification of Acquired and Excluded Subsidiaries.

(a)           From time to time from and after the date of this Agreement through the Closing Date, Buyer may exercise the right set forth in this Section 1.6.  Buyer may deliver to Sellers one or more updated Assigned Contract Schedules as revised by Buyer to add to or delete from such Schedule one or more Assigned Contracts, and Sellers shall promptly provide notice of any such addition or deletion to the non-debtor party or parties to such Assigned Contracts.  If the process for assigning a Contract that Buyer designates as an Assigned Contract cannot be

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completed by Closing, Buyer may elect to have such process be completed after the Closing, subject to Buyer’s right to elect not to assume such Contract.  Corresponding changes shall be made to Schedules 1.2(b) and 1.5(b) of the Disclosure Schedule to reflect that Contracts deleted from an Assigned Contract Schedule are Excluded Contracts and Sellers will seek Bankruptcy Court authority to reject such contracts.

(b)           Buyer may deliver to Sellers an updated Schedule 1.1(o) and Schedules 1.2(h) as revised by Buyer to add or delete a Subsidiary as an Acquired Subsidiary or Excluded Subsidiary; provided, that the representations and warranties of Sellers in Article 4 will not apply to any Acquired Subsidiary that is added after the date of this Agreement.  With respect to each Excluded Subsidiary, Buyer may direct Sellers to cause such Subsidiary to (subject to any contractual or legal limitations on Sellers’ ability to do so in the case of Subsidiaries that are less than wholly owned), sell, distribute or otherwise transfer all or part of its assets, in one or more steps, to the Seller that is such Subsidiary’s ultimate parent, whereupon the assets so acquired by such Seller will be included in the Acquired Assets.  Buyer may also require Sellers to cause an Acquired Subsidiary to transfer one or more of its assets or liabilities to a Seller or Excluded Subsidiary prior to Closing (subject to any contractual or legal limitations on Sellers’ ability to do so in the case of any Acquired Subsidiary that is less than wholly-owned).

(c)           On or prior to the Closing Date, Buyer may deliver to Sellers one or more updates to Schedule 1.1(b), Schedule 1.1(e), Schedule 1.1(i), Schedule 1.1(j) or Schedule 1.5 (b).

(d)           Any reference in this Agreement to a Schedule updated by Buyer pursuant to this Section 1.6 means such Schedule as it has been so updated.  The parties agree and acknowledge that any changes made pursuant to this Section 1.6 shall not affect the Purchase Price payable by Buyer.

(e)           If Buyer identifies a Contract following the Closing that it desires to assume and which has not previously been rejected by Sellers, Sellers agree that they will cause such Contract to be assigned to Buyer at no additional cost to Buyer other than the payment by Buyer of any required cure costs and any administrative expenses (including, without limitation, professional fees) incurred by the Sellers in connection therewith.  In addition, if following the Closing Buyer identifies any assets held by an Excluded Subsidiary that relate to the Acquired Assets or the operation of a digital satellite radio business (other than assets held by an Excluded Subsidiary that relate solely to the provision of digital satellite radio service to subscribers in Africa, China, India and the Middle East), Buyer may direct Sellers in writing to cause such Subsidiary (subject to any contractual or legal limitations on Sellers’ ability to do so in the case of Subsidiaries that are less than wholly-owned), to sell, distribute or otherwise transfer all or part of its assets, in one or more steps, to the Seller that is such Subsidiary’s ultimate parent, whereupon the assets so acquired by such Seller will be transferred to Buyer as part of the Acquired Assets at no additional cost to Buyer.

SECTION 1.7.     Intercompany Accounts.  Subject to Section 1.1(e) and as set forth on Schedule 1.1(e) of the Disclosure Schedules, any and all accounts receivable of an Acquired Subsidiary from Sellers or Excluded Subsidiaries will be netted against any and all accounts payable by Acquired Subsidiary to Sellers, or any Excluded Subsidiary, or Affiliate in

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each case as of the Closing Date, and the obligation remaining as a result of such netting will be fully written off by the Sellers, Acquired Subsidiary or Excluded Subsidiary, as the case may be, on or before the Closing Date.  For the avoidance of debt, accounts receivables that are Acquired Assets will remain outstanding to the benefit of Buyer following the Closing.

ARTICLE 2
CONSIDERATION

SECTION 2.1.     Consideration.  The aggregate consideration for the sale and transfer of the Acquired Assets (the “Purchase Price”) shall be as follows:

(a)           the payment by the Buyer of an amount of $5,500,000 (five million, five hundred thousand dollars); and

(b)           The assumption of the Assumed Liabilities pursuant to Section 1.3.

For the avoidance of Doubt, in the event the Sale Order is not entered into as contemplated by Section 12.1(a), the Buyer will have no obligations under this Agreement, including with respect to the payment of any portion of the Purchase Price and this Agreement will be null and void ab initio.

SECTION 2.2.     Payments.  (a) On or prior to the date hereof, the Buyer will pay to the Sellers, by wire transfer of immediately available funds, an amount equal to $500,000 (the “Initial Payment”).  The Initial Payment is not a loan by Buyer to Sellers, and Buyer shall have no right to repayment, credit or refund of any portion of the Initial Payment, except as set forth in Section 8.4.  At the Closing, the Buyer will pay to the Sellers, or on behalf of the Sellers to third parties, by wire transfer of immediately available funds to the account(s) designated by Sellers, an amount equal in the aggregate to $5,000,000 (the “Closing Date Payment”).

SECTION 2.3.     Operating Funds.  Only in the event the Closing has not occurred or the Transition Services Agreement is not executed by the Parties or agreed to in final form on or before the fourteenth day following the date hereof, Buyer will fund the operating expenses of the Debtors on a weekly basis in an amount not to exceed $100,000 per week, until such time that the Transition Services Agreement has been executed or the Closing has occurred.

ARTICLE 3
CLOSING AND DELIVERIES

SECTION 3.1.     Closing.  The consummation of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York (the “S&S Offices”) at 9:00 a.m. (prevailing Eastern time) on the third Business Day following the satisfaction or waiver of the appropriate party of all the conditions contained in Sections 12.1, 12.2, 12.3 and 12.4, as applicable, or at such other place and time as may be agreed by the parties hereto (either such third Business Day or mutually agreed date, as applicable, being the “Closing Date”).

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SECTION 3.2.     Sellers’ Deliveries.  At the Closing, unless otherwise waived in writing by Buyer, Sellers shall deliver or cause to be delivered to Buyer or its designated assignee:

(a)           duly executed bills of sale and assignments to transfer the Acquired Assets to the entities designated by Buyer, in each case in form and substance reasonably satisfactory to Buyer, including in the case of the Equity Interests owned by WorldSpace in the Acquired Subsidiaries:  (1) completed transfers of the Equity Interests in favor of the Buyer as transferee duly executed by the registered holder as transferor and (2) evidence that all procedural steps necessary to accomplish the transfer have been taken;

(b)           executed counterparts of the Transition Services Agreement and the Assignment of Intellectual Property;

(c)           the certificates to be provided pursuant to Section 12.3;

(d)           the Business Records, the original stock certificates (to the extent certificated) in respect of all Equity Interests in the Acquired Subsidiaries (or, in the case of any such stock certificates that are held by the lenders or collateral agent for the lender under Sellers’ debtor in possession financing, such instructions from Sellers to the collateral agent as may be necessary for the collateral agent to deliver such stock certificates to Buyer at Closing on Sellers’ behalf, it being agreed that any out-of-pocket third party expenses related to such instructions will be paid by Buyer, and all stock record books or stock registers and other books and records of each Acquired Subsidiary;

(e)           to the extent requested by Buyer at least five Business Days prior to Closing, written resignations of Officers and Directors of Acquired Subsidiaries;

(f)           [Intentionally Omitted]

(g)           duly signed minutes of each meeting convened under Section 3.5;

(h)           evidence satisfactory to the Buyer that the trusts which have been declared over four of the shares in the Australian Entity have been vested and that the four shares in the Australian Entity which are held on trust for WorldSpace have been transferred to WorldSpace, including a copy of the updated register of members of the Australian Entity recording that all of the shares in the Australian Entity are owned by WorldSpace;

(i)           such other documents and instruments of transfer and conveyance reasonably requested by Buyer consistent with the terms of this Agreement and reasonably satisfactory in form and substance to Buyer; and

(j)           any documents required to be delivered under Section 9.10.

SECTION 3.3.     Buyer’s Deliveries.  At the Closing, unless otherwise waived in writing by Sellers, Buyer shall deliver or cause to be delivered to Sellers or to one or more of their designated assignees:

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(a)           a duly executed instrument of assumption of liabilities with respect to the Assumed Liabilities reasonably satisfactory in form and substance to Sellers;

(b)           the certificates to be provided pursuant to Section 12.2;

(c)           an executed counterpart of the Transition Services Agreement;

(d)           such other documents and instruments of transfer and conveyance reasonably requested by Sellers consistent with the terms of this Agreement and reasonably satisfactory in form and substance to Sellers.

(e)           The Closing Date Payment.

SECTION 3.4.     Provision of Information Before Closing.  The Buyer will provide to Sellers no later than five Business Days before Closing:

(a)           The Buyer will provide to Sellers the names of any Officer or Director of an Acquired Subsidiary who the Buyer has a right to require to resign on Closing as specified in Section 3.2(e), but who the Buyer does not require to so resign;

(b)           The names of each person the Buyer requires to be appointed as an Officer or Director of any Acquired Subsidiary as a replacement for any Person who resigned as specified in Section 3.2(e), together with a signed consent of such Person to act in that capacity; and

SECTION 3.5.     Board Meetings.  The Seller shall procure (or in the case of the Italian Entity, shall use commercially reasonable efforts to procure) that on or before Closing a meeting of the directors of each Acquired Subsidiary is duly convened and held at which the directors resolve, subject to Closing occurring:

(a)           to approve the registration of the Buyer as the holder of the Equity Interests in such entity;

(b)           to record the resignation of each director, secretary and public officer of such entity whose resignation effective from Closing is to be delivered under Section 3.2(e);

(c)           to appoint as Officers and Directors of such entity each person notified under Section 3.4(b);

(d)           to revoke each existing authority to operate any bank account of such entity and approve such new authority as may be provided by the Buyer to the Sellers before the relevant board meeting; provided that this clause (d) shall not apply in the case of the Italian Entity; and

(e)           to revoke any existing powers of attorney of such entity; provided that this clause (e) shall not apply in the case of the Italian Entity.

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ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Sellers represent and warrant as follows, except in all cases as disclosed in the Disclosure Schedule.  To the extent that the representations and warranties set forth in this Article 4 are made with respect to an Acquired Subsidiary, such representations and warranties are given to the Knowledge of Sellers, other than the representations and warranties in Section 4.2, which are given without such limitation except to the extent that a Knowledge limitation is expressly included in such Section.

SECTION 4.1.     Organization and Standing.  Each Seller and each Acquired Subsidiary is a corporation, limited liability company, limited partnership or other specified form of entity duly organized and validly existing, and (other than WorldSpace) is in good standing under the laws of the jurisdiction in which it is incorporated or formed, and has the requisite corporate, limited liability company or limited partnership power and authority, as applicable, to own its assets and properties and to carry on its business as presently being conducted and as presently proposed to be conducted.  Each Seller and each Acquired Subsidiary is duly qualified as a foreign corporation to do business and (other than WorldSpace) is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except in the case of Sellers to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

SECTION 4.2.     Subsidiaries.  No Seller controls, directly or indirectly, any Person, or owns or has any right to acquire, directly or indirectly, any Equity Interest in any Person other than the Acquired Subsidiaries and the Excluded Subsidiaries.  Other than with respect to nominee share ownership described on Schedule 4.2 of the Disclosure Schedule, Sellers own, directly or indirectly, beneficially and of record, 100% of the Equity Interests in each of the Acquired Subsidiaries, other than the Italian Entity, in which WorldSpace indirectly owns 65% of the outstanding Equity Interests, in each case, free and clear of any Liens other than Permitted Liens.  To the Knowledge of Sellers, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments with respect to any Equity Interests in any Acquired Subsidiary or that could require any Seller, directly or indirectly, to sell, transfer, or otherwise dispose of any Equity Interest of any Acquired Subsidiary or that could require any Acquired Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own Equity Interests.  To the Knowledge of Sellers, there are no outstanding interest appreciation, stock appreciation rights, profit participation, or similar rights with respect to any Acquired Subsidiary.  To the Knowledge of Sellers, except as described on Schedule 4.2 of the Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any Equity Interest of any Acquired Subsidiary or any shareholder, partnership, or similar agreements or understandings between the owners of the Italian Entity or with respect to any other Acquired Subsidiary.  No Insolvency Proceeding is pending, or to the Knowledge of Sellers threatened, with respect to any Acquired Subsidiary.  Sellers have made available to Buyer a correct and complete copy of the certificate of incorporation, bylaws and other organizational and constituent documents of each Acquired Subsidiary, as well as correct and complete copies of the contents of the minute books (or equivalent) of each Acquired Subsidiary that accurately reflect all actions taken by the owners of each entity and their respective governing bodies.  To

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the Knowledge of Sellers, the books and records of the Acquired Subsidiaries accurately reflect all issuances, transfers and cancellation of any Equity Interests in such entities since their respective dates of formation.  Schedule 4.2 of the Disclosure Schedule sets forth a list of all directors, secretaries, officers or public officers (or individuals holding similar positions of governance and management) for each of the Acquired Subsidiaries (“Officers and Directors”). Except as set forth on Schedule 4.2 of the Disclosure Schedule, all Officers and Directors serve at will and can be removed or terminated from such positions with no Liability to any Acquired Subsidiary except for payment of amounts due to such Officers and Directors for services rendered prior to the date of such removal or termination.

SECTION 4.3.     Authority; Valid and Binding Agreements.  Each Seller has (subject to the entry of the Sale Order with respect to the Debtors) all requisite corporate, limited liability company or limited partnership power and authority, as applicable, to (i) own, lease, operate and encumber its properties and assets, and to carry on its respective businesses as presently conducted and as presently proposed to be conducted, (ii) execute and deliver this Agreement and each Ancillary Agreement to which it is a party, and (iii) consummate the other transactions contemplated hereby and thereby.  The execution, delivery and performance by Sellers of this Agreement and each Ancillary Agreement and the filing of all documents, certificates and instruments to be executed by Sellers in connection herewith and therewith have been duly authorized by all requisite corporate action on the part of Sellers.  This Agreement and each Ancillary Agreement, when duly executed and delivered by each Seller party hereto and thereto, will, subject to the entry of the Sale Order with respect to the Debtors, constitute legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law.  Each Acquired Subsidiary has all requisite corporate, limited liability company, limited partnership or similar power and authority, as applicable, to own, lease, operate and encumber its properties and assets, and to carry on its respective businesses as presently conducted.

SECTION 4.4.     Conflicts; Consents.  Assuming that all the Consents and other actions described in Section 4.20 have been obtained or made and any applicable waiting period has expired or been terminated, the execution and delivery by each Seller of this Agreement and each Ancillary Agreement to which it is a party and the consummation of the transactions contemplated by this Agreement and each Ancillary Agreement and compliance with the terms of this Agreement and each Ancillary Agreement will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the Acquired Assets or the assets of any Acquired Subsidiary, or breach, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, (i) any loan or credit agreement, note, bond, mortgage, indenture, lease, deed of trust, agreement, contract, commitment, license, franchise, permit, understanding, instrument, or obligation or other arrangement to which any Seller or Acquired Subsidiary is a party or by which any Seller, any Acquired Subsidiary, or any of their respective properties or assets may be bound or affected, (ii) any certificate of incorporation, certificate of formation, any certificate of designation or other constitutive, organizational or governing documents, including bylaws, of any Seller or Acquired Subsidiary, or any Equity Interests of any Seller or Acquired Subsidiary or (iii) any Law or

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Order applicable to Sellers or any Acquired Subsidiary or by which any Acquired Asset or the assets of any Acquired Subsidiary is bound or affected.  Except for entry of the Sale Order with respect to the Debtors and the Consents referred to in Section 4.20 or otherwise listed on Schedule 4.20 of the Disclosure Schedule (which Schedule lists, in addition to the matters specified in Section 4.20, any third party consents that, after giving effect to the provisions of Sections 363 and 365 of the Bankruptcy Code, are required for the assumption and assignment of any Assigned Contract or the transfer of any software license embedded in material Equipment included in the Acquired Assets), no consent, approval, order, license, permit or authorization of, or notification, registration, declaration or filing with, any Government or any other Person is required to be obtained or made by or with respect to any Seller or any Acquired Subsidiary in connection with the execution and delivery and performance of this Agreement or any Ancillary Agreement by Sellers and the Acquired Subsidiaries except as contemplated herein or therein, or the consummation of the transactions contemplated hereby or thereby.

SECTION 4.5.     SEC Documents; Financial Statements.  Since December 31, 2007, WorldSpace has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934 (all of the foregoing filed on or after December 31, 2007, but prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”); provided that the following filings have not been made:  Form 10-Q of WorldSpace for the fiscal quarter ended September 30, 2008, Form 10-K of WorldSpace for the fiscal year ended December 31, 2008, and Form 10-Q of WorldSpace for the fiscal quarters ended March 31, 2009, June 30, 2009 and September 30, 2009.  To the extent requested by Buyer, WorldSpace has delivered or made available to Buyer or its representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents.  Sellers have provided to Buyer true, correct and complete copies of the following (together with any financial statements included in the SEC Documents as of the fiscal quarter ended June 30, 2008, the “Financial Statements”):  (i) unaudited (except in the case of the Australian Entity and the Danish Entity) balance sheets and statements of operations, changes in members’ capital (deficit), and cash flow as of and for the fiscal year ended December 31, 2008 for WorldSpace and its consolidated Subsidiaries, and for Satco and each Acquired Subsidiary; and (ii) unaudited consolidated balance sheets and statements of operations, changes in members’ capital (deficit), and cash flow as of and for the nine months ended September 30, 2009 for WorldSpace and its consolidated Subsidiaries, and for Satco and each Acquired Subsidiary.  The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) for all fiscal periods through June 30, 2008 and, in the case of the Financial Statements of Satco and the Acquired Subsidiaries, have been prepared in accordance with applicable generally accepted accounting standards and principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Persons presented in such Financial Statements as of the dates thereof and the results of their

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operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year end audit adjustments).

SECTION 4.6.     Undisclosed Liabilities.  To the Knowledge of Sellers, since the filing of the Form 10-Q for the quarter ended June 30, 2008 and except as set forth in (i) the schedules and statements of financial affairs, as amended, and monthly reports filed with the Bankruptcy Court and (ii) Schedule 4.6 of the Disclosure Schedule, there are no Liabilities related to the Acquired Assets (including the Acquired Subsidiaries) or the Assumed Liabilities.

SECTION 4.7.      Taxes.

Except as set forth on Schedule 4.7 of the Disclosure Schedule:

(a)           Each Seller and each Acquired Subsidiary has filed or caused to be filed in a timely manner, and in the appropriate jurisdictions, all material Tax Returns (and, to Sellers’ Knowledge, all other Tax Returns) required to be filed by it with the proper Government authorities, and all such Tax Returns were when filed (and to Sellers’ Knowledge, are) true, correct and complete.  Each Seller and each Acquired Subsidiary has timely paid, collected or remitted, or caused to be paid, collected or remitted, all Taxes required to have been paid, collected or remitted by each of them, except as set forth on Schedule 4.7 of the Disclosure Schedule and for Taxes that are being contested in good faith by appropriate proceedings and for which Sellers or the Acquired Subsidiaries, as applicable, have set aside on their books adequate reserves in accordance with GAAP.  Except as set forth on Schedule 4.7 of the Disclosure Schedule, each Seller and each Acquired Subsidiary has made adequate provision in accordance with GAAP for all material Taxes (and to the Knowledge of Seller, all non-material Taxes) not yet due and payable by it.  Each Seller is unaware of any proposed or pending Tax assessments, deficiencies or audits (or any reasonable basis for the assertion thereof).  To the Knowledge of Sellers, no Seller and no Acquired Subsidiary has ever been a party to any understanding or arrangement constituting a “tax shelter” within the meaning of Section 6111(c), Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code, and none has ever “participated” in a “reportable transaction” within the meaning of Treas. Reg. Section 1.6011-4.

(b)           To the Knowledge of Sellers, each Seller and each Acquired Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 (or similar forms under non-U.S. Law) required with respect thereto have been properly completed and timely filed.

(c)           To the Knowledge of Sellers, neither any Seller nor any Acquired Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(d)           To the Knowledge of Sellers, neither any Seller nor any Acquired Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than the affiliated group the common parent of which is WorldSpace), or (ii) has any Liability for Taxes of any Person (other than as members of the affiliated group the common

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parent of which is WorldSpace) under Treas. Reg. Section 1.1502-6 or similar provision of Law, as a transferee or successor, by contract, or otherwise.

(e)           WorldSpace has disclosed on its federal income Tax Return all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(f)           Neither any Seller nor any Acquired Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable holding period specified in Section 897(c)(1)(A)(ii) of the Code.

(g)           Each Seller other than Satco is a United States Person within the meaning of the Code, and Satco is a Person who has elected to be disregarded under the Code and whose owner is a United States Person.

(h)           To the Knowledge of Sellers, (i) there is no jurisdiction where any Seller has or previously had employees, or in which any property of any Seller is or was located, or in which any Seller conducts or previously conducted business, and (ii) there is no other Government to which any Seller has or previously had any Liability with respect to Taxes.

SECTION 4.8.     Assets Other than Real Estate and Intellectual Property.

(a)           Schedules 1.1(b) and 1.2(m) of the Disclosure Schedule list all material Equipment owned by Sellers, and Schedule 1.1(b) of the Disclosure Schedule also lists all material equipment, spare parts, machinery, furniture, fixtures, and other personal property owned by any Acquired Subsidiary.  Schedule 1.1(b) of the Disclosure Schedule also identifies any material Equipment owned by a Seller which includes embedded software for which consent is required to assign the license related to such embedded software.

(b)           Except as set forth in the SEC Documents or on Schedule 4.8 of the Disclosure Schedule, each Seller and each Acquired Subsidiary has good and valid title to, or a valid leasehold interest in, as applicable, all of its properties and assets free and clear of all Liens except (i) Permitted Liens, and (ii) statutory liens for the payment of current Taxes that are not yet delinquent and which do not affect the properties or assets of any Seller or Acquired Subsidiary in any material respect.  All material tangible personal property owned by each Seller and Acquired Subsidiary has been maintained, and is, in good operating condition and repair, except (x) for ordinary wear and tear, and (y) where such failure would not have a Material Adverse Effect.  All assets leased by any Seller or Acquired Subsidiary are in the condition required by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof.  This Section 4.8(b) does not relate to the Real Estate or Intellectual Property of Sellers or the Acquired Subsidiaries; such items are covered under Section 4.9 (Real Estate) and Section 4.10 (Intellectual Property) herein.

(c)           The Acquired Assets, together with the assets of the Acquired Subsidiaries, constitute all of the material properties, interests, assets and rights held for use or used by Sellers and their Subsidiaries in connection with the business and operations of Sellers and their Subsidiaries and constitute all those necessary to operate the business of Sellers and

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their Subsidiaries and to use the Acquired Assets and the assets of the Acquired Subsidiaries consistent with current practice.

SECTION 4.9.     Real Estate.  The SEC Documents disclose all real property and interests in real property leased or held by Sellers as of the date of this Agreement, and Schedule 4.9 of the Disclosure Schedule lists all real property and interests in real property leased or held by the Acquired Subsidiaries.  No Seller and no Acquired Subsidiary owns or has owned any real property at any time.  Each Seller and each Acquired Subsidiary has good and valid leasehold interests in all real property and interests in real property leased or held by them free and clear of all Liens except with respect to the Permitted Liens where such Liens would not have a Material Adverse Effect.  Except as set forth on Schedule 4.9 of the Disclosure Schedule, there exists no default, or any event which upon notice or the passage of time, or both, would give rise to any default, in the performance of any Seller or Acquired Subsidiary or by any lessor under any such lease, nor, to the Knowledge of Sellers, is the landlord of any such lease in default except where any such default would not have a Material Adverse Effect.

SECTION 4.10.    Intellectual Property and Related Matters.  Schedule 1.1(i) of the Disclosure Schedule lists all material Intellectual Property owned by any Seller, and identifies the specific owner of such Intellectual Property.  Sellers have separately provided Buyer with a list of all Intellectual Property of which Sellers have Knowledge that is owned by a Seller but is not listed on Schedule 1.1(i) of the Disclosure Schedule.  Schedule 4.10 of the Disclosure Schedule lists all material Intellectual Property owned by any Subsidiary of Sellers, and identifies the specific owner of such Intellectual Property.  Sellers have separately provided Buyer with a list of all Intellectual Property of which Sellers have Knowledge that is owned by any Subsidiary of Sellers but is not listed on Schedule 4.10 of the Disclosure Schedule.  Schedule 4.10 of the Disclosure Schedule also lists all Business IP Agreements to which any Seller or any Subsidiary of Sellers is party with respect to its Owned Intellectual Property.  Except as set forth in Schedule 4.10 of the Disclosure Schedule, (i) the identified Seller or Subsidiary owns each item of Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens), and has the right to use all of its Business Intellectual Property in the operation of its business as presently conducted, (ii) to the Knowledge of Sellers, the Business Intellectual Property includes all of the material Intellectual Property used by Sellers and the Subsidiaries in the ordinary operation of their respective businesses as presently conducted, except for any Intellectual Property owned by any third party for which a license to use such Intellectual Property is not required under applicable Law, (iii) to the Knowledge of Sellers, the use of the Business Intellectual Property by Sellers and the Subsidiaries in connection with the operation of their respective businesses as presently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any other Person, and (iv) there are no suits or actions initiated by any other Person pending or, to the Knowledge of Sellers, threatened in writing, against any Seller or Subsidiary concerning the foregoing or concerning the ownership, validity, registerability or enforceability of any Owned Intellectual Property (other than the review of pending patent and trademark applications by applicable Government authorities); provided, that for purposes of this Section 4.10, a suit or action that has been instituted but with respect to which process or other comparable notice has not been served on or delivered to any Seller or Subsidiary shall be deemed to be threatened rather than pending.  To the Knowledge of Sellers, no Person is engaging in any activity that infringes, misappropriates or otherwise violates any Owned Intellectual Property in any manner.  Buyer acknowledges that the representations and

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warranties set forth in this Section 4.10 are the only representations and warranties being made by Sellers in this Agreement with respect to infringement, misappropriation or any other violation of Intellectual Property.

SECTION 4.11.    Compliance with Applicable Laws.

(a)           Except as set forth on Schedule 4.11 of the Disclosure Schedule, each Seller and each Acquired Subsidiary is in compliance with all applicable Laws, including Environmental Laws and laws, statutes, codes, regulations, standards, guidelines, guidance documents, and directives or consents (including consent decrees and administrative orders) at any time in effect relating to occupational safety and health and to the status of Sellers and the Acquired Subsidiaries as a contractor with any Government, except for such instances of non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect.  Except as set forth in Schedule 4.11 of the Disclosure Schedule, neither any Seller nor any Acquired Subsidiary has received written notice that an investigation or proceeding by any Government with respect to any Seller or Acquired Subsidiary is current, pending or, to the Knowledge of Sellers, threatened in respect of non-compliance by any Seller or Acquired Subsidiary with any Law.

(b)           To the Knowledge of Sellers, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance by Sellers and the Acquired Subsidiaries with any Environmental Laws or, to the Knowledge of Sellers, which could reasonably be expected to give rise to any common law or legal liability of any Seller or any Acquired Subsidiary, including liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended, or similar Laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation against or affecting any Seller or any Acquired Subsidiary, based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste defined, regulated or forming the basis of liability under Environmental Laws (“Hazardous Substance”).

(c)           There has been no release, discharge, deposit, disposal or contamination of or by a Hazardous Substance caused by any Seller or any Acquired Subsidiary or, to the Knowledge of Sellers, any Person lawfully acting by or through any Seller or any Acquired Subsidiary on, under or contiguous to, or migrating to or from, any property leased by any Seller or any Acquired Subsidiary, and to the Knowledge of Sellers, none of such properties has been used at any time as a landfill, storage, or waste disposal site.

(d)           To the Knowledge of Sellers, no Hazardous Substance generated, manufactured, processed, used, treated, or stored by Sellers or any Person lawfully acting by or through Sellers, including the Acquired Subsidiaries, has been disposed of or treated at any site or location, other than property leased by Sellers, that was not authorized or licensed to receive such materials for disposal or treatment, or at any site or location for which any Seller or any Acquired Subsidiary has received a notice of potential liability or request for information, or at any site or location that has been placed or proposed to be placed on any cleanup list or is the

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subject of a claim, order or directive or consent (including consent decrees and administrative orders), request, settlement or other demand from any Person for removal, remedial response, corrective action, abatement or cleanup.

(e)           To the Knowledge of Sellers, neither any Seller, any Acquired Subsidiary, nor any of their respective Affiliates, direct or indirect owners, directors, officers, agents, employees, or representatives:  (i) has used funds for any unlawful contribution, gift, entertainment, or other expense relating to political activity; (ii) has made any direct or indirect payment to any foreign or domestic Government official or employee, except payments that were not in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or the U.K. Bribery Act of 2010 (“UKBA”), or, if made by a Person not subject to such law, would not be in violation of the FCPA or UKBA if such Person were subject to such law; (iii) has engaged in other behavior that constitutes a violation of any provision of the FCPA or UKBA, or, if engaged in by a Person not subject to the FCPA, would not constitute a violation if such Person were subject to the FCPA or UKBA; or (iv) has otherwise made any unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any foreign or domestic Government official or employee.  To the Knowledge of Sellers, Sellers and each Acquired Subsidiary are in compliance with all applicable Government export and import requirements.

(f)           To the Knowledge of Sellers, neither any Seller, any Acquired Subsidiary, nor any of their respective Affiliates, direct or indirect owners, directors, officers, agents, employees, or representatives:  (i) are included on any “Specially Designated Nationals list” maintained by the Office of Foreign Assets Control of the United States Department of Treasury or any other list of restricted Persons promulgated by the United States Government; or (ii) are doing business in countries or with any Person subject to trade restrictions, prohibitions, sanctions, or embargoes by the United States Government; or (iii) are in breach of or subject to any action or investigation under any other trade restriction, sanctions, embargoes, or antiterrorism laws enforced by the United States Government or similar Laws.

SECTION 4.12.    Conduct of Business; Regulatory Permits.  No Seller and no Acquired Subsidiary is in violation of any term of or in default under its certificate of incorporation, any certificate of designations of any outstanding series of Preferred Stock or charter or other formation documents or bylaws, operating agreement, partnership agreement, shareholders agreement or other operating documents.  No Seller and no Acquired Subsidiary is in violation of any Law or Order applicable to such Seller or such Acquired Subsidiary, except for possible violations of Law which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  To the Knowledge of Sellers, Sellers and the Acquired Subsidiaries possess all Permits (other than the Communication Licenses, which are covered in Section 4.13), issued by the appropriate Government authorities, which are required in connection with the operation of their respective businesses as presently conducted or otherwise in connection with the ownership of the Acquired Assets or the assets of the Acquired Subsidiaries, all of which Permits are listed on Schedule 1.1(j) of the Disclosure Schedule in the case of Permits held by Sellers, and on Schedule 4.12 of the Disclosure Schedule in the case of Permits held by the Acquired Subsidiaries. Neither any Seller nor any Acquired Subsidiary has received any notice of proceedings relating to the revocation or modification of any Permit held by it.  To the Knowledge of Sellers, except as disclosed in Schedule 4.12 of the Disclosure

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Schedule, all Permits are in full force and effect, there are no pending modification, amendment or revocation proceedings in relation to the Permits initiated by any Government, and all fees due and payable to Government authorities pursuant to the Laws governing such Permits have been timely paid.

SECTION 4.13.    Communication Licenses.  Sellers and the Acquired Subsidiaries have filed with the FCC, the ACMA, the BNetzA, the Ofcom and the IMC, all reports, documents, instruments, information and applications required to be filed pursuant to the rules and regulations of such regulatory bodies to the extent relating to the Acquired Assets, except where the failure to so file has not and will not affect the rights of any Seller or Acquired Subsidiary with respect to any Communication License held by it.  The Communication Licenses held by the Sellers and the Acquired Subsidiaries are set forth in Schedule 4.13 of the Disclosure Schedule (the “WorldSpace Licenses”), and are held by the Seller or Acquired Subsidiary designated on such Schedule.  Except as disclosed in the SEC Documents or on Schedule 4.13 of the Disclosure Schedule, the WorldSpace Licenses are in full force and effect, there are no pending modification, amendment or revocation proceedings in relation to the WorldSpace Licenses initiated by the FCC, the ACMA, the BNetzA, the Ofcom, the IMC, or any equivalent authority in any other jurisdiction in which Sellers or the Acquired Subsidiaries operate, and all fees due and payable to Government authorities pursuant to the Laws governing the WorldSpace Licenses have been timely paid.

SECTION 4.14.    Material Contracts.  Sellers listed on Schedules 1.1(f), 1.1(g), 1.1(h) or 4.14 of the Disclosure Schedule, and have provided to Buyer true, correct and complete copies of, all material contracts, agreements, arrangements and other instruments related to the Acquired Assets or Assumed Liabilities to which any Seller or Acquired Subsidiary is a party, including all amendments thereto, and including all Contracts that relate to one or more of the following or meet one or more of the following criteria (“Material Contracts”):  (a) any indebtedness for borrowed money of Sellers or the Acquired Subsidiaries, including guarantees delivered by any of them, (b) the sale or other disposition of any assets, properties or rights (other than the sale of inventory in the ordinary course of business consistent with past practice) of Sellers or the Acquired Subsidiaries, (c) the distribution of the products or services of any of the Sellers or the Acquired Subsidiaries, (d) contain restrictions on the ability of Sellers or any Acquired Subsidiary to do business in any geographic area or to grant to any Person exclusive or similar rights in any line of business or in any geographic area, provisions restricting or affecting the development, manufacture or distribution of such products or services, or provisions restricting the ability of any Seller’s or Acquired Subsidiary’s ability to solicit employees of another Person or restrict another Person’s ability to solicit any of Sellers’ or any Acquired Subsidiary’s employees, (e) contain any warranty by any Seller or Acquired Subsidiary to any other Person (other than those offered in the ordinary course of business consistent with past practice), (f) are with any Government (other than the Permits which are listed on Schedule 1.1(j) and Schedules 4.12 and 4.13 of the Disclosure Schedule), (g) contain provisions providing for indemnification by any Seller or Acquired Subsidiary with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business), (h) the Business Intellectual Property, including Contracts granting any Seller or Acquired Subsidiary rights to use the Business Intellectual Property, consulting agreements related to the development of Business Intellectual Property, trademark coexistence agreements, trademark consent agreements and

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nonassertion agreements, (i) any power of attorney granted by any Seller or Acquired Subsidiary, (j) any contract, agreement or arrangement between any Seller or Subsidiary on the one hand, and Yenura Pte. Ltd., a Singapore company, or Stonehouse Capital Limited, a Cayman Islands company or their respective affiliates or owners, on the other hand, (k) all Personal Property Leases and all leases of equipment and personal property to which any Acquired Subsidiary is a party, (1) all Customer Contracts and all sales orders, master service agreements, customer contracts or other similar Contracts entered into by any Acquired Subsidiary, (m) all Supplier Contracts and all purchase orders or other similar Contracts entered into by any Acquired Subsidiary with any supplier of goods or services for materials or supplies, or (n) are otherwise material to the business, results of operations or financial condition related to the Acquired Assets, including any Acquired Subsidiary, or the Assumed Liabilities.

SECTION 4.15.    Litigation.  Except as disclosed in the SEC Documents or Schedule 4.15 of the Disclosure Schedule, there are no suits, actions, Claims, arbitrations or other legal, administrative or regulatory proceedings or investigations, whether at law or in equity, before or by any Government authority, pending or, to the Knowledge of Sellers, threatened by or against or affecting any Seller, any Acquired Subsidiary or any of their respective properties or assets, including suits, actions, Claims, arbitrations, proceedings or investigations pending or threatened involving the prior employment of any of Sellers’ or the Acquired Subsidiaries’ employees, their use in connection with the Acquired Assets of any information or techniques allegedly proprietary to any former employers or their obligations under any agreements with prior employers.  To the Knowledge of Sellers, there is no outstanding Order against any Seller, any Acquired Subsidiary, or any of the Acquired Assets.

SECTION 4.16.    Absence of Certain Changes or Events.  Except as disclosed in the SEC Documents or on Schedule 4.16 of the Disclosure Schedule, or as approved by the Bankruptcy Court prior to the date of this Agreement, or as required or expressly permitted pursuant to the terms of this Agreement, since the Petition Date, Sellers have maintained and operated the Acquired Assets in the ordinary course consistent with past practice and the Acquired Subsidiaries have maintained and operated their assets in the ordinary course consistent with past practice and there has not been any event, violation or other matter that could, individually or in the aggregate, have a Material Adverse Effect other than the filing of the Chapter 11 Cases and the restrained cash resources leading up to the filing of the Chapter 11 Cases.  Without limiting the foregoing, since the Petition Date, except as disclosed in the SEC Documents or on Schedule 4.16 of the Disclosure Schedule or as approved by the Bankruptcy Court, or as required or expressly permitted pursuant to the terms of this Agreement:

(a)           neither any Seller, nor any Acquired Subsidiary, has sold, leased, transferred, or assigned any assets, tangible or intangible, outside the ordinary course of business;

(b)           neither any Seller, nor any Acquired Subsidiary, has entered into any agreement, contract, lease, or license outside the ordinary course of business;

(c)           no party (including any Seller or any Acquired Subsidiary) has accelerated, terminated, made material modifications to, or canceled any material agreement,

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contract, lease, or license to which any Seller or any Acquired Subsidiary is a party or by which any of them is bound;

(d)           neither any Seller, nor any Acquired Subsidiary, has imposed any Lien upon any of its assets, tangible or intangible;

(e)           neither any Seller, nor any Acquired Subsidiary, has made any capital expenditures outside the ordinary course of business;

(f)            neither any Seller, nor any Acquired Subsidiary, has made any capital investment in, or any loan or other advance of money to, any other Person;

(g)           neither any Seller, nor any Acquired Subsidiary, has transferred, assigned, or granted any license or sublicense of any rights under or with respect to any Owned Intellectual Property;

(h)           no Acquired Subsidiary has issued, sold, or otherwise disposed of any of its Equity Interests, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its Equity Interests;

(i)            neither any Seller, nor any Acquired Subsidiary, has declared, set aside, or paid any dividend or made any distribution with respect to its Equity Interests (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its Equity Interests;

(j)            neither any Seller, nor any Acquired Subsidiary, has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

(k)           neither any Seller, nor any Acquired Subsidiary, has made any loan to, or entered into any other transaction with, any of its managers, officers, or employees;

(l)            neither any Seller, nor any Acquired Subsidiary, has entered into or terminated any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

(m)          neither any Seller, nor any Acquired Subsidiary, has granted any increase in the base compensation of any of its managers, officers, or employees and no current employee has been promised or lead to believe that he or she will receive an increase in salary, bonuses, commissions, severance or other compensation, an issuance of equity incentives or additional employee benefits beyond such employee’s current compensation;

(n)           neither any Seller, nor any Acquired Subsidiary, has adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its managers, officers, or employees (or taken any such action with respect to any other Employee Benefit Plan except to comply with or address changes in applicable Law);

(o)           neither any Seller, nor any Acquired Subsidiary, has made any other change in employment terms for any of its managers, officers, or employees;

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(p)           neither any Seller, nor any Acquired Subsidiary, has created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

(q)           neither any Seller, nor any Acquired Subsidiary, has canceled, compromised, waived, or released any right, debt or claim; and

(r)            neither any Seller, nor any Acquired Subsidiary, has committed to any of the foregoing.

SECTION 4.17.    Certain Employee Matters.

(a)           No Acquired Subsidiary other than the Australian Entity and the Italian Entity has employees.  Schedule 4.17 of the Disclosure Schedule sets forth all employment agreements to which any Acquired Subsidiary is a party that are not already disclosed in the SEC Documents.  Except as set forth in Schedule 4.17 of the Disclosure Schedule, the employment of each officer and employee of any Seller and any Acquired Subsidiary and of any director of any Acquired Subsidiary is terminable at the will of the respective Seller or Acquired Subsidiary.  Except as set forth in Schedule 4.17 of the Disclosure Schedule, Sellers and the Acquired Subsidiaries have complied in all material respects with all applicable contracts and Laws relating to wages, leave, hours, equal opportunity, collective bargaining, workers’ compensation insurance, the payment of social security and other taxes and otherwise relating to, whether directly or indirectly, the employment of any officer or employee of any Seller or Acquired Subsidiary.  Except as set forth on Schedule 4.17 of the Disclosure Schedule, there are no pending or, to the Knowledge of Sellers, threatened employment discrimination or other charges or complaints against or involving any of Sellers or the Acquired Subsidiaries before any Government authority, or any unfair labor practice charges or complaints, disputes or grievances affecting any Seller or Acquired Subsidiary.

(b)           Since each Seller’s and each Acquired Subsidiary’s inception, such Person has not experienced any labor disputes, union organization attempts or work stoppage due to labor disagreements.  There are no written or oral contracts, commitments, agreements, understandings or other arrangements with any labor organization, nor work rules or practices agreed to with any labor organization or employee association, applicable to employees of any Seller or Acquired Subsidiary, nor is any Seller or Acquired Subsidiary a party to, or bound by, any collective bargaining or similar agreement.  There is not, and since each Seller’s and each Acquired Subsidiary’s inception there has not been, any representation of the employees of such Person by any labor organization and, to the Knowledge of Sellers, there are no union organizing activities among the employees of any Seller or Acquired Subsidiary, and no question concerning representation has been raised or is threatened respecting the employees of any Seller or Acquired Subsidiary.

SECTION 4.18.    Benefit Plans.

(a)           The SEC Documents disclose each Employee Benefit Plan that is or was maintained, sponsored or contributed to by Sellers, any Acquired Subsidiary, or, to the Knowledge of Sellers, their respective ERISA Affiliates, or under which any Seller, any Acquired Subsidiary or, to the Knowledge of Sellers, their respective ERISA Affiliates, has any

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current or future obligation or Liability (including any potential, contingent or secondary Liability under Title IV of ERISA) or under which any employee, independent contractor or former employee or independent contractor (or beneficiary of any of the foregoing) of any Seller or Acquired Subsidiary or, to the Knowledge of Sellers, their respective ERISA Affiliates, has or may have any current or future right to benefits (each such Employee Benefit Plan being referred to as a “Plan”). Schedule 4.18 of the Disclosure Schedule designates any Plan that is listed in the SEC Documents that is no longer in effect.  True, correct and complete copies of each Plan have been provided to Buyer.  Except as disclosed on Schedule 4.18 of the Disclosure Schedule, there are no employees, former employees, independent contractors or directors of any Acquired Subsidiary who participate in any Plan maintained, sponsored or contributed to by any Seller.

(b)           Except as set forth in the SEC Documents or on Schedule 4.18 of the Disclosure Schedule, each Plan has been maintained and administered in compliance in all material respects in accordance with its terms and with all applicable Laws (including the Code and ERISA).

(c)           Except as set forth on Schedule 4.18 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (1) entitle any employee or independent contractor of any Seller or Acquired Subsidiary to severance pay or termination benefits, (2) accelerate the time of payment or vesting, or increase the amount of compensation due to any current or former employee or independent contractor of any Seller or Acquired Subsidiary, (3) obligate any Seller or Acquired Subsidiary to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any current or former employee, consultant, agent or independent contractor of any Seller or Acquired Subsidiary for periods before the Closing Date, (4) require assets to be set aside or other forms of security to be provided with respect to any liability under a Plan, or (5) result in any “parachute payment” (within the meaning of Section 280G of the Code) under any Plan or other arrangement.

(d)           No Employee Benefit Plan is subject to the Pension Funding Rules.  None of Sellers, the Acquired Subsidiaries or any of their respective ERISA Affiliates has ever maintained, contributed to or had any obligation with respect to a Guaranteed Pension Plan or a Multiemployer Plan, nor has any such entity received any communications from the PBGC.

(e)           Except as set forth on Schedule 4.18 of the Disclosure Schedule, no Plan has provided, been required to provide, provides or is required to provide, at any time in the past, present, or future, health, medical, dental, accident, disability, death or survivor benefits to or in respect of any Person beyond termination of employment, except to the extent required under any state insurance law or under Part 6 of Subtitle B of Title I of ERISA and under Section 4980B of the Code.  No Plan covers any individual that is not an employee of a Seller or an Acquired Subsidiary or, to the Knowledge of Sellers, their respective ERISA Affiliates, other than spouses and dependents of employees.

SECTION 4.19.    Books and Records.  The books of account, ledgers, order books, records and documents of each Seller and each Acquired Subsidiary accurately and completely reflect all information relating to the Acquired Assets and Assumed Liabilities (or, in the case of an Acquired Subsidiary, such Person’s assets and Liabilities), the nature, acquisition,

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maintenance, location and collection of each of their respective assets, and the nature of all transactions giving rise to material obligations or accounts receivable of each Seller and Acquired Subsidiary, as the case may be, except where the failure to so reflect such information would not have a Material Adverse Effect or a material adverse effect on an Acquired Subsidiary.

SECTION 4.20.    Governmental Consents, Approvals and Notifications.  The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Sellers do not and will not require any Regulatory Approval or other Consent, order, notification, declaration, filing or registration by any Government, except (a) as identified on Schedule 4.20 of the Disclosure Schedule; (b) compliance with, and filings required under, the HSR Act, if applicable; and (c) entry of the Sale Order by the Bankruptcy Court.

SECTION 4.21.    Certain Business Relationships With Sellers and the Acquired Subsidiaries.  Except as set forth in Schedule 4.21 of the Disclosure Schedule, to the Knowledge of Sellers, no Affiliate or Related Party of any Seller is a party to, or involved in, any contract, business arrangement or relationship with any Seller or any of their respective Subsidiaries or owns any asset, tangible or intangible, that is used in the business of Sellers and their Subsidiaries.  To the Knowledge of Sellers, Schedule 4.21 of the Disclosure Schedule includes a list of all Liabilities of the Acquired Subsidiaries to each other and to any Seller, Excluded Subsidiary, or Affiliate or Related Party of any Seller and all Claims that any Seller, Excluded Subsidiary or Affiliate or Related Party of any Seller has against the Acquired Subsidiaries.

SECTION 4.22.    Satellites.

(a)           Schedule 4.22 of the Disclosure Schedule lists each satellite used by Sellers and their Subsidiaries (the “Satellites”).  Except as disclosed on Schedule 4.22 of the Disclosure Schedule or in the Satellite health reports given to Buyer, to the Sellers’ Knowledge, (i) each of the Satellites is in good operating condition and since launch, no Satellite has experienced the permanent failure or permanent cessation of operation of any beam, any other permanent reduction in bandwidth capacity, or a reduction in its expected operational life, and (ii) the remaining fuel on board each Satellite is reasonably projected to be sufficient to maintain such Satellite in geosynchronous orbit at its current orbital location within ± 0.05 degrees N/S and E/W until the dates specified in Schedule 4.22 of the Disclosure Schedule.

(b)           Sellers have delivered to Buyer, true, correct and complete copies of the most recent Satellite health reports.  Except for the March 27, 2003 notice of loss and September 18, 2003 proof of loss submitted to the underwriters for the AfriStar solar array power loss (which proof of loss was later withdrawn on April 5, 2005), neither any Seller nor any Subsidiary has made an in-orbit insurance claim with respect to any Satellite.  To the Knowledge of Sellers, there are no Satellite incidents, anomalies or defects except as disclosed in Schedule 4.22 of the Disclosure Schedule or in the Satellite health reports given to Buyer.

(c)           To Sellers’ Knowledge, coordination of the Satellites has been completed in accordance with all applicable Laws.  The FCC or the ACMA, as applicable, has approved the

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use of the Satellites to provide service in a manner consistent with the manner in which Sellers and the Subsidiaries currently provide service.

SECTION 4.23.    Insurance.  Schedule 4.23 of the Disclosure Schedule contains a complete and accurate list of all material insurance policies currently held or owned by any Seller or any Acquired Subsidiary and indicates the name of the insurer, the type of policy, and the risks and Persons covered thereby, the policy number, the term of the policy, the amount of the premiums, the amounts of coverage and of any deductible, and a description of all outstanding claims thereunder, in each case with respect to the Acquired Assets. Correct and complete copies of all material policies of insurance that are for the benefit of or relate to the Acquired Subsidiaries have been delivered to Buyer on or before the date of this Agreement.  All such policies of insurance are in full force and effect and enforceable in accordance with their terms, and, to the Knowledge of Sellers, no insurer under such a policy is insolvent or otherwise experiencing financial difficulty that is likely to materially adversely affect such insurer’s ability to pay claims.  Neither any Seller nor any Acquired Subsidiary is in default regarding the provisions of any such policy, including failure to make timely payment of all premiums due thereon, and neither any Seller nor any Acquired Subsidiary has failed to give any notice of potential claims or occurrences within the meaning of, or as required by, such policies.  Neither any Seller nor any Acquired Subsidiary has been refused, or denied renewal of, any insurance coverage, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, in connection with the ownership or use of its assets or the operation of its businesses.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers as follows, except in all cases as disclosed in the Disclosure Schedule:

SECTION 5.1.      Corporate Organization.  Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.  Buyer has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

SECTION 5.2.      Authorization and Validity.  Buyer has all requisite corporate power and authority to enter into this Agreement and the other agreements contemplated hereby and to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the other agreements contemplated hereby and the performance of Buyer’s obligations hereunder and thereunder have been duly authorized by all necessary corporate action by the board of directors of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize such execution, delivery and performance.  This Agreement has been duly executed by Buyer, and assuming due execution by Sellers and approval by the Bankruptcy Court, constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law.

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SECTION 5.3.      No Conflict or Violation.  The execution, delivery and performance by Buyer of this Agreement and the other agreements contemplated hereby do not and will not violate or conflict with any provision of the charter or the bylaws of Buyer and do not and, assuming that all the Consents and other actions described in Section 5.4 have been obtained or made and any applicable waiting period has expired or been terminated, will not violate any provision of Law or any Order applicable to Buyer, nor will they result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract to which Buyer is a party or by which it is bound or to which any of its properties or assets is subject.

SECTION 5.4.      Consents, Approvals and Notifications.  The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Buyer do not and will not require the Consent of, or filing with or notification of, any Government or any other Person except for the FCC and as described on Schedule 5.4, and except for those Consents and notifications that would have to be made by any Person acquiring the Acquired Assets, which Consents and notifications are being determined by Sellers.

SECTION 5.5.      Adequate Assurances Regarding Assigned Contracts.  To Buyer’s best knowledge and belief, Buyer is and will be capable of satisfying the conditions contained in Sections 365(b)(1)(C) and 365(f) of the Bankruptcy Code with respect to the Assigned Contracts.

SECTION 5.6.      FCC and Certain Other Federal Government Approvals.  Neither Buyer, any of its shareholders or Affiliates, is a foreign carrier, controls a foreign carrier, is controlled by a foreign carrier, or is affiliated with a foreign carrier, as such is defined in Sections 214 and 310 of the Communications Act of 1934 and regulations promulgated thereunder by the FCC (including, without limitation, 47 CFR 63.09(d)-(e)).  Except as set forth in the SEC Documents, Buyer, after due inquiry and consultation with appropriate counsel, is unaware of any reason attributable to Buyer why the FCC, the U.S. Department of the Treasury, the U.S. Department of Justice, the U.S. Department of Defense, the U.S. Department of Homeland Security, or any other federal agency with jurisdiction, would seek to deny, delay or condition approval of the transfer as contemplated by this Agreement.

ARTICLE 6
COVENANTS OF SELLERS

Sellers hereby covenant to Buyer as follows:

SECTION 6.1.      Conduct of Business Before the Closing Date.  Without the prior written consent of Buyer and, if required, the authorization of the Bankruptcy Court, after notice and a hearing, between the date hereof and the Closing Date, Sellers shall not, and shall not permit any Acquired Subsidiary to, except as required or expressly permitted pursuant to the terms hereof or of any Ancillary Agreement, (a) dispose of any Acquired Assets or assets of any Acquired Subsidiary (other than those transactions listed in Schedule 6.1 of the Disclosure Schedule), (b) enter into, amend, modify, terminate or grant any waiver pursuant to any Material Contract, (c) enter into any material transaction, (d) in the case of the Acquired Subsidiaries, hire

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any employees or otherwise change the benefits or terms of compensation of any employees, (e) provide for any discretionary severance benefits to employees, (f) take any action of the type described in Section 4.16, or (g) enter into any transaction or take any other action other than in the ordinary course of business consistent with past practice.  Without limitation of the foregoing, except as may be required by the Bankruptcy Court, from the date hereof until the Closing, Sellers shall maintain and operate the Acquired Assets and the Acquired Subsidiaries shall maintain and operate their assets in substantially the same manner as conducted as of the date of this Agreement (unless otherwise requested by Buyer, including the maintenance of patents and other Intellectual Property rights), taking into account business exigencies arising as a result of Sellers’ financial condition and status as debtors under Chapter 11 of the Bankruptcy Code.

SECTION 6.2.      [Intentionally Omitted].

SECTION 6.3.      Consents and Approvals.  Subject to the terms of Section 1.5 hereof, Sellers shall use commercially reasonable efforts to obtain all material Consents, waivers, authorizations and approvals of all Governments, and of all other Persons, that are necessary to Sellers’ execution, delivery and performance of its obligations pursuant to this Agreement.  Without limiting the foregoing, if the Danish Entity is an Acquired Subsidiary, Sellers will timely provide all notices and information to the Board of Management of such entity, and will take such other steps, as may be required to transfer the Equity Interests in such entity to Buyer.

SECTION 6.4.      Access to Properties and Records; Confidentiality.  Sellers shall afford to Buyer, and to the accountants, counsel and representatives of Buyer, reasonable access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Article 13) to all books and records of Sellers and the Subsidiaries relating to the Acquired Assets (to the extent permitted under Law), and shall also afford such access to Buyer following Closing to the extent Sellers and the Excluded Subsidiaries retain any books and records relating to the Acquired Assets. Upon reasonable prior notice, Sellers shall also afford to Buyer reasonable access, during normal business hours, to members of management responsible for the Acquired Assets and for all operations of the Acquired Assets throughout the period from the date hereof to the Closing Date.  Sellers shall permit Buyer reasonable access, accompanied by management responsible for the Acquired Assets, to customers and suppliers.  The rights of access contained in this Section 6.4 are granted subject to, and on, the following terms and conditions:  (a) any such investigation shall not include physical testing or samplings, and shall be exercised in such a manner as not to interfere unreasonably with the operation of the Acquired Assets or other business of Sellers and (b) such rights of access shall not affect or modify the conditions set forth in Article 12 in any way.  With respect to any litigation and claims that are Assumed Liabilities, Sellers, at Buyer’s expense, shall, following Closing, render all reasonable assistance that Buyer may request in defending such litigation or claim and shall make available to Buyer personnel most knowledgeable about the matter in question.

SECTION 6.5.      Assumption and Rejection of Assigned Contracts; Transfer of Subsidiaries.  Sellers shall not assume or reject any Contracts pursuant to the Chapter 11 Cases without the prior written consent or direction of Buyer.  Sellers shall not, and, subject to any contractual or legal limits on its ability to do so with respect to the Italian Entity, shall cause the

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Acquired Subsidiaries to not, reject or otherwise liquidate, sell, assign, transfer or convey any Acquired Subsidiary or any assets of Sellers or any Acquired Subsidiary, other than transfers in the ordinary course of business, unless otherwise agreed to in writing by Buyer.

SECTION 6.6.      Assignment of Contracts.  Except as contemplated by the Transition Services Agreement, no Seller and, subject to any contractual or legal limits on Sellers’ ability to cause the Italian Entity not to do so, no Acquired Subsidiary shall assign any rights or obligations under any Contract to any other Person without the prior written consent of Buyer.

SECTION 6.7.      Transition Services Agreement.  Sellers and Buyer will prepare and negotiate in good faith the form and substance of a Transition Services Agreement (the “Transition Services Agreement”), pursuant to which Sellers shall perform certain services for Buyer following the Closing and receive from Buyer reimbursement of its costs in providing such services.

SECTION 6.8.      Cure of Defaults.  Subject to Buyer’s obligations under Section 7.3, Sellers shall, on or prior to the Closing, cure any and all curable defaults under the Assigned Contracts that Buyer has requested that Sellers cure and that are required to be cured under the Bankruptcy Code, so that such Assigned Contracts may be assumed by Sellers and assigned to Buyer or its designated assignee in accordance with the provisions of Section 365 of the Bankruptcy Code; provided, that Sellers shall not be required to cure any defaults for which Buyer is obligated under the terms of Section 7.3 hereof and does not so pay as required under Section 7.3 upon request of Sellers. Sellers shall allow Buyer to participate in all material negotiations with any third party regarding the amount that Sellers must pay in order to cure any default that Seller is required to cure pursuant to this Section 6.8.  Sellers shall deliver to Buyer, on or before the calendar day prior to the hearing to consider approval of the Sale Motion, a schedule setting forth cure costs per Contract, to the best of Sellers’ Knowledge as of such date.  For the avoidance of doubt and in accordance with Section 1.6, Buyer may update such schedule to remove any Contracts Buyer will not assume and such Contract will thereafter no longer be considered an Assumed Contract.

SECTION 6.9.      Further Assurances.  The parties hereto shall use their commercially reasonable efforts to take, or cause to be taken, all appropriate actions, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other instruments, as may be required to carry out the provisions of this Agreement and the Ancillary Agreements and consummate and make effective the transactions contemplated hereby and thereby, including following Closing.  If Buyer elects to close without (a) one or more Consents listed on Schedule 4.20 of the Disclosure Schedule, (b) one or more Regulatory Approvals, or (c) one or more Section 365 Consents, Sellers will continue to use commercially reasonable efforts following Closing to obtain such consents and approvals as quickly as practicable, with Sellers’ out of pocket third party expenses related to the same to be paid by Buyer.

SECTION 6.10.    Transition Contracts and Services.  Prior to the Closing, Buyer shall deliver to Sellers a schedule setting forth a list of Contracts and Permits that will not be Assigned Contracts but that Buyer will need on a transitional basis prior to the rejection thereof

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by Sellers in the Chapter 11 Cases.  Sellers shall use their commercially reasonable efforts to maintain such Contracts and Permits for the temporary benefit of Buyer during a period ending no later than the date which is five months after the Closing Date.  Buyer shall bear the out-of-pocket costs of maintaining such Contracts and Permits in existence from the Closing Date through the end of that period, including making funds available to Sellers in advance of any payments that may be due to the contracting party or Government under such Contracts, and including all incremental out-of-pocket employee related costs in accordance with the Transition Services Agreement; provided, however, that in no event will Buyer be liable for any amounts owed with respect to such Contracts or Permits that relate to the period prior to the Petition Date, and provided further than any post-Petition Date administrative expenses related to such Contracts or Permits will be funded.

SECTION 6.11.    Information Requests.  From and after the date hereof and ending on the Closing Date, Sellers will use their commercially reasonable efforts to provide Buyer on a timely basis with such information, including lists of assets, Liabilities, accounting records and detailed operational data relating to the Acquired Assets and the Assumed Liabilities as Buyer may reasonably request in connection with its planning for the post-Closing operation of the Acquired Assets and assumption of Assumed Liabilities.

SECTION 6.12.    Payments and Proceeds.  If, at any time on or after Closing, any Seller receives any asset or any proceed in respect of any Acquired Asset, whether or not in payment of any sum due to Buyer, or otherwise comes into possession of any Acquired Asset or product or proceed thereof, such Seller shall turn over such asset or proceed to Buyer and pending such transfer, such Seller shall hold such asset or proceed in trust for Buyer’s benefit.

SECTION 6.13.    Use of Trademarks.  Sellers covenant that following the Closing Date, (a) they will not, and will cause each Excluded Subsidiary to not, use any domain name, mark, logo, trade name, trademark or service mark transferred to Buyer, or any confusingly similar variation thereof, in any business activity except as is necessary for the administration of the Chapter 11 Cases, and (b) if requested by Buyer, they will file, and will cause the Excluded Subsidiaries to file, with the appropriate jurisdictions and with other appropriate Persons, certificates of amendment to such Person’s organizational documents or other documentation necessary so that all such names, marks and logos or any confusingly similar variation thereof are not incorporated or used therein, with the filing fees related thereto to be paid by Buyer. Sellers shall promptly reflect any required name changes made pursuant to this Agreement in any pleadings, notices or other documents filed in the Chapter 11 Cases, and shall amend the official caption for the Chapter 11 Cases accordingly, provided, however, that, Sellers may refer to their former names for legal and noticing purposes in the Chapter 11 Cases.

SECTION 6.14.    [Intentionally Omitted] Danish Restructuring.  Prior to Closing, Sellers shall use their commercially reasonable efforts to complete the Danish Restructuring (subject to applicable Law), and pursuant to documents in form and substance reasonably satisfactory to Buyer.

SECTION 6.16     [Intentionally Omitted] Certain Claims Covered by Insurance.  To the extent that any losses related to the Acquired Assets are incurred following Closing by Buyer, or any losses related to an Acquired Subsidiary are incurred following

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Closing, which losses would be covered by insurance maintained before or after the Closing by Sellers or their Affiliates, then the Person maintaining such insurance will, at the request of Buyer and at Buyer’s expense, undertake to use its commercially reasonable efforts to cause the relevant insurance company to compensate Buyer or the appropriate Acquired Subsidiary for such losses and to cause any proceeds of insurance payable with respect to such losses to be paid to Buyer or the Acquired Subsidiary that incurred the losses.  For clarification purposes, if insurance maintained by any Seller before or after the Closing would cover incidents that occurred prior to the Closing and that are related to the Acquired Assets or Acquired Subsidiary on an “occurrence” basis rather than a “claims made” basis and a claim therefor either is (i) made prior to the Closing but has not been finally resolved prior to the Closing and continues after the Closing or (ii) made after the Closing against Buyer or an Acquired Subsidiary, any insurance proceeds received in connection with such incident shall be paid to Buyer or an Acquired Subsidiary to the extent that such Person has incurred losses with respect thereto. Nothing herein shall be deemed to require any Person to maintain any such insurance from and after the Closing or to name any other Person as an additional insured under any such policy of insurance that is maintained.

SECTION 6.18     Corporate Restructuring.  The Sellers will, and will cause their controlled Affiliates to, use their respective reasonable best efforts to cooperate with Buyer in analyzing and, if determined necessary by Buyer in its sole discretion, the implementation of, at Buyer’s expense (which such costs are incremental to the operating budget provided by Sellers to Buyer on or about April 30, 2010), any internal corporate restructurings of the Sellers and their controlled Affiliates as is reasonably practicable to initiate prior to the Closing.

SECTION 6.19     Certain Post-Closing Covenants.  (a)  Sellers will maintain current and in full compliance any existing licenses and registrations with any Governmental Authority and as otherwise required to be in compliance with all applicable Laws and will maintain and not reject or otherwise terminate any Technical Assistance Agreement or any other export authorization with respect to the Acquired Assets until such time that Buyer has completed and received all required authorizations, licenses and registrations from the FCC and as required under ITAR. Only after Buyer obtains any required authorizations, licenses and registrations and it has entered into new Technical Assistance Agreements with respect to the Acquired Assets, may Sellers reject or otherwise terminate any Technical Assistance Agreement or any other export authorization it is a party to.  Sellers will use their respective reasonable best efforts to cooperate fully with Buyer in obtaining any such authorizations, licenses or registrations, and in completing the other matters with respect to the operation of the satellites and other Acquired Assets subject to ITAR as set forth in the Transition Services Agreement.  In the event it is determined that full title has not transferred to Buyer due to any regulatory approval required but not obtained prior to Closing (including equity interests in the Australian Entity if Closing occurs prior to obtaining the approvals set forth in Section 12.4), Sellers will maintain such assets on behalf of Buyer until such time the Buyer may take possession and title to such Acquired Assets.

(b)           In furtherance to and not in substitution or limitation of Section 6.9, from time to time following the Closing, Sellers (to the extent practicable) and Buyer will, and will cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and other instruments, and take such further actions,

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as may be reasonably necessary or appropriate to assure fully to Buyer and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer under this Agreement and to assure fully to Sellers and their Affiliates and their successors and assigns, the assumption of the Assumed Liabilities and other obligations intended to be assumed by Buyer under this Agreement, and to otherwise make effective the transactions contemplated hereby.

ARTICLE 7
COVENANTS OF BUYER

Buyer hereby covenants to Sellers as follows:

SECTION 7.1.      Consents, Approvals and Notifications.  Buyer shall use commercially reasonable efforts to obtain all material consents and approvals of all Governments, and all other Persons, required to be obtained by Buyer and provide notifications to all Persons required to be notified by Buyer to effect the transactions contemplated by this Agreement.  Buyer shall promptly take all actions as are reasonably requested by Sellers to assist in obtaining the Bankruptcy Court’s entry of the Sale Order, including furnishing affidavits, financial information or other documents or information for filing with the Bankruptcy Court and making Buyer’s officers reasonably available to testify before the Bankruptcy Court.

SECTION 7.2.      Adequate Assurances Regarding Assigned Contracts.  With respect to each Assigned Contract, to the extent requested by the Bankruptcy Court, Sellers or the counterparty to such Assigned Contract, Buyer shall provide the Bankruptcy Court, Sellers or such counterparty, as the case may be, adequate assurance of the future performance of such Assigned Contract by Buyer as may be required by the Bankruptcy Court in accordance with applicable Law, and subject in any case to Buyer’s right to remove an Assigned Contract from the applicable Assigned Contract Schedule if it does not agree to the adequate assurances of future performance so requested or required.

SECTION 7.3.      Buyer’s Cure Costs Obligation.  Within ten Business Days following the Closing or such longer period as may be approved in the Sale Order or agreed by the payee, Buyer shall pay to the applicable contracting party, cure costs corresponding to the Assigned Contracts (excluding any cure costs set forth in Schedule 1.4) based on the cure amounts arising under Section 6.8 as they may be finally determined by the Bankruptcy Court in the Sale Order or other applicable Order, but only to the extent such cure costs are required to be paid to cause such assignment of Assigned Contracts.

SECTION 7.4.      Availability of Business Records.  After the Closing Date, Buyer shall provide to Sellers and their representatives (after reasonable notice and during normal business hours and without charge to Sellers) such access to all Business Records for periods prior to the Closing and shall preserve such Business Records until the earlier of (a) six years after the Closing Date or (b) the required retention period for all Government contract information, records or documents as indicated in Buyer’s record retention policy, but not less than two years. Such access shall include access to any computerized information systems that contain data regarding the Acquired Assets, to the extent such information may be accessed without adverse impact to Buyer and consistent with all privacy and confidentiality restrictions

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under applicable Law.  In addition, Buyer acknowledges that Sellers have the right to retain originals or copies of Business Records for periods prior to the Closing.  To the extent that any Business Records are not delivered to Buyers at Closing, Sellers will preserve such records and give Buyer access to the same in accordance with the requirements in this Section 7.4 applicable to Buyer.  In addition, upon the written request of Buyer given following Closing, Sellers will promptly deliver to Buyer any Business Records that were not delivered to Buyer at Closing.

ARTICLE 8
BANKRUPTCY PROCEDURES AND COVENANTS

SECTION 8.1.      Bankruptcy Actions.

(a)           Within one Business Day following the date of this Agreement, Sellers shall file a motion with the Bankruptcy Court requesting entry of the Sale Order on the docket in the Chapter 11 Cases, which motion will be in form and substance satisfactory to Buyer (the “Sale Motion”). The Sale Order shall, among other things, (i) approve, pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, (A) the execution, delivery and performance by Sellers of this Agreement, (B) the sale of the Acquired Assets to Buyer on the terms set forth herein and free and clear of all Liens, Interests and Claims, and (C) the performance by Sellers of their respective obligations under this Agreement; (ii) authorize and empower Sellers to assume and assign to Buyer the Assigned Contracts; (iii) find that Buyer is a “good faith” buyer within the meaning of Section 363(m) of the Bankruptcy Code and is not a successor to any Seller; and (iv) grant Buyer the protections of Section 363(n) of the Bankruptcy Code. Sellers shall file all pleadings with the Bankruptcy Court as are necessary or appropriate to promptly secure entry of the Sale Order, shall serve all Persons entitled to notice of such pleadings under applicable provisions of the Bankruptcy Code and Rules, including all parties to the Assigned Contracts and all Government authorities having or asserting jurisdiction over Sellers or the Acquired Assets and shall diligently pursue the obtaining of the Sale Order.

(b)           Buyer covenants and agrees that it shall cooperate with Sellers in connection with furnishing information or documents to Sellers to satisfy the requirements of adequate assurance of future performance under Section 365(f)(2)(B) of the Bankruptcy Code.

(c)           In the event an appeal from the Sale Order is taken, or a stay pending appeal of the Sale Order is requested, Sellers shall immediately notify Buyer of such appeal or stay request and, upon Buyer’s request, shall provide to Buyer within one Business Day after Sellers’ receipt thereof a copy of the related notice of appeal or order of stay.  Sellers shall also provide Buyer with written notice of any motion or application filed in connection with any appeal from the Sale Order.  If requested to do so by Buyer, Sellers will object to, and use commercially reasonable efforts to defeat, any motion to conduct an auction with respect to the Acquired Assets.

(d)           In the event the Sale Order shall be appealed, to the extent requested in writing by Buyer, Sellers and Buyer, at Buyer’s expense, shall use their respective commercially reasonable efforts to defend such appeal.

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(e)           Without the prior written consent of Buyer, Sellers shall not take any of the following actions:  (i) convert any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, (ii) appoint a trustee or examiner in any of the Chapter 11 Cases, (c) cause Insolvency Proceedings to be commenced in respect of any Subsidiary, (iii) file a plan of reorganization or liquidation in any of the Chapter 11 Cases, or (iv) file a motion under Section 554 of the Bankruptcy Code with respect to the abandonment of any of the Acquired Assets or decommission any of the Satellites.

SECTION 8.2.      Service of Notice.  Upon the filing by Sellers of the Sale Motion, Sellers will give notice of such filing in accordance with Sections 102(1), 363, and 365 of the Bankruptcy Code and Rules 2002, 6004, 6006, and 9014 of the Rules to the Debtors, the official committee of unsecured creditors in the Chapter 11 Cases, the United States Trustee, all parties that have requested notice in the Chapter 11 Cases, all creditors, all parties in interest (including Stonehouse Capital Limited and Yenura Pte. Ltd), and all parties that assert an Interest in the Acquired Assets.  Within three Business Days following the filing by Sellers of the Sale Motion, Sellers will also give publication notice with respect to the Sale Motion, in accordance with Rule 2002(1) of the Rules.

SECTION 8.3.      Satco.  Simultaneously with the filing of the Sale Motion, WorldSpace shall cause Satco to commence a case under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court and WorldSpace will file on such date a motion requesting, among other things, that the Satco bankruptcy case be jointly administered with the jointly-administered bankruptcy cases of WorldSpace, AfriSpace, and WSC.  The form of the motion to be so filed by WorldSpace and Satco shall be in form and substance reasonably satisfactory to Buyer and Sellers (the “Satco Motion”). Upon the filing of its bankruptcy petition and the Satco Motion, Satco will give notice of such filing and of the filing of the Sale Motion in accordance with Sections 102(1), 363, and 365 of the Bankruptcy Code and Rules 2002, 6004, 6006, and 9014 of the Rules to the Debtors, the official committee of unsecured creditors in the Chapter 11 Cases, the United States Trustee, all parties that have requested notice in the Chapter 11 Cases, all creditors, all parties in interest (including Stonehouse Capital Limited and Yenura Pte. Ltd), and all parties that assert an Interest in the Acquired Assets.  Within three Business Days following the filing of the Satco Motion, Satco will also give publication notice with respect to the Satco Motion and the Sale Motion, in accordance with Rule 2002(1) of the Rules.

SECTION 8.4.      Breakup Fee.  In the event that the Bankruptcy Court enters an order that Sellers may accept a purchase offer for substantially the same Acquired Assets as set forth herein from a purchaser not affiliated with Buyer, Sellers will pay to Buyer a cash amount equal to the $850,000 upon consummation of such alternative transaction.  This amount will constitute an administrative expense of Sellers under the Bankruptcy Code (which will be a super-priority administrative expense claim against the proceeds received by the Debtors upon consummation of such alternative transaction with priority to such proceeds over any and all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code).

ARTICLE 9
EMPLOYEE AND BENEFITS MATTERS

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This Article 9 sets forth Buyer’s and Sellers’ acknowledgements, covenants and undertakings with respect to certain matters related to employees and secondees of the Sellers with respect to the Acquired Assets.

SECTION 9.1.      Transferred Employees.  Sellers have provided to Buyer a complete list of all employees of Sellers and the Acquired Subsidiaries as of the date of this Agreement, including name of employer, hire date, position, rate of compensation and whether such employee is currently on medical, family, disability or other leave of absence.  Buyer has no obligation to hire any employees of Sellers.  Those employees of Sellers who are offered employment and accept such offers of employment and become employees of Buyer are referred to herein as the “Transferred Employees.”  At the request of Buyer Sellers shall obtain a release of Claims against Buyer for any employee or secondee Sellers or an Acquired Subsidiary terminate on or prior to Closing and to whom Sellers or an Acquired Subsidiary pay severance, which release shall be in a form satisfactory to Buyer.

SECTION 9.2.      Maintenance of Plans; 401(k) Plan Rollovers.  Sellers and their Subsidiaries will be responsible for the maintenance and distribution of benefits accrued through and including the Closing Date under all Plans maintained by Sellers or their Subsidiaries, including any 401(k) plan maintained by Sellers, pursuant to the provisions of any Law and of such Plans.  Buyer will not assume any obligation or liability for any such accrued benefits or any fiduciary or administrative responsibility to account for or dispose of any such accrued benefits under any Plans maintained by Sellers or the Subsidiaries.  Buyer will cause its 401(k) plan, or that of a parent of Buyer, in either case to the extent applicable, to accept, after the Closing Date, the rollover of amounts distributed or available for distribution to any Transferred Employee from Sellers’ 401(k) plan, including the acceptance of a direct rollover of any outstanding plan loan of such Transferred Employee.

SECTION 9.3.      WARN Act.  Prior to the Closing Date, Sellers shall be responsible for performing and discharging any requirements under the WARN Act or applicable state and local laws and regulations for the notification of Sellers’ employees.  The parties hereto shall provide one another with all assistance reasonably requested by each party to ensure that the parties can comply with their respective notification requirements of the WARN Act, if any.  Sellers shall be responsible for any Liabilities under the WARN Act arising as a result of actions or omissions of any of the Sellers occurring prior to the Closing Date, and each of the Sellers agrees to indemnify and hold harmless Buyer and its Affiliates for any such Liabilities.

SECTION 9.4.      Buyer Benefit Plans.  Buyer shall (i) waive pre-existing condition requirements (except with respect to any pre-existing condition for which coverage was denied under any welfare benefit plan of Sellers or their Subsidiaries), evidence of insurability provisions, waiting period requirements or any similar provisions under any welfare benefit plans maintained by Buyer for Transferred Employees after the Closing Date, and (ii) apply toward any deductible requirements and out-of-pocket maximum limits under its employee welfare benefit plans any amounts paid (or accrued) by each Transferred Employee under Sellers’ or their Subsidiaries’ welfare benefit plans during the applicable plan year in which the Closing Date occurs. Buyer shall recognize for purposes of eligibility and vesting under its policies and Employee Benefit Plans the service of any Transferred Employee with Sellers or any of their Subsidiaries prior to the Closing Date.

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SECTION 9.5.      Welfare Benefits Claims.  Claims of Transferred Employees and their eligible beneficiaries and dependents for medical, dental, prescription drug, life insurance, and/or other welfare benefits (“Welfare Benefits”) (other than disability benefits as described below) that are incurred before the Closing Date shall be the sole responsibility of Sellers and Sellers’ welfare benefit plans, and, with respect to Transferred Employees and their dependents who elect COBRA continuation coverage under any Seller Employee Benefit Plan, responsibility for such Welfare Benefits for which COBRA coverage is elected shall remain the responsibility of Sellers and Sellers’ Employee Benefit Plans for the duration of the COBRA coverage period. Claims of Transferred Employees and their eligible beneficiaries and dependents for Welfare Benefits (other than disability benefits) that are incurred on or after the Closing Date under Employee Benefit Plans of Buyer shall be the sole responsibility of Buyer and Buyer’s welfare benefit plans.  For purposes of the preceding provisions of this paragraph, a medical/dental claim shall be considered incurred on the date when the medical/dental services are rendered or medical/dental supplies are provided, and not when the condition arose or when the course of treatment began, subject to any limitations under Buyer’s Employee Benefit Plans.  Claims of individuals receiving or individuals who have filed claims for long term disability benefits under a disability plan of Sellers or any Subsidiary of Sellers as of the Closing Date shall be the sole responsibility of Sellers and such plan.  Claims of Transferred Employees and their eligible beneficiaries and dependents for short term or long term disability benefits that are first made on or after the Closing Date shall be the sole responsibility of Buyer to the extent such claims are covered by Buyer’s Employee Benefit Plans.

SECTION 9.6.      COBRA Obligations.  Notwithstanding anything in this Agreement to the contrary, Sellers shall retain all liabilities, and Buyer shall have no liability, with respect to the provision of notices, election periods and benefits pursuant to Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA, to any employees or former employees of Sellers or their Subsidiaries, or other individuals associated with such employees, with respect to qualifying events occurring on or before the Closing Date or in connection with the transactions contemplated herein.

SECTION 9.7.      Employee Wages.  Prior to Closing, Sellers and their Subsidiaries shall satisfy all liabilities and obligations to any Transferred Employees for (x) holiday and vacation pay and sick pay arising prior to the Closing Date, and (y) base wages, other compensation and payroll Taxes for all periods prior to the Closing Date.  Without limiting the foregoing, Sellers shall pay all bonuses in respect of any period ending on or before the Closing Date.

SECTION 9.8.      Key Employee Incentive Plan.  Buyer shall not be responsible for any amounts due and owing under any employee incentive retention plan or post-petition employee retention or severance plan in respect of Transferred Employees, or otherwise.

SECTION 9.9.      No Obligations Under Plans.  Buyer shall not have any obligation with respect to or Liability under any Plan, and all such Liabilities will be Excluded Liabilities.

SECTION 9.10.    Termination of Sponsorship of Plans.  Sellers shall deliver such documents as may be reasonably requested in writing by Buyer to evidence the termination of

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each Acquired Subsidiary’s sponsorship of, or participation in, any Employee Benefit Plans maintained by Sellers.

ARTICLE 10
ANTITRUST MATTERS

Buyer hereby covenants to Sellers, and Sellers hereby covenant to Buyer, as follows:

SECTION 10.1.    Antitrust Filings.  In addition to the obligations of Seller and Buyer pursuant to Section 6.3 and Section 7.1, respectively, and subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to (a) promptly obtain all Consents and orders of each Government that may be, or becomes, necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and other agreements contemplated hereby; (b) make its filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated hereby within 20 Business Days after the date hereof; (c) make as promptly as practicable any required filings or notifications under any other applicable Antitrust Laws; (d) supply to the appropriate Government as promptly as practicable any additional information and documentary material that may be reasonably requested or required pursuant to any Antitrust Law, including the HSR Act (provided that the foregoing does not restrict a party’s ability to negotiate the scope of any additional request for information and materials); and (e) cause the expiration or termination of the applicable waiting periods under the HSR Act, if applicable, or any other Antitrust Law as soon as practicable. Buyer will pay all fees or make other payments to any Government in accordance with applicable Law in order to obtain any such Consents or orders.

SECTION 10.2.    Cooperation; Confidentiality Agreement.  In connection with the efforts referenced in Section 10.1 to obtain all required Consents for the transactions contemplated by this Agreement under the HSR Act or any other applicable Antitrust Law, each of the parties hereto shall use commercially reasonable efforts to promptly notify the other parties of any communication it or any of its Affiliates receives from any Government relating to the matters that are the subject of this Agreement and permit the other party to review in advance any proposed communication by such party to any Government. None of the parties to this Agreement shall agree to participate in any meeting with any Government in respect of any filings, investigation (including any settlement of the investigation), litigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Government, gives the other parties the opportunity to attend and participate at such meeting.  The parties to this Agreement will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, including under the HSR Act.  The parties to this Agreement will provide each other with copies of all correspondence, filings or communications between them or any of their representatives, on the one hand, and any Government or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement; provided, however, that materials may be redacted (x) to remove references concerning the valuation of the Acquired Assets, (y) as necessary to comply with contractual arrangements, and (z) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

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SECTION 10.3.    Objections or Other Challenges.  If any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any suit is instituted by any Government or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law, each of the parties shall use commercially reasonable efforts to defend or resolve such objections or challenge as such Government or private party may have to such transactions under such Antitrust Law, including to vacate, lift, reverse or overturn any Order, whether temporary, preliminary or permanent, so as to permit consummation of the transactions contemplated by this Agreement.

ARTICLE 11
TAXES

SECTION 11.1.    Transaction Taxes, Proration of Real and Personal Property Taxes.

(a)           All sales, use, gross receipts, transfer, gains, excise, value added or other similar Taxes (but not including any Taxes on income) in connection with the transfer of the Acquired Assets and the assumption of the Assumed Liabilities, and all recording and filing fees that may be imposed by reason of the sale, transfer, and assignment of the Acquired Assets (collectively, “Transaction Taxes”), shall be borne by Buyer.

(b)           All real and personal property Taxes and assessments on the Acquired Assets for any taxable period commencing prior to the Closing Date (the “Adjustment Date”) and ending after the Adjustment Date (a “Straddle Period”) shall be prorated between Buyer and Sellers as of the close of business on the Adjustment Date based on a fraction, the numerator of which is the number of calendar days in the period ending on the Adjustment Date, and the denominator of which is the number of calendar days in the entire period, with Sellers being liable for such Taxes attributable to the portion of a Straddle Period through the Adjustment Date and Buyer being liable for such Taxes attributable to any portion of a Straddle Period beginning after the Adjustment Date.  Information available after the Adjustment Date that alters the amount of Taxes due with respect to the Straddle Period will be taken into account and any change in the amount of such Taxes shall be prorated between Buyer and Sellers as set forth herein.  The party responsible under applicable Law for paying a Tax described in this Section 11.1 shall be responsible for administering the payment of (and any reimbursement for) such Tax.  For purposes of this Section 11.1, the proration period for ad valorem taxes and real and personal property Taxes shall be the fiscal period for which such Taxes were assessed by the Tax jurisdiction.  Notwithstanding any provision in this Agreement to the contrary, Sellers’ obligations under this Section 11.1 shall survive until 60 days after the expiration of the statute of limitations with respect to the collection of the Straddle Period Tax.

SECTION 11.2.    Tax Refunds.  Any Tax refunds (including any interest related thereto) received by Buyer, its Affiliates or successors relating to Taxes that Buyer has paid shall be for the account of Buyer, and any Tax refunds (including any interest related thereto) received by Buyer, its Affiliates or successors relating to Taxes that Sellers have paid shall be for the account of Sellers, and Buyer shall pay over to Sellers any such amount (net of any Taxes payable by Buyer or its owners as a result of receiving such Tax refunds), within ten Business Days of receipt thereof. Buyer shall include with its remittance to Sellers copies of any

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correspondence, documents, or other materials received or transmitted by Buyer with respect to the Tax refund and, if the amount of the remittance is less than the amount of the refund, an explanation as to how Buyer determined the amount of the remittance to Sellers.  Sellers shall be entitled to request that Buyer, at Sellers’ expense, file for and obtain any Tax refunds with respect to Tax periods or portions thereof ending on or before the Closing Date (with respect to the relevant Acquired Asset).  Buyer’s consent to such request shall not be unreasonably withheld.

SECTION 11.3.    Retention of Tax Records.  Prior to the Closing Date, each Seller and, to Sellers’ Knowledge, each Acquired Subsidiary, has and will continue to maintain all Tax records that relate to the Acquired Assets and shall provide a copy of such Tax records to Buyer on the Closing Date.  After the Closing Date and until the expiration of all statutes of limitation applicable to Sellers’ liabilities for Taxes, Buyer shall retain possession of all accounting, business, financial and Tax records and information that (a) relate to the Acquired Assets and are in existence on the Closing Date, and (b) come into existence after the Closing Date but relate to the Acquired Assets before the Closing Date, and Buyer shall give Sellers notice and an opportunity to retain any such records in the event that Buyer determines to destroy or dispose of them during such period.  In addition, from and after the Closing Date, Buyer shall provide to Sellers and their Related Persons (after reasonable notice and during normal business hours and without charge to Sellers) access to the books, records, documents and other information relating to the Acquired Assets as Sellers may reasonably deem necessary to (i) properly prepare for, file, prove, answer, prosecute and defend any Tax Return, claim, filing, tax audit, tax protest, suit, proceeding or answer or (ii) administer or complete any cases under Chapter 11 of the Bankruptcy Code of or including Sellers. Such access shall include reasonable access to any computerized information systems that contain data regarding the Acquired Assets, to the extent such information may be accessed without adverse impact to Buyer and consistent with all privacy and confidentiality restrictions under applicable Law.  To the extent that any Tax records related to the Acquired Assets are not delivered to Buyers at Closing, Sellers will preserve such records and give Buyer access to the same in accordance with the requirements in this Section 11.3 applicable to Buyer.  In addition, upon the written request of Buyer given following Closing, Sellers will promptly deliver to Buyer any Tax records related to the Acquired Assets that were not delivered to Buyer at Closing.

SECTION 11.4.    Allocation of Purchase Price.  The Purchase Price, the Assumed Liabilities that constitute liabilities for Tax purposes, and other relevant items shall be allocated among the Acquired Assets and among Sellers in accordance with Section 1060 of the Code.  Buyer shall prepare an allocation schedule setting forth the allocation (the “Allocation Schedule”) and will provide a copy of such Allocation Schedule to Sellers.  Within 15 days after the receipt of such Allocation Schedule, Sellers will propose to Buyer any changes to such Allocation Schedule (and in the event no such changes are proposed in writing to Buyer within such time period, Sellers will be deemed to have agreed to, and accepted, the Allocation Schedule).  Buyer shall have no obligation to accept any changes proposed by Sellers to the Allocation Schedule.  The Purchase Price (together with any Assumed Liabilities) will be allocated in accordance with the Allocation Schedule provided by Buyer to Sellers and the parties agree to report the federal, state, local and other Tax consequences of the purchase and sale hereunder (including in filings on IRS Form 8594) in a manner consistent with such allocation.  The parties agree that they will not take any position inconsistent with such

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Allocation Schedule in connection with any Tax Return, refund claim, litigation or otherwise, unless and to the extent required to do so pursuant to applicable Law.  Sellers and Buyer shall cooperate in the filing of any forms (including IRS Form 8594) with respect to such allocation.  Notwithstanding any other provision of this Agreement, this Section 11.4 shall survive the Closing.

ARTICLE 12
CONDITIONS PRECEDENT

SECTION 12.1.    Conditions Precedent to Performance by Sellers and Buyer.  The respective obligations of Sellers and Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (other than the condition contained in Section 12.1(a), the satisfaction of which cannot be waived), on or prior to the Closing Date, of the following conditions:

(a)           Sale Order.  The Bankruptcy Court shall have entered the Sale Order in the form contemplated by this Agreement and it shall have become a Final Order.

(b)           Antitrust and Regulatory Approvals.  (i) Any waiting period (and any extension thereof) under the HSR Act, if applicable, shall have expired or terminated and (ii) any Consents, orders, declaration and filings required prior to the Closing under any other applicable Antitrust Law will have been obtained or made.

(c)           No Violation of Orders.  No preliminary or permanent injunction or other Order that declares this Agreement invalid or unenforceable in any respect or that prevents the consummation of the transactions contemplated hereby shall be in effect.

SECTION 12.2.    Conditions Precedent to Performance by Sellers.  The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions, any one or more of which may be waived by Sellers in their sole discretion:

(a)           Representations and Warranties of Buyer.  The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if again made by Buyer on and as of such date (or, if made as of a specific date, at and as of such date), and Sellers shall have received at the Closing a certificate dated the Closing Date and signed by the President or a Vice President (or equivalent officer) of Buyer to that effect.

(b)           Performance of the Obligations of Buyer.  Buyer shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date (except with respect to the obligation to pay the Purchase Price in accordance with the terms of this Agreement, which obligation shall be performed in all respects as required under this Agreement), and Sellers shall have received at the Closing a certificate dated the Closing Date and signed by the President or a Vice President (or equivalent officer) of Buyer to that effect.

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(c)           Buyer’s Deliveries.  Buyer shall have delivered, and Seller shall have received, all of the items set forth in Section 3.3(a) – (c) of this Agreement.

(d)           Guarantee.  Buyer shall deliver a guarantee issued by a U.S. bank for $100,000, for the purpose of de-orbiting the satellites in the event FCC approval is not ultimately forthcoming.

SECTION 12.3.    Conditions Precedent to Performance by Buyer.  The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions, any one or more of which may be waived by Buyer in its sole discretion:

(a)           Representations and Warranties of Sellers.  The representations and warranties made by Sellers in this Agreement shall be true and correct as of the Closing (without giving effect to any materiality or Material Adverse Effect qualifier included therein), in each case as though made at and as of such time (or, if made as of a specific date, at and as of such date), and Buyer shall have received at the Closing a certificate dated the Closing Date and signed by the President or a Vice President of each of Sellers to that effect.

(b)           Performance of the Obligations of Sellers.  Sellers shall have performed in all respects all obligations required under this Agreement to be performed by them on or before the Closing Date and shall not be in breach of any such obligations, and Buyer shall have received a certificate dated the Closing Date and signed by the President or a Vice President of each of Sellers to that effect.

(c)           Sellers’ Deliveries.  Sellers shall have delivered, and Buyer shall have received, all of the items set forth in Section 3.2 of this Agreement.

(d)           Adverse Effects.  Other than the Chapter 11 Cases, no Material Adverse Effect and no Bankruptcy Adverse Effect shall have occurred since the Petition Date.

(e)           Danish Restructuring.  The Danish Restructuring in the form requested by Buyer (subject to applicable Law) shall have been completed pursuant to documents in form and substance reasonably satisfactory to Buyer.

(f)            [Intentionally Omitted]

(g)           Insolvency Proceedings.  No Insolvency Proceeding with respect to any Acquired Subsidiary shall be pending as of the Closing Date or shall have been completed prior to the Closing Date.

(h)           Satco.  Satco shall have filed its Chapter 11 Bankruptcy petition in accordance with Section 8.3 and the Satco Motion shall have been approved by a Final Order.

(i)            Cure Costs.  The aggregate cure costs with respect to all Assigned Contracts shall not be materially higher than the aggregate cure costs disclosed for such Assigned Contracts on Schedule 1.3(c) of the Disclosure Schedule.

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(j)            Regulatory Notice.  The Sellers, on behalf of Buyer, shall have filed an application for a Special Temporary Authority with the FCC (although confirmation or issuance of the Special Temporary Authority may remain outstanding).  The Sellers shall have notified the U.S. State Department of the Transition Services Agreement and the transactions contemplated thereunder and made any other filings, amendments or notices required with respect to the Sellers’ ITAR registration.

SECTION 12.4.    FIRB Approval Condition Precedent to Agreement.  The Sellers and Buyer acknowledge, that while not a condition precedent to Closing, that he agreement of Sellers and Buyer to consummate the acquisition of the Equity Interests in the Australian Entity contemplated by this Agreement has not become binding and has no force or effect, and Closing with respect to the purchase of the Equity Interests in the Australian Entity cannot take place unless the Treasurer of the Commonwealth of Australia has either:  (i) provided written notice which is unconditional or subject only to conditions acceptable to the Buyer that there is no objection under the FATA Act or Australian foreign investment policy to the proposed acquisition by the Buyer of the Equity Interests in the Australian Entity; or (ii) become precluded from exercising any power to make an order under the FATA Act in relation to the proposed acquisition by the Buyer of the Equity Interests in the Australian Entity.

ARTICLE 13
TERMINATION AND EFFECT OF TERMINATION

SECTION 13.1.    Right of Termination.  Notwithstanding anything to the contrary contained herein, this Agreement may be terminated only as provided in this Article 13.  In the case of any such termination, the terminating party shall give notice to the other party specifying the provision pursuant to which the Agreement is being terminated.

SECTION 13.2.    Termination Without Default.

(a)           This Agreement may be terminated at any time before Closing:

(i)          by mutual written consent of Sellers and Buyer;

(ii)         (x) by Buyer, on or after September 30, 2010 (the “Buyer Termination Date”), if the Closing has not occurred on or before such date; provided, however, that Buyer shall not have the right to terminate this Agreement under this Section 13.2(a)(ii) if Buyer’s failure to fulfill any of its obligations under this Agreement is the reason that the Closing has not occurred on or before said date, and (y) by Buyer if an order is entered by the Bankruptcy Court after the date of this Agreement to conduct an auction with respect to the Acquired Assets;

(iii)        by Sellers, on or after September 30, 2010 (the “Sellers Termination Date”), if the Closing has not occurred on or before such date; provided, however, that Sellers shall not have the right to terminate this Agreement under this Section 13.2(a)(iii) if either (A) Sellers’ failure to fulfill any of their obligations under this Agreement is the reason that the Closing has not occurred on or before said date or (B) Buyer has and continues to materially comply with its obligations set forth in Section 2.3;

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(iv)        by Buyer, if there shall be a breach by any Seller of any representation or warranty, or any covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section 12.3 and which breach cannot be cured or has not been cured by the earlier of (i) 20 Business Days after the giving of written notice by Buyer to Sellers of such breach and (ii) the Buyer Termination Date;

(v)         by Sellers, if there shall be a breach by Buyer of any representation or warranty, or any covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section 12.2 and which breach cannot be cured or has not been cured by the earlier of (i) 20 Business Days after the giving of written notice by Sellers to Buyer of such breach and (ii) the Sellers Termination Date; or

(vi)        by either Buyer or Sellers, immediately upon an Order becoming final and non-appealable that declares this Agreement invalid or unenforceable in any material respect or that prevents the consummation of the transactions contemplated hereby (a “Termination Order”); provided, however, that Sellers shall not have the right to terminate this Agreement pursuant to this Section 13.2(a)(vi) if Buyer agrees to pay Sellers’ expenses to oppose entry of such Termination Order and Sellers fail to use commercially reasonable efforts to do so.

SECTION 13.3.    Effect of Termination.  (a)           If this Agreement is terminated for any reason other than a termination pursuant to Section 13.2(a)(iv) or (v):  (i) this Agreement shall become null and void and have no effect (other than this Article 13, Article 14 and Article 15, which shall survive termination), and (ii) except as provided in this Section 13.3, none of Sellers, Buyer or any of their respective Related Persons shall have any liability or obligation arising under or in connection with this Agreement.

(b)           If this Agreement is terminated by Buyer pursuant to Section 13.2(a)(iv), Buyer shall be entitled to an amount equal to $850,000.  This amount will constitute an administrative expense of Sellers under the Bankruptcy Code (which will be a super-priority administrative expense claim against the proceeds received by the Debtors upon consummation of any subsequent transaction with priority to such proceeds over any and all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code).

ARTICLE 14
MISCELLANEOUS

SECTION 14.1.    Successors and Assigns.  This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.  Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto, and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, however, that Buyer shall have the right to assign any rights hereunder to one or more designated assignees, including the right to acquire all or part of the Acquired Assets on the Closing Date or in accordance with Section 6.19; provided that Buyer shall not be relieved of any of its obligations hereunder to the extent not performed by the designated assignee.

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SECTION 14.2.    Governing Law; Jurisdiction.  This Agreement shall be construed, performed and enforced in accordance with, and governed by, the Laws of the State of New York, except to the extent that the Laws of such State are superseded by the Bankruptcy Code.  For so long as the Debtors are subject to the jurisdiction of the Bankruptcy Court, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the exclusive jurisdiction of, the Bankruptcy Court with respect to the Debtors.  After Sellers are no longer subject to the jurisdiction of the Bankruptcy Court, any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York (or, if does not have subject matter jurisdiction with respect to such action or proceeding, in the courts of the State of New York sitting in Manhattan), and by execution and delivery of this Agreement, each of the parties consents to the nonexclusive jurisdiction of those courts.  Each of the parties irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or the transactions contemplated hereby.

SECTION 14.3.    Warranties Exclusive.  The representations and warranties contained herein are the only representations or warranties given by Sellers or Buyer and all other express or implied warranties are disclaimed.  Without limiting the foregoing, Buyer acknowledges that the Acquired Assets are conveyed on an “AS IS,” “WHERE IS” and “WITH ALL FAULTS” basis and that all warranties of merchantability or fitness for a particular purpose are disclaimed.

SECTION 14.4.    Notification of Certain Matters.  Sellers shall give reasonably prompt notice to Buyer of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate, in any material respect, or (ii) any covenant, condition or agreement contained in this Agreement not be complied with or satisfied, in any material respect; (b) any failure or inability of Sellers to comply, in any material respect, with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (c) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated hereby; and (d) any change that would reasonably be expected to have a Material Adverse Effect.

SECTION 14.5.    No Recourse Against Third Parties.  Buyer, on the one hand, and each of Sellers, on the other hand, agrees for itself and for all of its officers, directors, shareholders, members, partners, Affiliates, attorneys, agents and any other parties making any Claim by, through or under the rights of such Persons (collectively, the “Claim Group”) that no member of the Claim Group shall have any rights against any officer, director, attorney or agent of the other party or its Affiliates or any shareholder, member or partner of the other party or its Affiliates who is an individual (each, individually, a “Non-Recourse Person”) for any damages, suits, Claims, proceedings, fines, judgments, costs or expenses (including attorneys’ fees and incidental, consequential or punitive damages) (collectively, “Losses”) that any party may suffer in connection with this Agreement or any Ancillary Agreement; provided, that a Person is not a Non-Recourse Person with respect to its obligations under any Ancillary Agreement.  If any member of the Claim Group makes a claim against any Person that is not a Non-Recourse Person

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(a “Third Party”) that in any way gives rise to a claim by such Third Party against any Non-Recourse Person asserting that such Non-Recourse Person is or may be liable to such Third Party with respect to any Losses arising in connection with this Agreement or any Ancillary Agreement (whether by way of indemnification, contribution, or otherwise on any theory whatever) (a “Claim Over”), such member of the Claim Group shall reduce or credit against any judgment or settlement such member of the Claim Group may obtain against such Third Party the full amount of any judgment or settlement such Third Party may obtain against the Non-Recourse Person on such Claim Over, and shall, as part of any settlement with such Third Party, obtain from such Third Party for the benefit of such Non-Recourse Person a satisfaction in full of such Third Party’s Claim Over against the Non-Recourse Person.  For the avoidance of doubt, nothing contained in this Section 14.5 impacts or releases any Claims that Buyer or its Affiliates have in respect of any indebtedness held by them that is not released pursuant to Section 2.1(a) of this Agreement, not does it impact or release any Claims included in the Acquired Assets.

SECTION 14.6.    Mutual Drafting.  This Agreement and the Ancillary Agreements are the result of the joint efforts of Buyer and Sellers, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there is to be no construction against either party based on any presumption of that party’s involvement in the drafting thereof.

SECTION 14.7.    Expenses.  Except as otherwise provided herein, each of the parties hereto shall pay its own expenses in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, including any legal and accounting fees, whether or not the transactions contemplated hereby or thereby are consummated.  Buyer shall pay the cost of all surveys, title insurance policies and title reports obtained in connection with this Agreement and the transactions contemplated hereby and all filing fees required to be paid in connection with any filings made or notices given pursuant to any Antitrust Law.  In addition, to the extent any Business Records or other documents that are required to be delivered by Sellers to Buyer pursuant to Section 3.2(d) are not located at a site included in the Acquired Assets, Buyer will pay the delivery fees for delivering such records and documents to a location specified by Buyer.

SECTION 14.8.    Broker’s and Finder’s Fees.  Each of the parties represents and warrants that no broker or finder in connection with any of the transactions contemplated by this Agreement shall be entitled to receive any fees or expenses from any other party, the fees and expenses of whom shall, as between the parties hereto, be the responsibility of the other party.  Sellers will jointly and severally indemnify and hold Buyer harmless with respect to any breach by Sellers of this Section 14.8 and Buyer will indemnify and hold Sellers harmless with respect to any breach by Buyer of this Section 14.8.

SECTION 14.9.    Severability.  In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

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SECTION 14.10.  Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given:  (a) on the date of service if served personally on the party to whom notice is to be given; (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (c) on the day of transmission if sent via electronic mail to the electronic mail address given below; (d) on the day after delivery by Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (e) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to any Seller:

c/o WorldSpace, Inc.
8515 Georgia Avenue
Silver Spring, MD 20910
Attention:  Robert A. Schmitz
Facsimile:  (202) 969-2200
Electronic Mail Address:  bschmitz@qtadvisors.com

Copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attention:  Andrew V. Tenzer, Esq.
Facsimile:  (212) 848-7179
Electronic Mail Address:  atenzer@shearman.com

If to Buyer:

Yazmi USA LLC
5222 MacArthur Blvd NW
Washington DC, 20016-2506
Attention:  Noah Samara
Facsimile:  301-231-6206
Electronic Mail Address:  Noahsamara@gmail.com

Copy to:

Knowles Husain Lindsay Inc.
P.O. Box 782687
Sandton 2146
Dx 42 Sandton Square
South Africa

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Attention:  Cindy Bezvidenhout
Telephone:  +27-11-669-6000
Facsimile:  +27-11-669-6299

Any party may change its address for the purpose of this Section 14.10 by giving the other party written notice of its new address in the manner set forth above.

SECTION 14.11.  Amendments; Waivers.  This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance.  Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be or construed as a furthering or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

SECTION 14.12.  Public Announcements.  No party shall make any press release or public announcement concerning the transactions contemplated by this Agreement or any Ancillary Agreement without the prior written approval of the other parties, unless a press release or public announcement is required by Law or Order of the Bankruptcy Court.  If any such announcement or other disclosure is required by Law or Order of the Bankruptcy Court, the disclosing party shall give the nondisclosing party prior notice of, and an opportunity to comment on, the proposed disclosure.  The parties acknowledge that Sellers shall file this Agreement with the Bankruptcy Court in connection with obtaining the Sale Order.

SECTION 14.13.  Employee and Customer Announcements.  Sellers shall not make any announcement of this Agreement to any of their customers or employees without providing prior notice to Buyer and reasonably considering any comments Buyer may have with respect to such announcement.  Buyer shall be entitled to participate in any communication with customers or employees in connection with any such announcement.

SECTION 14.14.  Entire Agreement.  This Agreement, the Assignment of Intellectual Property, the assignment and assumption agreements and bills of sale contemplated hereby, and the Transition Services Agreement, if applicable, contain the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions.  All schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

SECTION 14.15.  Parties in Interest.  Except as set forth in Section 14.5, nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than Sellers and Buyer and their respective successors and permitted assigns.  Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any Third Parties to Sellers or Buyer.  No provision of this Agreement shall give any Third Parties any right of subrogation or action over or against Sellers or Buyer.

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SECTION 14.16.  Headings.  The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

SECTION 14.17.  Construction.  Unless the context of this Agreement otherwise requires, (i) words of any gender include the other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement as a whole and not to any other particular Article, Section or other subdivision, (iv) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and (v) “shall,” “will,” or “agrees” are mandatory, and “may” is permissive.

SECTION 14.18.  Currency.  Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in United States currency.

SECTION 14.19.  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.  Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

ARTICLE 15
DEFINITIONS

SECTION 15.1.    Certain Terms Defined.  As used in this Agreement, the following terms shall have the following meanings:

“ACMA” means the Australian Communications and Media Authority.

“Acquired Assets” has the meaning specified in Section 1.1.

“Acquired Subsidiaries” means the Subsidiaries listed on Schedule 1.1(o) of the Disclosure Schedule as such schedule may be updated by Buyer prior to Closing, which as of the date of this Agreement consist of the following:  (1) the German Entity, (2) the Italian Entity, and (3) the Australian Entity.

“Adjustment Date” has the meaning specified in Section 11.1(b).

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person.

“AfriSpace” has the meaning set forth in the introductory paragraph.

“Agreement” has the meaning set forth in the introductory paragraph.

“Allocation Schedule” has the meaning specified in Section 11.4.

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“Ancillary Agreement” means the Transition Services Agreement and the Assignment of Intellectual Property.

“Antitrust Law” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other Laws and Orders that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“ASIC” means the Australian Securities & Investments Commission.

“Assigned Contracts” has the meaning specified in Section 1.1(h).

“Assigned Contracts Schedules” means each of the following Schedules to the Disclosure Schedule:  Schedule 1.1(d), Schedule 1.1(f), Schedule 1.1(g) and Schedule 1.1(h).

“Assignment of Intellectual Property” means the Intellectual Property Assignment to be executed between Sellers and Buyer, in the form satisfactory to Sellers and Buyer.

“Assumed Liabilities” has the meaning specified in Section 1.3.

“Australian Entity” means AsiaSpace Limited ACN 068 078 731, a company organized under the laws of Australia.

“Bankruptcy Adverse Effect” means any of the following shall have occurred:  (a) any of the Chapter 11 Cases shall have been converted to a case under Chapter 7 of the Bankruptcy Code without the prior written consent of Buyer, (b) a trustee or examiner shall have been appointed in any of the Chapter 11 Cases without the prior written consent of Buyer, (c) Insolvency Proceedings shall have been commenced in respect of any Acquired Subsidiary without the prior written consent of Buyer, (d) any Debtor shall have filed a plan of reorganization or liquidation in any of the Chapter 11 Cases that is not acceptable to Buyer, (e) any motion for relief from stay shall have been filed in any of the Chapter 11 Cases with respect to an Acquired Asset and, as of the Closing Date, shall not have been resolved by a Final Order entered by the Bankruptcy Court in form and substance satisfactory to Buyer and Seller, or (f) any Debtor shall have filed a motion under Section 554 of the Bankruptcy Code with respect to the abandonment of any of the Acquired Assets.

“Bankruptcy Code” has the meaning set forth in the recitals.

“Bankruptcy Court” has the meaning set forth in the recitals.

“BNetzA” means the German Federal Network Agency (Bundesnetzagentur)

“Business Day” means any day other than Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in New York, New York are authorized by Law or other Government action to close.

“Business Intellectual Property” means the Owned Intellectual Property and the Licensed Intellectual Property.

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“Business IP Agreements” means all licenses of Intellectual Property (i) from any Seller or Subsidiary to any third party and (ii) from any third party to any Seller or Subsidiary.

“Business Records” has the meaning specified in Section 1.1(k).

“Buyer” has the meaning set forth in the introductory paragraph.

“Buyer Termination Date” has the meaning specified in Section 13.2(a)(ii).

“Chapter II Cases” means, collectively, the cases commenced and to be commenced by Sellers under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

“China Entity” means WorldSpace (China) Information Technology Ltd.

“Claim Group” has the meaning specified in Section 14.5.

“Claim Over” has the meaning specified in Section 14.5.

“Claims” means any and all claims (including as defined in Section 101(5) of the Bankruptcy Code), rights, demands, credits, allowances, rebates, causes of action, known or unknown, pending or threatened (including all causes of action arising under Sections 510, 544 through 551 and 553 of the Bankruptcy Code or under similar state Laws including fraudulent conveyance claims, and all other causes of action of a trustee and debtor in possession under the Bankruptcy Code) or rights of set off and recoupment, and Successor Liability Claims.

“Clayton Act” means title 15 of the United States Code §§ 12-27 and title 29 of the United States Code §§ 52 53, as amended.

“Closing” has the meaning specified in Section 3.1.

“Closing Date” has the meaning specified in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Communication Licenses” means all licenses, permits, orders or other authorizations issued by the FCC, the ACMA, the ITU, and any equivalent authority in each other jurisdiction in which any Seller or any Acquired Subsidiary operates or as presently proposed to be operated.

“Consent” means any consent, approval, authorization, qualification, waiver or notification of a Government or notification of a customer, as required by a Government.

“Contract” means any written or oral contract, agreement, license, warranty, sublicense, lease, sublease, mortgage, instruments, guarantees, commitment, undertaking or other similar arrangement, whether express or implied, and including all amendments and modifications thereto.

“Customer Contracts” has the meaning specified in Section 1.1(f).

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“Danish Entity” means WorldSpace Europe Holdings ApS, a company organized under the laws of Denmark.

“Danish Restructuring” means, subject to applicable Law a restructuring of the Danish Entity and its assets which results in the direct or indirect acquisition by Buyer of the Italian Entity and the German licenses held by the Danish Entity, but not the French Entity or the Spanish Entity, and which will include the creation of the German Entity.

“Debtors” has the meaning set forth in the introductory paragraph.

“Disclosure Schedule” means the disclosure schedule accompanying this agreement.

“Dubai Entity” means WorldSpace Middle East FZCO.

“Employee Benefit Plan” means (i) any “employee benefit plan” (as such term is defined in ERISA §3(3)) and (ii) any other profit sharing, savings, deferred compensation, bonus, pension, retirement, severance, stock option, stock appreciation, stock purchase, performance share, health, welfare or incentive, plan, contract, commitment, program, policy, agreement (including an employment or independent contractor agreement), arrangement or practice, written or otherwise, and including in each case any Law providing for the same.

“Environmental Laws” means all currently existing federal, state, provincial, municipal, local and foreign statutes, ordinances, rules, Orders, regulations and other provisions having the force of law regarding pollution, use of land or protection of the environment.

“Equipment” has the meaning specified in Section 1.1(b).

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person treated as a single employer with any Person pursuant to Section 414 of the Code.

“Excluded Assets” has the meaning specified in Section 1.2.

“Excluded Contracts” has the meaning specified in Section 1.2(b).

“Excluded Liabilities” has the meaning specified in Section 1.4.

“Excluded Subsidiaries” has the meaning specified in Section 1.2(h).

“FATA Act” means the Foreign Acquisitions and Takeovers Act 1975 (Cth).

“FCC” means the United States Federal Communications Commission.

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“FCPA” has the meaning specified in Section 4.11(e).

“Federal Trade Commission Act” means title 15 of the United States Code §§ 41-58, as amended.

“Final Order” means an order entered by the Bankruptcy Court the operation or effect of which has not been stayed, reversed or amended, and as to which order the time to appeal or to seek review, reconsideration, or rehearing has expired and as to which (i) no appeal or request for review, reconsideration, or rehearing was filed, or (ii) if an appeal or request for review, reconsideration, or rehearing was filed, such appeal or request for review, reconsideration, or rehearing is no longer pending.

“Financial Statements” has the meaning specified in Section 4.5.

“FIRB” means the Foreign Investment Review Board.

“GAAP” has the meaning specified in Section 4.5.

“German Entity” means a new German GmbH that will be created in connection with the Danish Restructuring to hold the German licenses currently held by the Danish Entity.

“Government” means any agency, board, department, commission, division, subdivision, audit group, procuring office or governmental or regulatory authority, or any adjudicatory body thereof, of the United States, Canada, any state, municipality, county or province thereof or of any federal, state or local foreign government, including the employees and agents thereof or private entities authorized by such government authorities.

“Guaranteed Pension Plan” means any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by any Seller, any Acquired Subsidiary or any of their respective ERISA Affiliates the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

“Hazardous Substance” has the meaning specified in Section 4.11(b).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IMC” means the Italian Ministry of Communications.

“Improvements” means the buildings, improvements and structures now existing on the Real Estate or demised under the Real Estate Leases.

“Initial Payment” has the meaning specific in Section 2.2.

“Insolvency Proceeding” means any voluntary or involuntary proceeding commenced against or by a Person as “debtor” for any relief under bankruptcy or insolvency Laws, or Laws relating to the relief of debtors, reorganizations, arrangements, compositions, or extensions.

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“Intellectual Property” means all (a) trademarks, service marks, Internet domain names, trade dress, trade names, logos, corporate names, all applications and registrations for all of the foregoing, and all goodwill associated exclusively therewith; (b) patents, and applications therefor and all related materials; (c) trade secrets and other confidential business information (including ideas, research and development and know-how; (d) copyrights, including copyrights in computer software, and registrations and applications therefor; and (e) all other proprietary rights, and in each case, all copies and tangible embodiments thereof (in whatever form or medium).

“Interest” means “interest” as that term is used in Section 363(f) of the Bankruptcy Code.

“IRS” means Internal Revenue Service.

“Italian Entity” means WorldSpace Italia S.p.A.

“ITAR” means the International Traffic in Arms Regulations.

“ITU” means the International Telecommunication Union.

“Knowledge of Sellers,” “Sellers’ Knowledge” or any other similar term or knowledge qualification means the actual knowledge, after reasonable inquiry, of Ted Lemma, Robert Schmitz, Don Frickel, Hussein Sallam, Gary Allan and Tarek Abdel-Nabi; provided that, with respect to the Italian Entity, “Knowledge of Sellers,” “Sellers’ Knowledge” or any other similar term or knowledge qualification means the actual knowledge of Ted Lemma, Robert Schmitz, Don Frickel, Hussein Sallam, Gary Allan, Stuart Fishkin and Tarek Abdel-Nabi.

“Law” means any law, statute, code, regulation, rule or other legal requirement of any Government (including foreign, federal, state and local securities laws and regulations and the rules and regulations of the NASDAQ Global Market).

“Liability” means any debt, liability, commitment, guaranty, warranty or obligation of any kind, character or nature whatsoever, whether known or unknown, secured or unsecured, conditional or unconditional, liquidated or unliquidated, choate or inchoate, accrued, fixed, absolute, potential, contingent or otherwise, and whether due or to become due.

“Licensed Intellectual Property” means Intellectual Property that Sellers or the Subsidiaries are licensed to use pursuant to the Business IP Agreements.

“Lien” means any lien (including as defined in Section 101(37) of the Bankruptcy Code), encumbrance, claim (as defined in Section 101(5) of the Bankruptcy Code), rights (including rights arising pursuant to a gift), demand, charge, mortgage, deed of trust, option, pledge, security interest or similar interests, title defects, hypothecations, easements, rights of way, restrictive covenants, encroachments, rights of first refusal, preemptive rights, judgments, conditional sale or other title retention agreements and other impositions, imperfections or defects of title or restrictions on transfer or use of any nature whatsoever.

“Losses” has the meaning specified in Section 14.5.

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“Material Adverse Effect” means any state of facts, event, change or effect that, individually or in the aggregate, results in a material adverse effect on the (a) ability of Sellers or Buyer to consummate the transactions contemplated by this Agreement or otherwise to comply with its obligations hereunder or (b) with respect to Sellers, is or is reasonably likely to be materially adverse to the business, the Acquired Assets, financial condition, or results of operation of Sellers and the Acquired Subsidiaries, taken as a whole, but excluding any state of facts, event, change or effect caused by events, changes or developments relating to (i) the transactions contemplated by this Agreement or the announcement thereof; (ii) changes or conditions affecting the industries of which Sellers and their Subsidiaries are a part that would not reasonably be expected to have a materially disproportionate impact on Sellers and the Acquired Subsidiaries, taken as a whole, relative to other participants in the industry in which Sellers conduct their business; (iii) changes in economic, regulatory or political conditions that would not reasonably be expected to have a materially disproportionate impact on Sellers and the Acquired Subsidiaries, taken as a whole, relative to other participants in the industry in which Sellers conduct their business; or (iv) any act(s) of war or of terrorism.

“Material Contracts” has the meaning specified in Section 4.14.

“Multiemployer Plan” has the meaning set forth in ERISA §3(37).

“Non-Recourse Person” has the meaning specified in Section 14.5.

“Ofcom” means the Swiss Federal Office of Communication.

“Officers and Directors” has the meaning specified in Section 4.2.

“Order” means any order, judgment, injunction or decree of any court, Government or arbitrator.

“Other Contracts” has the meaning specified in Section 1.1(h).

“Owned Intellectual Property” means Intellectual Property owned by any Seller or Subsidiary.

“PBGC” means the Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Guaranteed Pension Plans and set forth in, with respect to plan years ending prior to the effective date as to such Guaranteed Pension Plan of the Pension Protection Act of 2006, §412 of the Code and §302 of ERISA each as in effect prior to the Pension Protection Act of 2006 and, thereafter, §§412 and 430 of the Code and §§302 and 303 of ERISA.

“Permit” means any license, certificate, permit, authorization, right, approval or registration issued by any Government, including the Communications Licenses, and pending applications for any of the foregoing.

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“Permitted Liens” means:  (i) such covenants, conditions, restrictions, easements, encroachments or encumbrances (other than an encumbrance securing indebtedness), or any other state of facts, that do not materially interfere with the present occupancy of the Real Estate or the use of such Real Estate as it has been used by Sellers in connection with the Acquired Assets prior to the Closing Date; (ii) a lessor’s interest in, and any mortgage, pledge, security interest, encumbrance, lien (statutory or other) or conditional sale agreement on, or affecting a lessor’s interest in, property underlying any of the Real Estate Leases; (iii) licenses by an Acquired Subsidiary of Owned Intellectual Property which are disclosed on Schedule 4.10 of the Disclosure Schedule.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Government.

“Personal Property Leases” has the meaning specified in Section 1.1(d).

“Petition Date” has the meaning specified in the recitals.

“Plan” has the meaning specified in Section 4.18(a).

“Preferred Stock”, as applied to the capital stock of any Person, means the Equity Interests of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of capital stock of any other class of such Person.

“Purchase Price” has the meaning specified in Section 2.1.

“Real Estate” means all real property at any time owned or leased (as lessee or sublessee) by any Seller or Acquired Subsidiary.

“Real Estate Lease” has the meaning specified in Section 1.1(a).

“Registered” means issued by, registered or filed with, renewed by or the subject of a pending application before any Government or Internet domain name registrar.

“Regulatory Approvals” means any approvals by, or notifications to, any Government or any other Person with respect to Permits owned by any Seller or Acquired Subsidiary, or any new Permits, that are required in connection with (a) the assignment of the Permits owned by Sellers to Buyer in accordance with this Agreement, (b) the change in control of the Acquired Subsidiaries, (c) the transfer of customers contemplated by this Agreement, or (d) any other aspect of the performance by Buyer and Sellers of their obligations under this Agreement and each Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby.

“Related Party” means, with respect to any Person, any Affiliate of such Person and the officers, directors, employees, managers, members and partners of such Person and of any Affiliate of such Person, and any Person in which any of such officers, directors, employees, managers, members or partners has any direct or indirect interest, other than less than five percent of the aggregate Equity Interests in any Person whose securities are publicly traded.

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Related Party also includes in the case of Sellers, Yenura Pte. Ltd, Noah Samara, Stonehouse Capital Limited, Salah Idris, Mohammed Al Amoudi, Khalid Bin Mahfouz, Abdulrahman Bin Mahfouz and Sultan Bin Mahfouz and their respective successors, heirs and assigns.

“Related Person” means, with respect to any Person, all past, present and future directors, officers, members, managers, partners, stockholders, employees, controlling persons, agents, professionals, attorneys, accountants, investment bankers, Affiliates or representatives of any such Person.

“Rules” means the Federal Rules of Bankruptcy Procedure.

“S&S Offices” has the meaning specified in Section 3.1.

“Sale Motion” has the meaning specified in Section 8.1(a).

“Sale Order” means the Order in the form of Exhibit A attached hereto, or such other form satisfactory to Sellers and Buyer.

“Satco” has the meaning set forth in the introductory paragraph.

“Satco Motion” has the meaning set forth in Section 8.3.

“Satellites” has the meaning specified in Section 4.22(a).

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“SEC Documents” has the meaning specified in Section 4.5.

“Sellers” has the meaning set forth in the introductory paragraph.

“Sellers Termination Date” has the meaning specified in Section 13.2(a)(iii).

“Sherman Act” means title 15 of the United States Code §§ 1-7, as amended.

“Singapore Entity” means WorldSpace Asia Pte Ltd.

“South Africa Entity” means WorldSpace Southern Africa (PTY) Ltd.

“Straddle Period” has the meaning specified in Section 11.1(b).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly/ or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any

55

Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

“Successor Liability Claims” means claims within the meaning of Section 101(5) of the Bankruptcy Code that are based upon successor liability theories recognized under non-bankruptcy law.

“Supplier Contracts” has the meaning specified in Section 1.1(g).

“Swiss Entity” means a new Swiss GmbH that may be created to hold the Swiss License currently held by WorldSpace, and that will be owned by WorldSpace.

“Swiss License” means License No. 2301467 granted by the Switzerland Federal Office of Communication to WorldSpace on March 30, 2008 allowing the use of terrestrial repeaters for the retransmission of satellite signals within Switzerland.

“Tax Return” means any report, return, information return, filing or other information, including any schedules, exhibits or attachments thereto, and any amendments to any of the foregoing required to be filed or maintained in connection with the calculation, determination, assessment or collection of any Taxes (including estimated Taxes).

“Taxes” means all taxes, however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any Government, which taxes shall include all income taxes, Transaction Taxes, payroll and employee withholding, unemployment insurance, social security (or similar), withholding taxes, sales and use, excise, franchise, gross receipts, occupation, real and personal property, stamp, transfer, workmen’s compensation, customs duties, registration, documentary, value added, alternative or add on minimum, estimated, environmental (including taxes under Section 59A of the Code) and other obligations of the same or a similar nature, whether arising before, on or after the Closing Date.

“Termination Order” has the meaning specified in Section 13.2(a)(vi).

“Third Party” has the meaning specified in Section 14.5.

“Transaction Taxes” has the meaning specified in Section 11.1(a).

“Transferred Employees” has the meaning specified in Section 9.1.

“Transition Services Agreement” has the meaning specified in Section 6.7.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

“Welfare Benefits” has the meaning specified in Section 9.5.

56

“WorldSpace” has the meaning set forth in the introductory paragraph.

“WorldSpace Licenses” has the meaning specified in Section 4.13.

“WSC” has the meaning set forth in the introductory paragraph.

(Signatures are on the following pages)

57

IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

WORLDSPACE, INC.

By:	/s/ Donald J. Frickel
	Name:	Donald J. Frickel
	Title:	EVP & General Counsel

AFRISPACE, INC.

By:	/s/ Donald J. Frickel
	Name:	Donald J. Frickel
	Title:	Secretary

WORLDSPACE SYSTEMS CORPORATION

By:	/s/ Donald J. Frickel
	Name:	Donald J. Frickel
	Title:	Secretary

WORLDSPACE SATELLITE COMPANY LTD.

By:	/s/ Donald J. Frickel
	Name:	Donald J. Frickel
	Title:	Assistant Secretary

YAZMI USA LLC

By:	/s/ Noah A. Samara
	Name:	Noah A. Samara
	Title:	Chairman & CEO

[Signature Page to APA]

Exhibits and Schedules

Exhibits

Exhibit A	Sale Order

Schedules

Schedule 1.1(a)	Real Estate Leases
Schedule 1.1(b)	Equipment
Schedule 1.1(c)	Deposits, Prepaid Expenses and Prepayments
Schedule 1.1(d)	Personal Property Leases
Schedule 1.1(e)	Sellers’ Accounts and Notes Receivable
Schedule 1.1(f)	Customer Contracts
Schedule 1.1(g)	Supplier Contracts
Schedule 1.1(h)	Other Assigned Contracts
Schedule 1.1(i)	Owned Intellectual Property
Schedule 1.1(j)	Permits
Schedule 1.1(o)	Acquired Subsidiaries
Schedule 1.2(b)	Excluded Contracts
Schedule 1.2(h)	Excluded Subsidiaries
Schedule 1.2(k)	Letters of Credit
Schedule 1.2(m)	Excluded Assets
Schedule 1.3(c)	Cure Costs
Schedule 1.4	Excluded Liabilities
Schedule 1.5(b)	Contracts to be Rejected
Schedule 4.2	Acquired Subsidiary Shareholder and Voting Agreements
Schedule 4.6	Undisclosed Liabilities
Schedule 4.7	Taxes
Schedule 4.8	Title Exceptions
Schedule 4.9	Lease Defaults
Schedule 4.10	Intellectual Property and Related Matters
Schedule 4.11	Compliance with Applicable Laws
Schedule 4.12	Permits
Schedule 4.13	Communication Licenses
Schedule 4.14	Material Contracts
Schedule 4.15	Litigation
Schedule 4.16	Absence of Certain Changes or Events
Schedule 4.17	Employee Matters
Schedule 4.18	Employee Benefit Plans
Schedule 4.20	Governmental Consents, Approvals and Notifications
Schedule 4.21	Affiliate and Related Party Transactions
Schedule 4.22	Satellites
Schedule 4.23	Insurance
Schedule 5.4	Buyer Consents
Schedule 6.1	Planned Dispositions of Assets

FINAL

DISCLOSURE SCHEDULE

to

by and among

WORLDSPACE, INC.,
AFRISPACE, INC.,
WORLDSPACE SYSTEMS CORPORATION,
WORLDSPACE SATELLITE COMPANY LTD.

and

YAZMI USA LLC

Dated as of May 9, 2010

Reference is hereby made to that certain Asset Purchase Agreement (the “Agreement”), dated as of May 9, 2010, by and among WORLDSPACE, INC., a Delaware corporation (“WorldSpace”), AFRISPACE, INC., a Maryland corporation (“AfriSpace”), WORLDSPACE SYSTEMS CORPORATION, a Delaware corporation (“WSC”), WORLDSPACE SATELLITE COMPANY LTD., a business company incorporated under the laws of the British Virgin Islands (“Satco” and together with WorldSpace, WSC and AfriSpace, the “Debtors” or “Sellers”), and YAZMI USA LLC, a Delaware limited liability company (“Buyer”).  This Disclosure Schedule (the “Disclosure Schedule”) has been prepared and delivered in accordance with the Agreement.  References to section numbers in the headings of the Disclosure Schedule relate to the corresponding sections of the Agreement.  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

No disclosure of any matter or liability contained in any section of the Disclosure Schedule shall create any implication that such matter or liability is deemed an Assumed Liability.  The determination of whether any matter or liability is an Assumed Liability shall be governed exclusively by Section 1.3 of the Agreement.

Schedule 1.1(a)
REAL ESTATE LEASES

Seller:	Lease:	Real property address:
WorldSpace, Inc.
License with respect to the 8th Floor, dated November 14, 2008, and License with respect to the 9th Floor dated May 15, 2009, and subsequently amended by the execution of First Amendment to License with respect to the 9th Floor, dated September 29, 2009.  The Licenses is expected to expire prior to the Closing Date.  Second Amendment to License, dated March 2, 2010, terminated April 15, 2010.

8515 Georgia Avenue, Silver Spring, MD 20910
Seller to use its commercially reasonable best efforts to renew this lease until September 30, 2010, with a right to extend month to month thereafter.

Schedule 1.1(b)
EQUIPMENT

1.  See attached spreadsheet.

2.  The following Satellites:

AfriStar Satellite

•	Astrium (Matra Marconi) Eurostar 2000+ Bus
•	Alcatel Communications Payload
•	Launched via an Ariane IV in October, 1998
•	Completed In-Orbit Testing January, 1999
•	Design Lifetime 12 Yrs
•	Maneuver Lifetime 15 Yrs
•	Current Age (time since launch) = 11.05 years
•	Geo-stationary Orbit at 21° E Longitude
•	On Orbit Maneuver Lifetime prediction to January 2014

AsiaStar Satellite

•	Astrium (Matra Marconi) Eurostar 2000+ Bus
•	Alcatel Communications Payload
•	Launched via an Ariane V in March 2000
•	Completed In-Orbit Testing April 2000
•	Design Lifetime 12 Yrs
•	Maneuver Lifetime 15 Yrs
•	Current age (time since launch) = 9.65 years
•	Geo-stationary Orbit at 105° E Longitude
•	On Orbit Maneuver Lifetime prediction to March 2015

Bangalore TCR

System	Equipment Description	Rack Qty	Mfg/Vendor	WS Company
Bangalore TCR
Uplink System
Antenna Subsystem
Antenna Assembly	6.2M Motorized Antenna, with X/L Band Feed	1	Vertex Antenna	WorldSpace SatCo
Antenna Drive Cabinet	Outdoor control cabinet	1	Vertex Antenna	WorldSpace SatCo
Interfacility Link	Cable Set, Coax and Control for Antenna System	1	Vertex Antenna	WorldSpace SatCo
ACU	Antenna Control Unit	1	Vertex Antenna	WorldSpace SatCo
RF
100W Solid State Power Amplifiers	SSPA pair, redundant configuration	2	Maxtec	WorldSpace SatCo
Upconverter	70 MHz to X-Band Upconverter	2	Miteq	WorldSpace SatCo
Uplink Switch (4x4)	70 Mhz Switch	1		WorldSpace SatCo
TLT	Test Loop Translator	1	Various	WorldSpace SatCo
Power Meter	HP Power Meter	1	HP	WorldSpace SatCo
Dehydrator	Waveguide Dehydrator	1	Andrews	WorldSpace SatCo
LNA	Low Noise Amplifiers	2	Maxtec	WorldSpace SatCo
LNA Switch	Low Noise Amplifier switch	1		WorldSpace SatCo
RF Divider	RF Switching Divider Network	1		WorldSpace SatCo
Down converters	L-Band to 70 MHz down converter	3	Miteq	WorldSpace SatCo
Downlink Switch (8x8)	70 Mhz Switch	1		WorldSpace SatCo
Baseband
TTC	3801 Telecommand, Telemetry and Ranging system	2	Enertec	WorldSpace SatCo
LMCS Switch	LMCS auto switching system	1
GPS	GPS Timing and Frequency generator	2	Datum	WorldSpace SatCo
GPS Switch	Auto Changeover Switch	1	Datum	WorldSpace SatCo
Local Monitor & Control System	PC with MCU and Discrete Interface	2	DELL PC, M&C Systems	WorldSpace SatCo
5 MHz RF Distribution	1:16 RF Splitter / Amp	1		WorldSpace SatCo
Network
Hub	Network Hub	2	Bay Networks	WorldSpace SatCo
2811 Router	Cisco IP router /WAN interface	2	Cisco	WorldSpace SatCo

Mauritius TCR

System	Equipment Description	Rack Qty	Mfg/Vendor	WS Company
Mauritius TCR - AfriStar AND AsiaStar
Uplink System
Antenna Subsystem
Antenna Assembly	6.2M Motorized Antenna, with X/L Band Feed	2	Vertex Antenna	WorldSpace SatCo
Antenna Drive Cabinet	Outdoor control cabinet	2	Vertex Antenna	WorldSpace SatCo
Interfacility Link	Cable Set, Coax and Control for Antenna System	2	Vertex Antenna	WorldSpace SatCo
ACU	Antenna Control Unit	2	Vertex Antenna	WorldSpace SatCo
RF
100W Solid State Power Amplifiers	SSPA pair, redundant configuration	4	Maxtec	WorldSpace SatCo
Upconverter	70 MHz to X-Band Upconverter	4	Miteq	WorldSpace SatCo
Uplink Switch (4x4)	70 Mhz Switch	1		WorldSpace SatCo
TLT	Test Loop Translator	2	Various	WorldSpace SatCo
Power Meter	HP Power Meter	2	HP	WorldSpace SatCo
Dehydrator	Waveguide Dehydrator	2	Andrews	WorldSpace SatCo
LNA	Low Noise Amplifiers	4	Maxtec	WorldSpace SatCo
LNA Switch	Low Noise Amplifier switch	2		WorldSpace SatCo
RF Divider	RF Switching Divider Network	1		WorldSpace SatCo
Down converters	L-Band to 70 MHz down converter	4	Miteq	WorldSpace SatCo
Downlink Switch (8x8)	70 Mhz Switch	1		WorldSpace SatCo
Baseband
TTC	3801 Telecommand, Telemetry and Ranging system	2	Enertec	WorldSpace SatCo
LMCS Switch	LMCS auto switching system	1
GPS	GPS Timing and Frequency generator	2	Datum	WorldSpace SatCo
GPS Switch	Auto Changeover Switch	1	Datum	WorldSpace SatCo
Local Monitor & Control System	PC with MCU and Discrete Interface	2	DELL PC, M&C Systems	WorldSpace SatCo
5 MHz RF Distribution	1:16 RF Splitter / Amp	1		WorldSpace SatCo
Network
Hub	Network Hub	2	Bay Networks	WorldSpace SatCo
2811 Router	Cisco IP router / WAN interface	2	cisco	WorldSpace SatCo

AsiaStar ROC

System	Equipment Description	Rack Qty	Location	Mfg/Vendor	WS Company
Ground Control Network
4503 Switch	Cisco 4503 Layer 3 Switch	3	Melbourne, AU	cisco	WorldSpace SatCo
RSA Secure ID	AAA Authentication	1	Melbourne, AU	cisco	WorldSpace SatCo
ASA 5510+ Firewall	Firewall / IDS	1	Melbourne, AU	cisco	WorldSpace SatCo
3825 router	cisco 3825 router	2	Melbourne, AU	cisco	WorldSpace SatCo
ADS Controller	Active domain controller	2	Melbourne, AU	HP	WorldSpace SatCo
Version Control system	Perforce Version control Software and Server	1	Melbourne, AU	HP / Perforce	WorldSpace SatCo
File Server	Network file Server	1	Melbourne, AU	HP	WorldSpace SatCo

Satellite Control
Workstations
DSS	Dynamic Satellite Simulator	1	Melbourne, AU	DEC/Astrium	WorldSpace SatCo
Epoch
Servers
FEP	Front End Processors for TM/TC/RG V20z	3	Melbourne, AU	SUN	WorldSpace SatCo
Database	Oracle Flat file Generator xw4300 Workstation	1	Melbourne, AU	HP	WorldSpace SatCo
Archive Server	Epoch Archive Server V20z	1	Melbourne, AU	SUN	WorldSpace SatCo
ABE	Telemetry analysis tool xw4300 Workstation	1	Melbourne, AU	HP	WorldSpace SatCo
Epoch Web	Web Server for access to Satellite TM V20z	1	Melbourne, AU	SUN	WorldSpace SatCo
WorkStations
Epoch clients	XP workstation xw4300	4	Melbourne, AU	HP	WorldSpace SatCo
Licenses
EPOCH T&C Server	Front End TM / TC / RG software	3	Melbourne, AU		WorldSpace SatCo
EPOCH T&C Client	Client for Server	4	Melbourne, AU	ISI	WorldSpace SatCo
EPOCH Database	Epoch Archive Software	1	Melbourne, AU	ISI	WorldSpace SatCo
ABE	Archive analysis	1	Melbourne, AU	ISI/ORACLE	WorldSpace SatCo
Trigger Server	Triggering Service to allow auto commanding / events	2	Melbourne, AU	ISI/PVWAVE	WorldSpace SatCo
Task Initiator	Allows Automated Tasks	2	Melbourne, AU	ISI	WorldSpace SatCo
Archive Manager		1	Melbourne, AU	ISI	WorldSpace SatCo
ARES	Procedure Commanding Software	4	Melbourne, AU	ISI

System	Equipment Description	Rack Qty	Location	Mfg/Vendor	WS Company
RAID Box	Sun StorEdge 3310 SCSI	1	Melbourne, AU	ISI	WorldSpace SatCo
NAS	Snap Server 4500, 1TB	1	Melbourne, AU	Sun	WorldSpace SatCo

Astrium - System to be retired
Servers
SCC Servers	Astrium Core CSC DEC 400 4/233	4	Melbourne, AU	DEC	WorldSpace SatCo
SCC Clients	Astrium Core CSC DEC 400 4/234	6	Melbourne, AU	DEC	WorldSpace SatCo
WorkStations
OPSAT	Operational Procedure Generator	2	Melbourne, AU
GAU	Ground Authentication Aunit	3	Melbourne, AU	SUN	WorldSpace SatCo
EUROPS	Flight Dynamics / TM processing	2	Melbourne, AU	HP	WorldSpace SatCo
Software
SCC Server	11.1-0	2	Melbourne, AU	Astrium	WorldSpace SatCo
COSMIC	3.2-0	2	Melbourne, AU	Astrium	WorldSpace SatCo
FD (Flight Dynamics)	2.2	2	Melbourne, AU	Astrium	WorldSpace SatCo
ESR	3	2	Melbourne, AU	Astrium	WorldSpace SatCo
OPSEXEC	2.6-1	3	Melbourne, AU	Astrium	WorldSpace SatCo
SCC Client	11.1-0	3	Melbourne, AU	Astrium	WorldSpace SatCo
SPREADSHEET	2	3	Melbourne, AU	Astrium	WorldSpace SatCo
PVWAVE	6.01	3	Melbourne, AU	Astrium	WorldSpace SatCo
ORACLE Products : Various (core)	7.x	3	Melbourne, AU	VNI	WorldSpace SatCo
PS++	2.1.1	2	Melbourne, AU	ORACLE	WorldSpace SatCo
IIog View	2.41	2	Melbourne, AU	Astrium	WorldSpace SatCo
GAU	2.04	3	Melbourne, AU	IIogs	WorldSpace SatCo
OPSEDIT	2.5-B	2	Melbourne, AU	Astrium	WorldSpace SatCo
OPSVERIF	2.5-B	2	Melbourne, AU	Astrium	WorldSpace SatCo
FrameMaker	5	2	Melbourne, AU	Astrium	WorldSpace SatCo
ORACLE Products : Various (core)	7.x	2	Melbourne, AU	Adobe	WorldSpace SatCo
Europs + Modules	2.0.1	2	Melbourne, AU	ORACLE	WorldSpace SatCo
Exceed	6	2	Melbourne, AU	Astrium	WorldSpace SatCo
WinZip	10	2	Melbourne, AU	Nico Computing	WorldSpace SatCo
Microsoft Office Pro	2003	2	Melbourne, AU	Microsoft	WorldSpace SatCo

System	Equipment Description	Rack Qty	Location	Mfg/Vendor	WS Company
Flight Dynamics
Servers
FocusGEO Server	HP Proliant DL360 G4	2	Melbourne, AU	HP	WorldSpace SatCo
Clients
FocusGEO Clients	HP XW6200 Workstations	2	Melbourne, AU	HP	WorldSpace SatCo
SOFTWARE
Servers	SW multi-mission Server site license	1	Melbourne, AU	GMV	WorldSpace SatCo
Clients	SW multi-mission Clients	2	Melbourne, AU	GMV	WorldSpace SatCo
autofocus	AutoFocus	1	Melbourne, AU	GMV	WorldSpace SatCo
MATOOL	Mission analysis	0

Mission Control
REGIONAL BUSINESS CORE FACILITY (RBCF)
RBCF Server	HP 9000 D Class Tower Servers. OS is HP- UX UNIX, version 10.1	2		HP	WorldSpace SatCo
RBCF Storage	HPA3311A Deskside Disk Storage Enclosures, each with (4) SCSI disks.	2		HP	WorldSpace SatCo
RBCF Client	RBCF Client PC, Dell Optiplex280	1		Dell	WorldSpace SatCo
RBCF Client	RBCF Client PC, Compaq DeskPro	1		HP	WorldSpace SatCo
Software	RBCF Server & Client Bundled OS + Application Software delivered from Alcatel	1		Alcatel	WorldSpace SatCo
MISSION CONTROL SYSTEM (MCC)				Alcatel	WorldSpace SatCo
MCC Server	HP 9000 C110 Desktop Workstations. OS is HP-UX UNIX, version 10.2	2		HP	WorldSpace SatCo
MCC RAID	HP A3515A AutoRAID Disk Storage units. 12H units, each with (5) SCSI disks	2		HP	WorldSpace SatCo
MCC RAID	Spare HP A3517A AutoRAID SCSI Disks for the HP A3515A AutoRAID Unit	5		HP	WorldSpace SatCo
SOFTWARE	MCC Software Bundled OS, Oracle DB + Application s/w delivered by Alcatel	1 set		Alcatel	WorldSpace SatCo
Peripherals	HP CD-ROM Drive & DEC DAT Tape Drive	1 ea		Alcatel	WorldSpace SatCo
COMMUNICATION SYSTEM MONITOR (CSMN)
CSMN WorkStation	HP Desktop Workstations. OS is HP-UX UNIX, version 10.2	2		HP	WorldSpace SatCo

System	Equipment Description	Rack Qty	Location	Mfg/Vendor	WS Company
Software	CSMN Bundled OS + Application Software delivered from Alcatel	1 set	HP	WorldSpace SatCo
Software	CSME Bundled OS + Application Software delivered from Alcatel	1 set	Alcatel	WorldSpace SatCo

Ground Control				WorldSpace SatCo
Spectrum Analyser	NI Spectrum analyser 7 HP 8562E / HP 8593E	3	HP	WorldSpace SatCo
CMCS	Central Monitor and Control	2	HP	WorldSpace SatCo
OpenView	HP openview software for network Control	1	HP	WorldSpace SatCo
Signal Generator	HP Signal Generator	1	HP	WorldSpace SatCo

Melbourne TCR

System	Equipment Description	Rack Qty	Mfg/Vendor	WS Company

Melbourne TCR
Uplink System
Antenna Subsystem
Antenna Assembly	6.2M Motorized Antenna, with X/L Band Feed	1	Vertex Antenna	WorldSpace SatCo
Antenna Drive Cabinet	Outdoor control cabinet	1	Vertex Antenna	WorldSpace SatCo
Interfacility Link	Cable Set, Coax and Control for Antenna System	1	Vertex Antenna	WorldSpace SatCo
ACU	Antenna Control Unit	1	Vertex Antenna	WorldSpace SatCo
RF
100W Solid State Power Amplifiers	SSPA pair, redundant configuration	2	Maxtec	WorldSpace SatCo
Upconverter	70 MHz to X-Band Upconverter	2	Miteq	WorldSpace SatCo
Uplink Switch (4x4)	70 Mhz Switch	1		WorldSpace SatCo
TLT	Test Loop Translator	1	Various	WorldSpace SatCo
Power Meter	HP Power Meter	1	HP	WorldSpace SatCo
Dehydrator	Waveguide Dehydrator	1	Andrews	WorldSpace SatCo
LNA	Low Noise Amplifiers	2	Maxtec	WorldSpace SatCo
LNA Switch	Low Noise Amplifier switch	1		WorldSpace SatCo
RF Divider	RF Switching Divider Network	1		WorldSpace SatCo
Down converters	L-Band to 70 MHz down converter	3	Miteq	WorldSpace SatCo
Downlink Switch (8x8)	70 Mhz Switch	1		WorldSpace SatCo
Baseband
TTC	3801 Telecommand, Telemetry and Ranging system	2	Enertec	WorldSpace SatCo
LMCS Switch	LMCS auto switching system	1		WorldSpace SatCo
GPS	GPS Timing and Frequency generator	2	Datum	WorldSpace SatCo
GPS Switch	Auto Changeover Switch	1	Datum	WorldSpace SatCo
Local Monitor & Control System	PC with MCU and Discrete Interface	2	DELL PC, M&C Systems	WorldSpace SatCo
5 MHz RF Distribution	1:16 RF Splitter / Amp	1		WorldSpace SatCo
Network
Hub	Network Hub	2	Bay Networks	WorldSpace SatCo

Melbourne BOC

Equipment/card in use	System	Rack quantity	WS Company	Comments	Mfg/Vendor
Chassis Power supplies	PFLS studio Chassis	4	Worldspace Inc	We have 2 supplies per chassis 1 in use 1 hot spare	GSI/ FHG
MPEG boards	PFLS studio Chassis	6	Worldspace Inc	We have 6 in chassis wired for use, 2 as hot spare at present	GSI/ FHG
BSB boards	PFLS studio Chassis	3	Worldspace Inc	2 bds in use 1 hot spare ,	GSI/ FHG
Channel Bridge boards	PFLS studio Chassis	4	Worldspace Inc	1 bds in use 1 hot spare , per chassis	GSI/ FHG
Modulator Boards	PFLS Uplink Chassis	18	Worldspace Inc	16 in use, 2 as hot spare	GSI/ FHG
DIB ( digital interface bd)	PFLS Uplink Chassis	1	Worldspace Inc	1 in the chassis but not in use	GSI/ FHG

M & C Systems DIO chassis x 1	LMCS rack	1	Worldspace Inc	Digital I/O interface	GSI
Rocket Port Adapter for LMCS computer x 1	LMCS rack	1	Worldspace Inc	Handles all the serial data to the external equipment, SSPA’s etc	Rocket port
Dell LMCS computer x 1	LMCS rack	1	Worldspace Inc	Standard domestic computer with a rocket port adapter	Dell
Active 4 port hub x 1	LMCS rack	1	Worldspace Inc	Standard domestic active hub
MP3 Playout spares, 73 GB SCSI, 18 GB SCSI, SBLive, Adaptec raid card, power supply	LMCS rack	1	Worldspace Inc	Hard drive storage for the Audio Server	Adaptec
Datum RF Distribution Amp x 1	LMCS rack	1	Worldspace Inc	Distributes the 10 Mhz reference clock	Datum
Laptop for config tool x 1	External	1	Worldspace Inc	Standard domestic laptop enables fast configuration and diagnostics of the Pfls,	IBM
Compaq MI 350	LMCS rack	1	Worldspace Inc		Compaq

ARMS Rack
Analogue level meter x 4	PFLS ARMS rack	4	Worldspace Inc	4 meters in use	Dorroughs
Digital level meter x 4	PFLS ARMS rack	4	Worldspace Inc	4 meters in use	Dorroughs
Monitoring Amp Digital and Analogue x 1	PFLS ARMS rack	1	Worldspace Inc	Wohler Technologies AMP-2DA monitors both analogue and digital audio	Wohler
Analogue Distribution Amp x 1	PFLS ARMS rack	1	Worldspace Inc	Leitch FR 884 DA	Leitch
Digital Distribution amp x 1	PFLS ARMS rack	1	Worldspace Inc	Nvision Digital Distribution Amp NV 1000	Nvision
48 audio Jackstrip x 3	PFLS ARMS rack	3	Worldspace Inc	48 audio Jackstrip by ADC	ADC
DBMAX Audio processors	PFLS ARMS rack	6	Worldspace Inc	5 processors in use plus 1 hot spare	TC Electronics

Equipment/card in use	System	Rack quantity	WS Company	Comments	Mfg/Vendor
Audio Matrix switch x 1	PFLS ARMS rack	1	Worldspace Inc	Sierra Automated Systems SAS 16000D	Sierra
Uplink Equipment
SSPA Antenna Interface Box x 1	PFLS Uplink SSPA site	1	Worldspace Inc	SSPA, Comtech interface box	Comtech
SSPA Waveguide Change over Switch x 1	PFLS Uplink SSPA site	1	Worldspace Inc	RF Change over switch, have spares from TCR equipment	Comtech
SSPA 100w	PFLS Uplink SSPA site	3	Worldspace Inc	2 in use, one online other is stby.... plus we have one cold spare	Comtech

SDS ( Sound Detection system )
Gertner GSC 3000 I/O 16 x 1	SDS rack	2	Worldspace Inc	2 in use	Gertner
Gertner Voice interface x 1	SDS rack	1	Worldspace Inc	1 in use	Gertner
MF300 Power supply card type PS302 x 1	SDS rack	2	Worldspace Inc	2 in use	Gertner
Quintech 16 way splitter/Amp Model LS16 2150A/AC x1	SDS rack	2	Worldspace Inc	2 in use	Quintech

AfriSpace ROC

System	Equipment Description	Rack Qty	Mfg/Vendor	Location	WS Company
Ground Control Network
4503 Switch	Cisco 4503 Layer 3 Switch	3	cisco	Intelsat	WorldSpace SatCo
RSA Secure ID	AAA Authentication	1	cisco	Intelsat	WorldSpace SatCo
ASA 5510+ Firewall	Firewall / IDS	1	cisco	Intelsat	WorldSpace SatCo
3825 router	cisco 3825 router	2	cisco	Intelsat	WorldSpace SatCo
ADS Controller	Active domain controller	2	HP	Intelsat	WorldSpace SatCo
Version Control system	Perforce Version control Software and Server	1	HP / Perforce	Intelsat	WorldSpace SatCo
File Server	Network file Server	1	HP	Intelsat	WorldSpace SatCo

Satellite Control
Satellite Simulator
Workstations
DSS	Dynamic Satellite Simulator	1	DEC/Astrium	Intelsat	WorldSpace SatCo
Epoch
Servers
FEP	Front End Processors for TM/TC/RG V20z	3	SUN	Intelsat	WorldSpace SatCo
Database	Oracle Flat file Generator xw4300 Workstation	1	HP	Intelsat	WorldSpace SatCo
Archive Server	Epoch Archive Server V20z	1	SUN	Intelsat	WorldSpace SatCo

ABE	Telemetry analysis tool xw4300 Workstation	1	HP	Intelsat	WorldSpace SatCo
Epoch Web	Web Server for access to Satellite TM V20z	1	SUN	Intelsat	WorldSpace SatCo
Tape Drive	Tape Drive to back up TM	1		Intelsat	WorldSpace SatCo

WorkStations
Epoch clients	XP workstation xw4300	4	HP	Intelsat	WorldSpace SatCo
Licenses
EPOCH T&C Server	Front End TM / TC / RG software	3	ISI	Intelsat	WorldSpace SatCo
EPOCH T&C Client	Client for Server	4	ISI	Intelsat	WorldSpace SatCo
EPOCH Database	Epoch Archive Software	1	ISI/ORACLE	Intelsat	WorldSpace SatCo
ABE	Archive analysis	1	ISI/PVWAVE	Intelsat	WorldSpace SatCo
Trigger Server	Triggering Service to allow auto commanding / events	2	ISI	Intelsat	WorldSpace SatCo
Task Initiator	Allows Automated Tasks	2	ISI	Intelsat	WorldSpace SatCo
Archive Manager		1	ISI	Intelsat
ARES	Procedure Commanding Software	4	ISI	Intelsat	WorldSpace SatCo
RAID Box	Sun StorEdge 3310 SCSI	1	Sun	Intelsat	WorldSpace SatCo
NAS	Snap Server 4500, 1TB	1	Sun	Intelsat	WorldSpace SatCo
Astrium - System to be retired
Servers
SCC Servers	Astrium Core CSC DEC 400 4/233	4	DEC	Intelsat	WorldSpace SatCo
SCC Clients	Astrium Core CSC DEC 400 4/234	6	DEC	4 --Silver Spring; 2 -- Intelsat	WorldSpace SatCo
WorkStations
OPSAT	Operational Procedure Generator Sun Sparc 5	2	SUN	Silver Spring	WorldSpace SatCo
GAU	Ground Authentication Unit	3		Intelsat	WorldSpace SatCo

EUROPS	Flight Dynamics / TM processing	2	DELL	Silver Spring	WorldSpace SatCo
Software
SCC Server	11.1-0	2	Astrium	Silver Spring	WorldSpace SatCo
COSMIC	3.2-0	2	Astrium	Intelsat	WorldSpace SatCo
FD (Flight Dynamics)	2.2	2	Astrium	Silver Spring	WorldSpace SatCo
ESR	3	2	Astrium	Intelsat	WorldSpace SatCo
OPSEXEC	2.6-1	3	Astrium	Silver Spring	WorldSpace SatCo
SCC Client	11.1-0	3	Astrium	Silver Spring	WorldSpace SatCo
SPREADSHEET	2	3	Astrium	Silver Spring	WorldSpace SatCo
PVWAVE	6.01	3	VNI	Silver Spring	WorldSpace SatCo
ORACLE Products : Various (core)	7.x	3	ORACLE	Silver Spring	WorldSpace SatCo
PS++	2.1.1	2	Astrium	Silver Spring	WorldSpace SatCo
IIog View	2.41	2	IIogs	Silver Spring	WorldSpace SatCo
GAU	2.04	3	Astrium	Intelsat	WorldSpace SatCo
OPSEDIT	2.5-B	2	Astrium	Silver Spring	WorldSpace SatCo
OPSVERIF	2.5-B	2	Astrium	Silver Spring	WorldSpace SatCo
FrameMaker	5	2	Adobe	Silver Spring	WorldSpace SatCo
ORACLE Products : Various (core)	7.x	2	ORACLE	Silver Spring	WorldSpace SatCo
Europs + Modules	2.0.1	2	Astrium	Silver Spring	WorldSpace SatCo
Exceed	6	2		Silver Spring	WorldSpace SatCo

WinZip	10	2	Nico Computing	Silver Spring	WorldSpace SatCo
Microsoft Office Pro	2003	2	Microsoft	Silver Spring	WorldSpace SatCo
Flight Dynamics
Servers
FocusGEO Server	HP Proliant DL360 G4	2	HP	Intelsat	WorldSpace SatCo
Clients				Intelsat	WorldSpace SatCo
FocusGEO Clients	HP	2	HP	Intelsat
SOFTWARE
Servers	SW multi-mission Server site license	1	GMV	Intelsat	WorldSpace SatCo
Clients	SW multi-mission Clients	2	GMV	Intelsat	WorldSpace SatCo
autofocus	AutoFocus	1	GMV	Intelsat	WorldSpace SatCo
MATOOL	Mission analysis	0	GMV		WorldSpace SatCo

Mission Control
REGIONAL BUSINESS CORE FACILITY (RBCF)
RBCF Server	HP 9000 D Class Tower Servers. OS is HP-UX UNIX, version 10.1	2	HP	Intelsat	WorldSpace SatCo
RBCF Storage	HPA3311A Deskside Disk Storage Enclosures, each with (4) SCSI disks.	2	HP	Intelsat	WorldSpace SatCo
RBCF Client	RBCF Client PC, Dell Optiplex280	1	Dell	Intelsat	WorldSpace SatCo
RBCF Client	RBCF Client PC, Compaq DeskPro	1	HP	Intelsat	WorldSpace SatCo
Software	RBCF Server & Client Bundled OS + Application Software delivered from Alcatel	1	Alcatel	Intelsat	WorldSpace SatCo

MISSION CONTROL SYSTEM (MCC)					WorldSpace SatCo
MCC Server	HP 9000 C110 Desktop Workstations. OS is HP-UX UNIX, version 10.2	2	HP	Intelsat	WorldSpace SatCo
MCC RAID	HP A3515A AutoRAID Disk Storage units. 12H units, each with (5) SCSI disks	2	HP	Intelsat	WorldSpace SatCo
MCC RAID	Spare HP A3517A AutoRAID SCSI Disks for the HP A3515A AutoRAID Unit	5	HP	Intelsat	WorldSpace SatCo
SOFTWARE	MCC Software Bundled OS, Oracle DB + Application s/w delivered by Alcatel	1 set	Alcatel	Intelsat	WorldSpace SatCo
Peripherals	HP CD-ROM Drive & DEC DAT Tape Drive	1 ea	HP	Intelsat	WorldSpace SatCo
COMMUNICATION SYSTEM MONITOR (CSMN)
CSMN WorkStation	HP Desktop Workstations. OS is HP-UX UNIX, version 10.2	2	HP	Silver Spring	WorldSpace SatCo
Software	CSMN Bundled OS + Application Software delivered from Alcatel	1 set	Alcatel	Silver Spring	WorldSpace SatCo
Software	CSME Bundled OS + Application Software delivered from Alcatel	1 set	Alcatel	Silver Spring	WorldSpace SatCo

Uplink — CAS Segment

System	Equipment/Asset Description	Rack Qty	Location	Mfg/Vendor	WS Company

Uplink – Inventory 2nd Generation DF10 Baseband System

TDM Modulator Servers	Dell 1850 Server Platforms with TDM Modulator Card	3	SED Systems	DELL/SED Systems	WorldSpace Inc
FDM Modulator Servers	Dell 1850 Server Platform with FDM Modulator Card	6	SED Systems	DELL/SED Systems	WorldSpace Inc
Studio Service Layer Mux	Dell 1850 Server Platforms with Audio Card in Lab config	1	SED Systems	DELL/SED Systems	WorldSpace Inc
Monitor and Control Servers	Dell 1850 Server with Discrete MCU Interface	1	SED Systems	DELL/SED Systems	WorldSpace Inc
Lab TOM Generator	Dell 1850 Servers in Lab TDM/MnC Configuration	2	SED Systems	DELL/SED Systems	WorldSpace Inc
Rack Set	Rack with Network Switch, MCU and Test Upconverters	2	SED Systems	Various/SED Systems	WorldSpace Inc

Uplink – Inventory – Legacy 97-104A/115 Inventory
2.4/3.8m X/L Antenna Feeds		7	SED Systems	Vertex/SED Systems	WorldSpace Inc
SSPA Upconverter 25W		15	SED Systems	SSPA Inc/SED Systems	WorldSpace Inc
3KW Klystron Power Amplifier		1	SED Systems	CPI/SED Systems	WorldSpace Inc

Network - Inventory DF10 Terrestrial Repeater Systems
100W Terrestrial Repeaters	Dual Channel Outdoor 100W X 2 Repeaters	26	SED Systems	SED Systems	WorldSpace Inc

Conditional Access - Inventory
Key Server	IBM Server with	1	ST Micro-Electronics	IBM/Certicom	WorldSpace Inc

System	Equipment/Asset Description	Rack Qty	Location	Mfg/Vendor	WS Company
Satellites
FM3	FM3 Satellite in storage	1	Astrium Toulouse	Thales/Astrium	WorldSpace; SatCo
FM4	FM4 Satellite Payload/Platform Parts	1	Thales/ Astrium — various facilities	Thales/Astrium	WorldSpace; SatCo

System	Equipment Description	Rack Qty	Location	Mfg/Vendor	WS Company
AsiaStar; Singapore BOC1
Uplink System
Antenna Subsystem
Antenna Assembly	4.8M Motorized Antenna, with X/L Band Feed, Kingpost Mount and Antenna Switch Assembly	n/a	Outdoor	Vertex Antenna	WorldSpace Inc.
Antenna Drive Cabinet	Outdoor control cabinet	n/a	Outdoor	Vertex Antenna	WorldSpace Inc.
Interfacility Link	Cable Set, Coax and Control for Antenna System	n/a	Outdoor	SED Systems	WorldSpace Inc.
RFT
3KW Klystron Power Amplifiers	KPA pair, redundant configuration	2	RF Room	CPI	WorldSpace Inc.
TMD Modulators and Conversion Electronics	Upconverter, TDM Modulators, Test Loop Translator and RF Patch Panel	2	RF Room	Paradise Datacom, Miteq, SED Systems	WorldSpace Inc.
RF Local Monitor & Control System	PC with MCU and Discrete Interface	n/a	RF Room	M&C Systems	WorldSpace Inc.
Spares	Upconverter, KMM Switch, LMCS PC, Modulator	n/a	RF Room	Various	WorldSpace Inc.
Baseband Systems
Studio Baseband System	Legacy Studio Systems, Redundant	4	Baseband Room	SED Systems	WorldSpace Inc.
Studio Baseband System (2nd Generation)	2nd Generation Studio Systems, Redundant	1	Baseband Room	SED Systems	WorldSpace Inc.
Encryption System	12 Encryption Nodes in one Rack Unit	1	Baseband Room	SIT Rhode Schwarz	WorldSpace Inc.
TDM Baseband System	TDM Controllers and BC Controllers	2	Baseband Room	SED Systems	WorldSpace IN.

1	These assets have been abandoned/surrendered to the liquidator. Seller will only be selling what rights, if any, it has in these assets at Closing.

System	Equipment/Asset Description	Rack Qty	Location	Mfg/Vendor	WS Company
PFLS Subsystem	PFLS Modulators, PEA, LMCS and Timing Systems	2	Baseband Room	SED Systems, True Time	WorldSpace Inc.
Local Monitor & Control System	Tower Server with Monitor and keyboard	n./a	Master Control Room	Dell, SED Systems	WorldSpace Inc.
Spares	PC, Servers, KMM Switch, Circuit Cards	n/a	Master Control Room	Various	WorldSpace Inc.
2nd Generation Prototype	Rack shared with RF LMCS	1	Baseband Room	Dell, SED Systems	WorldSpace Inc.
Silence Detection System
Antenna System	1.2M Antenna with L-Band Feed and LNA	n/a	Outdoor	Precision Antenna	WorldSpace Inc.
L-Band Distribution System	L-Band Distribution with Sanyo Receivers	3	Baseband Room	Sanyo, Ascent Media	WorldSpace Inc.
Silence Detection Computer	Computer, Monitor and Operating Software	n/a	Master Control Room	Ascent Media	WorldSpace Inc.
Audio Routing and Monitoring System	DB Max Audio Processors, Wohler Meter, Patch Bays	4
Dalet Playout	Tower Servers, Monitor & Keyboard, Redundant	4	Baseband Room	Dalet Media	WorldSpace Inc.
RCS	Playout Servers, CD Players	4	Baseband Room	RCS	WorldSpace Inc.
Satellite/TVRO Receive Systems	Satellite Receivers	1	Baseband Room	Various	WorldSpace Inc.
Backhaul Circuits	Modems and decoders	1	Baseband Room	Various	WorldSpace Inc.
Multimedia	Multimedia Servers and Keyboard Monitor Switch	2	Baseband Room	WorldSpace	WorldSpace Inc.
Studio
Studio Equipment	Mixer, consoles, microphones	n/a	Studio	WorldSpace	WorldSpace Inc.

AfriStar; Johannesburg BOC2
Uplink System
Baseband Systems
Studio Baseband System	Legacy Studio Systems, Redundant	4	Baseband Room	SED Systems	WorldSpace Inc.
Encryption System	6 Encryption Nodes in one Rack Unit	1	Baseband Room	SIT Rhode Schwarz	WorldSpace Inc.
TDM Baseband System	TDM Controllers and BC Controllers, redundant	2	Baseband Room	SED Systems	WorldSpace Inc.

2	These assets have been abandoned/surrendered to the liquidator. Seller will only be selling what rights, if any, it has in these assets at Closing.

System	Equipment/Asset Description	Rack Qty	Location	Mfg/Vendor	WS Company
Spares	PC, Servers, KMM Switch, Circuit Cards	n/a	Master Control Room	Various	WorldSpace Inc.
Silence Detection System
Antenna System	1.2M Antenna with L-Band Feed and LNA	n/a	Outdoor	Precisio Antenna	WorldSpace Inc.
L-Band Distribution System	L-Band Distribution with Sanyo Receivers	5	Baseband Room	Sanyo, Ascent Media	WorldSpace Inc.
Silence Detection Computer	Computer, Monitor and Operating Software	n/a	Master Control Room	Various	WorldSpace Inc.
Audio Routing and Monitoring System ARMS	DB Max Audio Processors, Wohler Meter, Patch Bays	6	Baseband Room	Ascend Media	WorldSpace Inc.
Dalet Playout	Tower Servers, Patch Bays, Monitor & Keyboard, Redundant	6	Baseband Room	Various	WorldSpace Inc.
Backhaul Circuits	Satellite Modems and decoders	4	Baseband Room	Various	WorldSpace Inc.
Multimedia	Multimedia Servers and Keyboard Monitor Switch	5	Baseband Room	WorldSpace	WorldSpace Inc.
Studio
Studio Equipment	Mixer, consoles, microphones	n/a	Studio	WorldSpace	WorldSpace Inc.
Uninterruptable Power Supply	Uninterruptable Power Supply UPS	n/a	Basement	Unknown	WorldSpace Inc.

Schedule 1.1(c)
DEPOSITS, PRE-PAID EXPENSES, PREPAYMENTS

	WorldSpace Systems Corp. Pre-paid Balance As of 3/31/10		WorldSpace Inc. Pre-paid Balance As of 3/31/10	AfriSpace Inc. Pre-paid Balance As of 3/31/10	WorldSpace, Inc./WorldSpace Satellite Co. Pre-paid Balance As of 3/31/10

Gamma Nu	20,000
Samacom	160,000	(1)

Ring2 Communications	1,211
Maryland Personal Property Tax	16,100
8515 Georgia Ave. Assoc.			5,858

MCI International				7,446
Verizon	9,477			155
Washington Gas				130

Bank of New York Collateral Agent Fee			2,500
BTA Institutional Svcs Australia			5,000

(1)	Subject to negotiation due to outstanding liability.

(2)	All amounts specified in this Schedule 1.1(c) are deposits or prepayments as of March 30, 2010. Such amounts will continue to be amortized and will diminish as time elapses.

WorldSpace Systems Corp. Pre-paid Balance As of 3/31/10	WorldSpace Inc. Pre-paid Balance As of 3/31/10	AfriSpace Inc. Pre-paid Balance As of 3/31/10	WorldSpace, Inc./WorldSpace Satellite Co. Pre-paid Balance As of 3/31/10
Pre-Paid Insurance-Commercial Workers Comp, etc.	22,301

Schedule 1.1(d)*
PERSONAL PROPERTY LEASES

None.

* Determination of agreements to assume/reject is an ongoing process.  Buyer may deliver an updated Schedule 1.1(d) from time to time in accordance with Section 1.6(a) of the Agreement.

Schedule 1.1(e)
SELLERS’ ACCOUNTS AND NOTES RECEIVABLE

Accounts Receivable

WorldSpace Systems Corporation Accounts Receivable as of March 31, 2010
	Closing Balance	Reserve for Doubtful Debts
235 BPL Sanyo Pvt. Ltd.	14,500.00	14,500.00
753 8515 Georgia Avenue Associates, LLC	1,379.60	1,379.60
916 Hosanna Broadcasting Foundation	3,223.00	3,223.00
1404 SED Systems, Inc.	64,701.82	64,701.82
1420 Faith Satellite Radio, LLC.	6,500.00	6,500.00
1484 Avanti Communications	823.88	823.88
Total	91,128.30	91,128.30

WorldSpace, Inc. Accounts Receivable as of March 31, 2010		Closing Balance	Reserve for Doubtful Debts
1171 Indian Meteorological Department		2,000.34
1172 Vigyan Prasar		3,959.00
1170 Press Trust of India	(1)	(539.25)
Total		5,420.09	0.00

(1)	Reflects credit on account.

Notes Receivable

1.	Promissory Note dated as of August 13, 2008, in the principal amount of $4,400,000.00, made by WorldSpace Europe Holdings ApS in favor of WorldSpace, Inc.

2.	Promissory Note dated as of December 2, 2009, in the principal amount of $2,000,000, made by WorldSpace Italia S.p.A. in favor of WorldSpace, Inc. [Note: Only $1,630,00 funded.]

3.	Promissory Note dated as of February 1, 2010, in the principal amount of $600,000, made by WorldSpace Asia Pte. Ltd. in favor of WorldSpace, Inc.

4.	Promissory Note dated as of February 1, 2010, in the principal amount of $150,000, made by WorldSpace Middle East FZCO in favor of WorldSpace, Inc.

5.	Any other notes receivable from any Person that is made in favor of any of the Sellers between the date of the Agreement and the Closing Date.

Intercompany Account Receivables

Any account receivable owed from a director or indirect subsidiary of WorldSpace, Inc. to a Seller or an Acquired Subsidiary, including the following intercompany account receivables:

•	All Accounts Receivable owed to a Seller from loans, contributions, advances and amounts set forth on Schedule 4.16(f).

•	All Accounts Receivable set forth on the attached chart.

For the avoidance of doubt, Buyer is not assuming any obligations with respect to any Accounts Payable or other debts owed or other liabilities pursuant to Section 1.1(e) of the APA or this Schedule 1.1(c).

	WSI-Pre		WSI-Post		AfriSpace-Pre		AfriSpace-Post		SatCo		WS Corp-Pre		WS Corp-Post		Brazil		Trinidad		Australia		India		Singapore		China
Lead column	1000		100P		1100		110P		1200		1300		130P		1400		1500		2000		3000		3100		3200
152010 “Intercompany - WSI	~~44,152,488~~	~~-~~	~~1,178,248~~	~~-~~	~~241,012,525~~		~~82,466~~		~~74,520,796~~	~~-~~	~~145,193,316~~	~~-~~	~~14,084,643~~	~~-~~					456,761	-	~~7,393,758~~		673,729	-	461,258	-
152011 “Intercompany - AfriSpace	~~230,571,483~~	~~-~~	~~108,466~~	~~-~~	~~417,847~~		~~58,570~~	~~-~~	~~213,524,513~~		~~7,017,764~~		~~2,386,133~~						5,665	-
152012 Intercompany - WS Satellite	~~708,555,919~~		~~57,600~~		~~213,080,182~~	~~-~~ 	~~484,328~~	~~-~~ 	~~6,180,576~~	~~-~~ 	~~6,954,688~~		~~896,960~~
152013 Intercompany - WS Systems	~~438,024,254~~		~~13,919,719~~		~~8,432,417~~	~~-~~	~~2,809,499~~	~~-~~	~~7,824,627~~	~~-~~	~~16,774,670~~	~~-~~	~~95,271~~	~~-~~					~~186,937~~		906,626	-	196,670	-	~~45,083~~
152014 Intercompany - WS Japan	40,115										1,111,023
152015 Intercompany - WS Germany											15,624,263
152016 Intercompany - WIN	33,648,059				~~3,074,042~~	~~-~~			~~735,780,813~~		~~297,026,883~~				675,986	-	6,408,612	-	12,021,428	-	1,733,911		11,140,904	-	9,678,175	-
152017 Intercompany - CariSpace	6,357,374
152018 Intercompany - WS Ghana	4,356,661										67,605
152019 Intercompany - WS Indonesia	2,523,332										622,090												528,386
152020 “Intercompany - Australia																			349,710
152021 Intercompany - WS Brazil	666,465														39,422	-
152030 Intercompany - WS India	3,719,117		~~733,621~~	~~-~~							~~6,194,185~~	~~-~~	154,086										997,606
152031 Intercompany - WS Singapore	10,862,698		~~504,379~~	~~-~~							~~395,080~~	~~-~~	542,507								125,589		286,037	-
152032 “Intercompany - WS China	7,052,126										1,562,699		48												73,466	-
152033 “Intercompany - WS Dubai/(Old)	22,987										262,929										155,165		1,134	-
152036 Intercompany - WS Dubai–FZCO (New)	~~101,070~~	~~-~~	3,500								~~1,012,805~~	~~-~~ 	~~137,159~~	~~-~~
152050 “Intercompany - WS UK	~~802,328~~	~~-~~	131,216								496,551
152051 “Intercompany - WS France	5,412,057		21,231						0		~~98,557~~	~~-~~							46,113		45,114	-
152052 “Intercompany - Denmark	1,770,983		370,759										110,725
152054 “Intercompany - WS Europe	~~13,054,006~~		~~268,855~~								~~126,729~~
152055 “Intercompany - WS Italia			~~1,615,312~~
152070 “Intercompany - WS South Africa	9,194,320		279,079								2,211,309		430,390								31,048
152071 “Intercompany - AfriSpace Kenya	8,956,625										2,820,009
152080 Inter Company Stock
* Inter-Company Dues	1,030,916,731		13,924,558		16,896,731		2,505,930	-	562,839,298	-	421,443,856	-	10,011,223	-	715,408		6,408,612		11,901,092		8,236,552		10,772,483	-	10,197,816	-
152111 Investment - AfriSpace, Inc.	~~4,296,018~~
152116 Investment - WIN	301,268
152117 Investment - CaribSpace Ltd	0
152118 Investment - WS Ghana	185,500
152119 Investment - PT Indonesia Ltd	500,000
152120 Investment - Asia Space Ltd	~~11,048,768~~		1,869,854	-	~~216,688~~		~~84,554~~				1,813,322	-	~~4,786,922~~
152121 Investment - Dubai	817,490
152132 Investment - WS China	3,732,000
152155 Investment - WS Italia	~~2,095,419~~
152171 Investment - AfriaSpace Kenya	2,580
* Inter-Company Investments	24,313,623		1,869,854	-	213,688		34,554				1,813,322	-	1,786,922

Reading down columns a negative number should be understood to mean that the entity at the head of the column owes the amount to the entity listed opposite the negative number. For example, in the Australia column US$456.761 is owed to WorldSpace, Inc. On the other hand, a positive number indicates that the entity opposite the positive number owes that amount to the entity at the head of the column. For example, in the same Australia column, US$186,937 is owed by WorldSpace Systems Corp. to the Australia entity.

	Old Dubai	Indonesia		New Dubai		UK	France		Denmark		WS Europe		WS Italia		South Africa		Kenya		Ghana
Lead column	3300	3400		3600		5000	5100		5200		5400		5500		7000		7100		7200
152010 “Intercompany - WSI		1,182,843	-	~~1,475,618~~			3,040,469	-	2,187,703	-	~~15,381,593~~	~~-~~	~~1,515,244~~	~~-~~	4,894,535	-	1,963,980	-	19,130	-
152011 “Intercompany - AfriSpace															280	-
152012 Intercompany - WS Satellite
152013 Intercompany - WS Systems		565,023	-	586,852	-		1,717,345	-	105,649	-	~~491,284~~	~~-~~			2,618,950	-	2,805,805	-	64,666	-
152014 Intercompany - WS Japan
152015 Intercompany - WS Germany
152016 Intercompany - WIN		1,359,976	-	567,682			1,059,860	-							4,443,316	-	7,289,458	-	4,143,328	-
152017 Intercompany - CariSpace
152018 Intercompany - WS Ghana																			190,466
152019 Intercompany - WS Indonesia		7,326,788	-
152020 “Intercompany - Australia											~~47,104~~	~~-~~
152021 Intercompany - WS Brazil
152030 Intercompany - WS India							39,524								35,564	-
152031 Intercompany - WS Singapore
152032 “Intercompany - WS China
152033 “Intercompany - WS Dubai (Old)
152036 Intercompany - WS Dubai FZCO (New)
152050 “Intercompany - WS UK
152051 “Intercompany - WS France							8,677,280				~~4,592,196~~	~~-~~
152052 “Intercompany - Denmark							25,993		1,110	-			~~415,539~~	~~-~~
152054 “Intercompany - WS Europe							~~5,150,665~~				~~384,126~~	~~-~~
152055 “Intercompany - WS Italia									~~415,639~~
152070 “Intercompany - WS South Africa				1,535											95,982	-
152071 “Intercompany - AfriSpace Kenya				255													634,989	-
152080 “Inter Company Stock				0	-		0
* Inter-Company Dues		10,434,631	-	1,458,316			8,063,668		1,878,923	-	~~21,733,604~~	~~-~~	~~1,920,783~~	~~-~~	12,088,628	-	12,694,232	-	4,417,591	-
152111 Investment - AfriSpace, Inc.
152116 Investment - WIN
152117 Investment - CaribSpace, Ltd
152118 Investment - WS Ghana
152119 Investment - PT Indonesia, Ltd
152120 Investment - AsiaSpace, Ltd
152121 Investment - Dubai
152132 Investment - WWS China
152155 Investment - WS Italia									~~1,565,004~~
152171 Investment - AfriSpace Kenya
* Inter-Company Investments									1,565,004

Schedule 1.1(f)*
CUSTOMER CONTRACTS

Data broadcasting arrangements — on a shared channel basis (128 kbps):

Data Broadcast Agreement dated as of July 1, 2008, between WorldSpace, Inc., and the Indian National Centre for Ocean Information Services, as amended by an extension letter dated as of June 30, 2009.

Data broadcasting on individual (non-shared) channel basis:

1.           Capacity Agreement dated as of October 1, 2009, between WorldSpace, Inc. and Omnisat LLC.

2.           Oral agreement between WorldSpace, Inc., and Radio France International.  The agreement may be terminated by either party upon 30 days written notice.

3.           Oral agreement between WorldSpace, Inc., and Radio Esperance.  The agreement may be terminated by either party upon 30 days written notice.

* Determination of agreements to assume/reject is an ongoing process.  Buyer may deliver an updated Schedule 1.1(f) from time to time in accordance with Section 1.6(a) of the Agreement.

Schedule 1.1(g)*
SUPPLIER CONTRACTS

None.

* Determination of agreements to assume/reject is an ongoing process.  Buyer may deliver an updated Schedule 1.1(g) from time to time in accordance with Section 1.6(a) of the Agreement.

Schedule 1.1(h)*
OTHER ASSIGNED CONTRACTS

None.

* Determination of agreements to assume/reject is an ongoing process.  Buyer may deliver an updated Schedule 1.1(h) from time to time in accordance with Section 1.6(a) of the Agreement.

Schedule 1.1 (i)
OWNED INTELLECTUAL PROPERTY

PATENTS

United States

US Patent Number	Patent Subject/Title	Owner
US 5,835,4873	Satellite Direct Radio Broadcast System	WorldSpace International Network, Inc.4
US 7,031,2725	Satellite Direct Radio Broadcast System	WorldSpace Systems Corporation
US 5,864,5466	System for Formatting Broadcast Data for Satellite Transmission and Radio Reception WS system basics	WorldSpace International Network Inc.
US 5,867,4907	Direct radio broadcast receiver for providing frame synchronization and correlation for time division multiplexed transmissions TDM receiver with many of the WS system features	WorldSpace International Network Inc.
US 5,898,6808	An FDMA/TDM satellite-based digital broadcast system used to provide digital maps and other types of data to users in remote locations.	WorldSpace, Inc. and Robert L. Johnstone
US 5,870,3909	Satellite Direct Radio Broadcast Receiver	WorldSpace International Network

3 Maintenance fee window:  11/10/2009-5/10/2010.

4 WorldSpace International Network, Inc., a BVI company, was merged into WorldSpace, Inc., a Maryland corporation (“WorldSpace MD”), in connection with a series of restructuring transactions that occurred at the end of 2004.  WorldSpace MD was subsequently merged into WorldSpace, Inc., a Delaware corporation and one of the Sellers, as part of the same restructuring.

5 Maintenance fee window closed on October 20, 2009.  Patent will expire if maintenance fee is not paid by April 20, 2010.  [Maintenance fee timely paid.]

6 Maintenance fee window:  1/26/2010-7/26/2010.

7 Maintenance fee window:  2/2/2010-8/2/2010.

8 Maintenance fee window:  4/27/2010-10/27/2010.

9 Maintenance fee window:  2/9/2010-8/9/2010.

	for Extracting a Broadcast Channel	Inc.
US 6,542,48010	Satellite Payload Processing System Using Polyphase Demultiplexing	WorldSpace, Inc.
US 6,944,13911	Digital Broadcast System using satellite direct broadcast and terrestrial repeater	WorldSpace
US 6,956,81412	Method and Apparatus for Mobile Platform Reception and synchronization and correlation for time division multiplexed transmissions	WorldSpace Systems Corporation

10 Maintenance fee window:  4/1/2010-10/1/2010.

11 Expired on September 13, 2009, for failure to pay maintenance fees.

12 Expired on October 19, 2009, for failure to pay maintenance fees.

FhG INTELLECTUAL PROPERTY RIGHTS licensed to WorldSpace (US, Spain, France, Italy, Germany and Great Britain)1

Patent Number	Patent Subject/Title	Main claims
EP 1072 135 US 6,993,084 B1	Method and apparatus for generating a signal having a frame structure and method and apparatus for frame synchronization	OFDM —Signal, Including AMSS
EP 1072 138 US 7,061,997 B1	Method and apparatus for fine frequency synchronization in multi- carrier demodulation systems	Fine Frequency Synchronisation
EP 1072 136 US 6,931,084 B1	Method and apparatus for multi- carrier modulation and demodulation and method and apparatus for performing an echo phase offset correction associated	Differential Mapping and correction of Echo-Phase Offset

1 WorldSpace is currently in default on its obligation to pay the upkeep costs for these patent filings.  To the Knowledge of Sellers, Fraunhofer has continued to pay all maintenance fees required to maintain the patents.

TRADEMARKS

MARK	Country	Number	Owner	Class

AfriStar	US	2455576	WorldSpace, Inc	***38

WorldSpace	US	2480218	WS Systems Corp	38

*Starman	China	1582571	WS Systems Corp	38

*WorldScape	China	1682968	WS Systems Corp	**9

*Le Jhoom	India	1236569	WS Systems Corp	38

*Gandharv	India	1236784	WS Systems Corp	38

*WorldSpace	India	1236785	WS Systems Corp	38

*Starman	Indonesia	495575	WS Systems Corp	38

*WorldSpaceIsrael	Israel	113441	WS Systems Corp	9

*WorldSpace	Israel	113442	WS Systems Corp	38

*WorldSpace	Kenya	1997/046152	WS Systems Corp	38

* Sellers qualify the information above that does not originate from the United States Trademarks Office.  The data outside the United States may be out of date and the Sellers have not confirmed the data.

** NICE Classification 9:  Scientific, nautical, life-saving and teaching apparatus and instruments; telecommunication receivers; digital radio and video signals; apparatus for recording, transmission or reproduction of sound or images; data processing equipment and computers.

*** NICE Classification 38:  Telecommunication services; transmission signals via satellite and computer and radio.

DOMAIN NAMES

Domain Name	Registrant
thereissomuchtohear.com	WorldSpace, Inc.
worldspace.com	WorldSpace, Inc.
worldspaceglobalcontent.com	WorldSpace, Inc.
amerispace.com	WorldSpace, Inc.
asiaspace.com	WorldSpace, Inc.
worldspace.org	WorldSpace, Inc.
afrispace.com	WorldSpace, Inc.

Schedule 1.1(j)
PERMITS

WorldSpace, Inc.

Swiss repeater license #2301467, issued March 13, 2008, from OFCOM, Office Federal de la Communication (address:  Office Federal de la Communication, Service mobiles et par satellite, Case postale, 2501 Bienne, Switzerland).

WorldSpace ITAR registration.

AfriSpace, Inc.

Geostationary space station authorization from the Federal Communications Commission for the AfriStar-1 satellite (File No. SAT-LOA-19900723-00002; SAT-AMD-19990125-00016 issued December 17, 1999 and modified on May 20, 2008 (File No. SAT-MOD-20080204-00036).  Post bankruptcy filing, on November 24, 2008 the space station authorization was assigned to AfriSpace, Inc. Debtor-in-Possession (File No. SAT-ASG-20081107-00213).

Geostationary space station authorization from the Federal Communications Commission for the AfriStar-2 satellite (File No. SAT-LOA-20050311-00061) issued January 3, 2006, application for review pending (filed by Ondas Spain, SL on February 2, 2006).  Post bankruptcy filing, on November 24, 2008 the space station authorization was assigned to AfriSpace, Inc. Debtor-in-Possession (File No. SAT-ASG-20081107-00213).

Schedule 1.1(o)
ACQUIRED SUBSIDIARIES*

Acquired Subsidiary	Direct Equity Owner	Percentage Ownership
AsiaSpace Limited	WorldSpace, Inc.	100%
German Entity	WorldSpace, Inc.	100%
WorldSpace Italia S.p.A.	WorldSpace Europe Holdings ApS	65%

* Determination of Acquired Subsidiaries an ongoing process.  Buyer may deliver an updated Schedule 1.1(o) from time to time in accordance with Section 1.6(b) of the Agreement.

Schedule 1.2(b)*
EXCLUDED CONTRACTS

1.	Royalty Agreement, dated as of September 30, 2003, among Stonehouse Capital Ltd., WorldSpace, Inc., WorldSpace International Network Inc., and WorldSpace Satellite Company, Ltd.

2.	Agreement dated as of October 14, 2008, between WorldSpace and Mrs. Sudha Murty

3.	License Agreement dated as of August 1, 2008, between WorldSpace and The Indian Record Mfg. Co. Ltd.

4.	License Agreement dated as of August 1, 2008, between WorldSpace and Hindusthan Musical Products Ltd.

5.	Memorandum of Understanding dated as of November 20, 2006, between WorldSpace and Phonographic Performance Ltd. (PPL)

6.
License dated as of December 22, 2004, as modified by a Letter Agreement dated as of January 1, 2006, between WSC and the International Federation of Phonographic Industry Societies (including PPL UK, IFPI Ltd., and the Recording Industry of South Africa

7.	Letter Agreement dated as of August 15, 2002, between WorldSpace and The Performing Rights Society Limited

8.	Broadcast License Agreement (Syndication) dated as of August 16, 2006, between WorldSpace and ESPN Star Sports

9.	General Service Agreement dated as of March 10, 2005, between WorldSpace and Mediacraft TV Productions

10.	Agreement Providing for a Gift of Capacity and Services dated as of June 3, 2003, between WorldSpace and First Voice International

11.	Lease Agreement dated as of November 27, 2002, between WSC and CIT Technology Financing Services, Inc.

12.	Software License Agreement dated as of October 3, 2005, between WorldSpace and SAP America, Inc.

13.	Master Services Agreement dated as of January 3, 2007, between WSC and DS3 Data Vaulting LLC

14.	CWPS Encore Maintenance & Technical Support Agreement for 3Com NBX LAN Telephony System dated as of January 6, 2006, between WSC and CWPS, Inc.

* Determination of agreements to assume/reject is an ongoing process.  Buyer may deliver an updated Schedule 1.2(b) from time to time in accordance with Section 1.6(a) of the Agreement.

15.	Master Services Agreement & Statement of Work for Hosting Services dated as of April 1, 2007, between WorldSpace and NetMagic IT Services Pvt. Ltd.

16.	Statement of Work for Hosting Services dated as of April 1, 2007, between WorldSpace and NetMagic IT Services Pvt. Ltd.

17.	Agreement for Advisory Services dated as of October 26, 2006, effective as of October 15, 2006, between WorldSpace, Institut Tendances and Annarose Productions

18.	Microsoft Enterprise Agreement and related documents dated as of December 11, 2006, between WorldSpace and Microsoft Corporation

19.	In Orbit Support Agreement N 018/2005 dated as of January 31, 2005, between EADS Astrium SAS and Systems; Amendment No. 1 dated September 25, 2006

20.	Contract for Battery Cells Life Test dated as of February 16, 2007, between EADS Astrium SAS and WSC

21.	Contract for Worldstar Storage dated as of November 27, 2008, between WorldSpace, SatCo and Astrium SAS

22.	Contract for Worldstar F4 Payload Equipment Storage dated as of December 18, 2008, between WorldSpace, SatCo and Thales Alenia Space France

23.	Contract for the Development of WorldSpace Mobile System Terrestrial Repeater dated as of March 1, 2005, between WSC and SED Systems

24.	Purchase Order and related Terms and Conditions dated as of August 29, 2006, between WSC and Ascent Media Systems & Technology

25.	Purchase Order and related Terms and Conditions dated as of December 31, 2007, and March 2, 2008, between WSC and Arrow Asia Distribution Ltd., an authorized distributor of Altera corporation

26.	Contract for Development and Production of Processed Feeder Link Stations dated as of December 31, 1997, as amended, between WSC and Globecomm Systems Inc.

27.	Host Station Services Agreement dated as February 12, 2000, as amended, between WSC and ST Teleport Pte Ltd

28.	Technical Services Agreement dated as of April 18, 2007, as amended, between WorldSpace and Emirates Integrated Telecommunications Company, PJSC

29.	Contract for Communications System Monitoring (CSM) and In-Orbit Test (IOT) Host Station Facilities and Services between WorldSpace and Office des Postes et Telecommunications

30.	Patent License Agreement dated as of January 1, 1996, between WorldSpace and Thomson Licensing S.A.

31.	Dalet Software License Agreement and Support Terms dated as of April 10, 2007, between WorldSpace and Dalet Digital Media Systems USA, Inc.

32.	Purchase Order and Software License Agreement dated as of October 25, 2005, between WorldSpace and Portal Software, Inc.

33.	Amended and Restated Starman Chipset Development, Production, License and Distribution Agreement dated as of May 30, 1996, as amended, between WorldSpace and STMicroelectronics NV

34.	Starman Chipset Development, Production, License and Distribution Agreement dated as of May 30, 1996, as amended, between WorldSpace and Intermettal, Halbleiterwerk der Deutsche ITT Industries GmbH

35.	Software License Agreement dated as of February 25, 2008, between WorldSpace and Expway

36.	Reference Platform License Agreement for Embedded Software dated as of December 29, 2006, between WorldSpace and Mentor Graphics Ireland Limited

37.	Supply Agreement dated as of December 1, 2000, between WorldSpace and BPL Limited

38.	Standard WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of January 25, 2001, between WorldSpace and P.T. Hartono Istana Teknologi

39.	Manufacturing Services Agreement dated as of October 6, 2006, between WorldSpace and Flextronics International Asia Pacific, Ltd.

40.	Strategic Cooperation Agreement for the Development and Marketing of WorldSpace-Ready Analog DSP Platforms dated as of November 5, 2003, between WorldSpace and Analog Devices, Inc.

41.	Design Services Agreement dated as of June 28, 2006, between WorldSpace and Flextronics International Asia Pacific, Ltd.

42.	Standard WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of February 16, 2001, between WorldSpace and DUMP sprl

43.	Standard Production, Marketing and License Agreement for WorldSpace Receiver dated as of April 20, 2001, between WorldSpace and Spectrum KIDX Technologies, Sdn. Bhd.

44.	Production, Marketing and License Agreement dated as of August 18, 2001, between WorldSpace and Xi’an Tongshi Science & Technology Company Limited

45.	Production, Marketing and License Agreement dated as of March 29, 2001, between WorldSpace and Tesonic Electric Co., Ltd.

46.	License Agreement dated as of September 1, 2000, between WorldSpace and Shanghai General Electrics (Group) Co, Ltd.

47.	Standard Production, Marketing and License Agreement for WorldSpace Receiver dated as of March 28, 2001, between WorldSpace and Shenzhen Success Dongmyung Digital Technology Co., Ltd.

48.	Amended and Restated WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of April 24, 1997, between WorldSpace and Victor Company of Japan, Limited

49.
Amended and Restated WorldSpace Receiver Design, Development, Production, Marketing and License Agreement dated as of April 23, 1997, as amended, between WorldSpace and Matsushita Electric Industrial Co., Ltd.

50.
Amended and Restated WorldSpace Receiver Design, Development, Production, Marketing and License Agreement dated as of April 23, 1997, as amended, between WorldSpace, Sanyo Technosound Co., Ltd and Sanyo Electric Trading Co., Ltd.

51.
Standard WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of August 30, 2000, between WorldSpace, Christian Embassy Network Satellite Radio and JS Information & Communication Co.

52.	Standard WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of March 28, 2001, between WorldSpace and AMI Satellite Broadcasting, Inc.

53.
Amended and Restated WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of April 24, 1997, as amended, between WorldSpace and The Consumer Products & Information Media Systems Group of Hitachi, Ltd.

54.	Satellite Lease Agreement dated as of January 19, 1999, between SatCo and AfriSpace, Inc.

55.	Channel Services Agreement dated as of January 19, 1999, between WorldSpace and AfriSpace, Inc.

56.	Business Services Agreement dated as of April 12, 2007, between WorldSpace and AsiaSpace Limited.

57.	Business Services Agreement dated as of July 27, 2007, between WorldSpace and WorldSpace Southern Africa (PTY) Ltd.

58.	Business Services Agreement dated as of April 1, 2006, between WorldSpace and WorldSpace India Pvt. Ltd.

59.	Contract for WorldSpace Singapore BOC Mobile Upgrade dated as of September 1, 2005, between WSC and SED Systems

60.	Arena Solutions Service Agreement dated as of March 27, 2008, between Systems and Arena Solutions, Inc.

61.	Master Services Agreement dated as of August 18, 2005, between WorldSpace and frog design, Inc.

62.	Customer License Agreement dated as of February 1, 2006, between WorldSpace and Analog Devices, Inc.

63.	Executive Employment Agreement dated as of June 1, 2005, between WorldSpace and Noah Samara

64.	Executive Employment Agreement dated as of May 29, 2008, between WorldSpace and Hussein Sallam

65.	Executive Employment Agreement dated as of June 1, 2005, between WorldSpace and Don Frickel

66.	Executive Employment Agreement dated as of June 1, 2005, between WorldSpace and Sridhar Ganesan

67.	Executive Employment Agreement dated as of October 1, 2007, between WorldSpace and Stuart Heaton

68.	All Subscription Services Agreements between WorldSpace and former Indian retail customers.

69.
Partnership Agreement dated as of July 27, 2005, by and among WorldSpace, Inc., WorldSpace Europe Holdings ApS, Class Editori S.p.A., a company incorporated under Italian laws, and Luca Panerai, an Italian citizen.

70.	F3/F4 property insurance with coverage amount of $142,500, expiring March 16, 2010. Insureds are WorldSpace, Inc. and WorldSpace Satellite Company.

71.	Oracle License and Services Agreement dated as of January 3, 2007, and effective as of October 24, 2006, between WSC and Oracle USA, Inc.

72.	Design, Development, Manufacturing and Marketing Agreement for WorldSpace Receiver Antenna dated as of October 5, 2005, between Gamma Nu, Inc. and WSC

73.	Services Agreement and Application Outsourcing Agreement dated as of February 6, 2007, between Accenture LLP and WorldSpace

74.	Any Contract, barter arrangement or gift pursuant to which the Sellers provide capacity on the Satellites that is not set forth on Schedule 1.1(f), including any such arrangement with the following:

a.	NPR

b.	BBC World

c.	Equal Access

d.	First Voice International -- African Learning Channel

e.	Radio Sai Global Harmony

f.	Asia Development Channel

75.	Each of the following Purchase Orders, and any other purchase orders issued by any of the Sellers that is not reflected on Schedule 1.1(g):

Purchase Order #	Vendor Name	WS Company	Desc. of Material or Service
269	Epigon Media Technologies	WorldSpace Systems Corp.	SDS Development

Purchase Order #	Vendor Name	WS Company	Desc. of Material or Service
270	Epigon Media Technologies	WorldSpace Systems Corp.	CSM Development
1011	Gamma Nu Inc	WorldSpace Systems Corp.	Antenna development & manufacturing
2756	Accenture LLP	WorldSpace, Inc.	SAP software integrator
2776	Rhode & Schwarz SIT GmbH	WorldSpace Systems Corp.	Encryption Nodes
2949	Kaveri Telecom Products Ltd	WorldSpace Systems Corp.	Antenna development & manufacturing
3111	National Mailing Systems Inc	WorldSpace Systems Corp.	Postage meter services
3501	Dalet Digital Media Systems	WorldSpace Systems Corp.	Studio Automation equipment/Software
3676	Verio Advanced Hosting	WorldSpace Systems Corp.	Network Security Services
2989	LURHQ d/b/a Secure Works	WorldSpace Systems Corp.	Firewall software

3054, and related Perforce End User License Agreement	Perforce Software INC	WorldSpace Systems Corp.	Annual Software maintenance
3235	Recep Tech Corp	WorldSpace Systems Corp.	Antenna development & manufacturing
3242	Fraunhofer Gesellschaft	WorldSpace Systems Corp.	DT4000 Signal Simulators
3538	Iron Mountain	WorldSpace Systems Corp.	Record retention
4358	MicroSun Technologies	WorldSpace Systems Corp.	Receiver tooling
4409	Molex Connector Corp	WorldSpace Systems Corp.	Receiver tooling

76.	aacPlus Encoder and Decoder License Term Sheet dated May 29 2007 with Coding Technologies: aacPlus Encoder and Decoder License (WorldSpace, Inc.)

77.	Joint Ownership Agreement between WorldSpace, Inc. and Robert L. Johnstone dated as of November 5, 1996

78.	Declaration of Trust made by Mr. Richard Edmund Butler, AM in favour of WorldSpace regarding one ordinary share in AsiaSpace, dated 26 April 1995.

79.	Declaration of Trust made by Mr. Noah A Samara in favour of WorldSpace regarding one ordinary share in AsiaSpace, dated 2 June 1995.

80.	Declaration of Trust made by Mr. Ian George Cunliffe in favour of WorldSpace regarding one ordinary share in AsiaSpace, dated 2 June 1995.

81.	Declaration of Trust made by Mr. Robert Duncan Somervaille in favour of WorldSpace regarding one ordinary share in AsiaSpace, dated 2 June 1995.

82.	Technical Assistance Agreement between WorldSpace, AfriSpace, AsiaSpace, Ltd., WorldSpace France and Astrium, S.A.S.

83.
Contract for the Development and Delivery of Processed Feeder Link Stations (PFLS) dated as of December 31, 1997, with SED Systems, as amended from time to time and including any purchase orders issued thereunder.  (WorldSpace Systems Corporation).

84.
Contract for the Development and Delivery of the Transparent Feeder Link Stations (TFLS) dated as of March 31, 1998, with SED Systems Inc as amended from time to time and including any purchase orders issued thereunder.  (WorldSpace Systems Corporation)

85.	The following supply contracts:

Name of Counterparty to Contract	Address	Contract	WorldSpace Party
EUROPEAN DEVELOPMENT
Delphi Delco Electronics Europe GmbH	c/o Norddeutsche Landesbank — Friedrichswall 10 30159 Hannover Germany	Design Services Agreement dated as of April 11 2008	WorldSpace, Inc.
Fiat Group Automobiles S.p.A.	Corso Agnelli, 200 10135 — Torino, Italy	Cooperation Agreement dated as of July 16, 2007	WorldSpace Italia, SpA and WorldSpace, Inc.
ST Microelectronics NV	WTC Schipol Airport, Schipol Boulevard 265, 1118 BH Schipol Airport, Amsterdam, the Netherlands	WS-SDR Chips Development, Production, License and Distribution Agreement dated as of November 23, 2007	WorldSpace, Inc.
Fraunhofer-Gesellschaft zur Forderung der angewandten Forschung e.V.	Hansastrasse 27 c, 80686 Munich, Germany	Project Agreement dated as of February 15, 2007, as amended from time to time, and including related authorizations to proceed, statements of work, and Frame Agreement dated January 31, 2005	WorldSpace, Inc.
Certicom Corp. Note: Certicom issued termination notice dated 12/18/09	5520 Explorer Drive, 4th Floor Mississauga, Ontario L4W 5L1 Canada	Agreement for the license, integration and delivery of a Conditional Access System (CAS) dated as of January 30, 2007	WorldSpace, Inc.
Delphi Automotive Systems LLC (and its affiliates)	One Corporate Center, Kokomo, Indiana 46904- 9005	Development Agreement dated as of January 4, 2008	WorldSpace, Inc.
Wistron NeWeb Corporation	10-1, Lihsin Road 1, Hsinchu Science Park, Hsinchu 300, Taiwan, R.O.C.	Manufacturing Services and Supply Agreement dated as of July 1, 2008	WorldSpace, Inc.
SED Systems, Inc.	20 Innovation Boulevard P.O. Box 1464 Saskatoon Sasketchewan, Canada S7K 3P7	Contract for the Development and Design of WorldSpace ESDR Uplink System dated as of November 8, 2007	WorldSpace, Inc.
Fraunhofer-Gesellschaft zur Forderung der Angerwandten Forschung	Hansastrasse 27 c, 80686 Munich, Germany	License Agreement dated March 4, 1998	WorldSpace, Inc. (formerly WorldSpace

Name of Counterparty to Contract	Address	Contract	WorldSpace Party
OTHER CONTRACTS FOR DEVELOPMENT OR SERVICES
E.V.			International Network, Inc.)
China Satellite Communications Corporation	No. 42, Xue Yuan Lu, Haidian District, Beijing, China	Cooperation Agreement dated as of December 20, 2005; expires on December 10, 2010	WorldSpace, Inc.
XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc. (and its affiliates)	1500 Eckington Place NE, Washington, DC 20002	Payment, Termination and Release Agreement entered into as of June 10, 2009	WorldSpace, Inc. (and its affiliates)
XM Satellite Radio, Inc. (formerly known as American Mobile Radio Corporation (“AMRC”)), XM Satellite Radio Holdings Inc. (formerly known as AMRC Holdings) and SkyTerra Communications Inc. (formerly known as American Mobile Satellite Corporation)
	AMRC Holdings Inc. 1250 23rd St., N.W. Suite 57 Washington, D.C. 20037 American Mobile Satellite Corp. 10802 Parkridge Blvd. Reston, VA 20191	Technology Licensing Agreement, dated as of July 24, 1998, but intended to be effective as of January 1, 1998, as amended from time to time	WorldSpace Systems Corporation (formerly WorldSpace Management Corporation)
ROC & OTHER REGIONAL CONTRACTS
GMV Space Systems, Inc.	1 Research Court, Suite 450, Rockville, Maryland 20850	Flight Dynamics System Upgrade Agreement dated as of October 18, 2005, contract completed, embedded IP	WorldSpace, Inc.
GMV Space Systems, Inc.	1 Research Court, Suite 450, Rockville, Maryland 20850	Sub-license Agreement dated as of February 8, 2006	WorldSpace, Inc.
Integral Systems, Inc. (ROC)	5000 Philadelphia Way, Lanham, MD 20706	Satellite Control Center Agreement dated as of November 21, 2005, contract completed, embedded IP and SW license	WorldSpace, Inc.
Mauritius Telecom	18th Floor Telecom Tower Edith Caverll Street Port Louis, Mauritius	Contract for Telemetry, Command and Range Host Station Facilities and Services dated as of February 6, 1997, as amended from time to time (including Amendment No. 4, dated as of 2008)	WorldSpace, Inc. and WorldSpace Systems Corporation
Antrix Corporation Limited	Antariksh Complex Near New Bel Road Bangalore 560 094 India Attn: KR Sridhara Murthi	Contract for Telemetry, Command and Range Host Station Facilities and Services dated as of February 6, 1997, as amended from time to time (including Amendment No. 6, dated as of August 1, 2006)	WorldSpace, Inc. and WorldSpace Systems Corporation
WRN Limited	Wyvil Court, 10 Wyvil Road, London SW8 2TG, United	Uplink agreement formed via email correspondence on April	WorldSpace, Inc.

Name of Counterparty to Contract	Address	Contract	WorldSpace Party
	Kingdom	1, 2009
Intelsat Corporation	3400 International Drive Washington, D.C. 20008	Co-Location and Services Agreement dated as of January 8, 2010; Technical Assistance Agreement 3429-09 dated as of December 14, 2009, as amended	WorldSpace, Inc.
Telstra Corporation Limited	231 Elizabeth Street, Sydney, Australia	Agreement for Provision of Telstra International Services dated as of March 19, 1998, and related letter agreement dated as of October 15, 2003	WorldSpace Systems Corporation
LICENSES
Coding Technologies	Gavlegatan 12A Stockholm SE-11330 Sweden	aacPlus Encoder and Decoder License Term Sheet dated May 29, 2007	WorldSpace, Inc.
INSURANCE

ADDITIONAL CONTRACTS
See Purchase Order list on following page.

Schedule 1.2(h)*
EXCLUDED SUBSIDIARIES

Direct Equity Owner	Excluded Subsidiary	Percentage Ownership
WorldSpace, Inc.	AfriSpace, Inc.	100%
WorldSpace, Inc.	WorldSpace Systems Corporation	100%
WorldSpace, Inc.	WorldSpace Satellite Company Ltd.	I00%
WorldSpace, Inc.	WorldSpace Ghana Ltd. (Inactive)	100%
WorldSpace, Inc.	WorldSpace Southern Africa (Pty) Ltd. (In liquidation)	100%
WorldSpace, Inc.	WorldSpace Middle East FZCO (Dubai) (In liquidation)	80%
WorldSpace, Inc.	WorldSpace France (In liquidation)	100%
WorldSpace, Inc.	WorldSpace Caribbean Ltd. (Inactive)	100%
WorldSpace, Inc.	WorldSpace Argentina (Inactive)	100%
WorldSpace, Inc.	WorldSpace (UK) Ltd. (In liquidation)	100%
WorldSpace, Inc.	XM Ventures Trust (Inactive)	100% Beneficiary
WorldSpace, Inc.	WorldSpace Poland (Inactive)	100%
WorldSpace, Inc.	AsiaSpace, Inc. (Inactive)	100%
WorldSpace, Inc.	WorldSpace do Brazil (In liquidation)	100%
WorldSpace, Inc.	AmeriSpace Ltd. (Inactive)	100%
WorldSpace, Inc.	AfriSpace (Kenya) Ltd. (In liquidation)	100%
WorldSpace, Inc.	WorldSpace Radio Company Ltd. (Inactive)	100%
WorldSpace Middle East FZCO (Dubai) [In liquidation]	WorldSpace Middle East S.P.C. (Bahrain) (In liquidation)	100%
WorldSpace (UK) Ltd. [In liquidation]	WorldSpace Middle East FZCO (Dubai) (In liquidation)	20%

* Determination of Excluded Subsidiaries an ongoing process.  Buyer may deliver an updated Schedule 1.2(h) from time to time in accordance with Section 1.6(b) of the Agreement.

WorldSpace (UK) Ltd. [In liquidation]	WorldSpace (UK) Ltd. (UAE) (Inactive)	100%
WorldSpace Asia Pte. Ltd [In liquidation]	WorldSpace India Private Limited (In liquidation)	100%
WorldSpace Asia Pte. Ltd [In liquidation]	PT WorldSpace Indonesia (Inactive)	75%
WorldSpace, Inc.	WorldSpace Asia Pte. Ltd. (In liquidation)	100%
WorldSpace Europe Holdings ApS	WorldSpace Europe SAS (In liquidation)	100%
WorldSpace Europe Holdings ApS	WorldSpace Spain (Inactive)	100%
WorldSpace Systems Corporation	WorldSpace (China) Information Technology Ltd.	100%
WorldSpace Inc.	WorldSpace Middle East FZ – LLC (In liquidation)	100%
WorldSpace, Inc.	WorldSpace Europe Holdings ApS (such entity shall only be an Excluded Subsidiary if Buyer does not acquire WorldSpace Europe Holdings ApS as a result of the ultimate structure of the Danish Restructuring)	100%

Schedule 1.2(k)
LETTERS OF CREDIT

None.

Schedule 1.2(m)
EXCLUDED ASSETS

Excluded Deposits, Pre-paid Expense, Prepayments

	WorldSpace Systems Corp. Pre-paid Balance as of 3/31/2009	WorldSpace Inc. Pre-paid Balance as of 3/31/2009	AfriSpace Inc. Pre-paid Balance as of 3/31/2009	Satellite Co. Pre-paid Balance as of 3/31/2009
Shearman & Sterling		36,116

Excluded Accounts Receivable

The Acquired Assets do not include those accounts receivable of Sellers that are set forth in the budget attached to the Signing Date DIP Amendment as in effect on the date of the Asset Purchase Agreement under the heading “Revenues.”

Excluded Equipment

Certain studio equipment in India.

Excluded Insurance Benefits

Coverage under certain annual versions of the enterprise’s directors’ and officers’ liability coverage based upon prior notifications to the underwriters.

Schedule 1.3(c)*
CURE COSTS

None.

* Cure costs on this Schedule 1.3 reflect a reconcoliation of the Debtors’ financial records with court filings, including claims perfected.

Schedule 1.4
EXCLUDED LIABILITIES

Description
DIP Balance (including interest)

IRS
Connecticut Tax
P.A. Tax
Delaware Franchise Tax Fiscal year 2009
Delaware Franchise Tax Fiscal year 2010
Accrued Post Petition Vacation

Shearman & Sterling
Pachulski Stang
Kurtzman Carson
Microsoft
Astrium
SAP
NetMagic
DS3
Thomson
Fraunhofer patent fees
Molex PO 4409
Stanley Convergent
ST Teleport
AfriSpace Music Royalties
American Stock Transfer
Unpaid Advisor Fees through April
Unpaid CRO through April

Federal Communication Commission

Schedule 1.5(b)*
CONTRACTS TO BE REJECTED

Except as otherwise would be in violation of Sellers’ obligations under the Transition Services Agreement or the APA, Buyer consents to Sellers rejecting the following agreements:

1.	Royalty Agreement, dated as of September 30, 2003, among Stonehouse Capital Ltd., WorldSpace, Inc., WorldSpace International Network Inc., and WorldSpace Satellite Company, Ltd.

2.	Agreement dated as of October 14, 2008, between WorldSpace and Mrs. Sudha Murry

3.	License Agreement dated as of August 1, 2008, between WorldSpace and The Indian Record Mfg. Co. Ltd.

4.	License Agreement dated as of August 1, 2008, between WorldSpace and Hindusthan Musical Products Ltd.

5.	Memorandum of Understanding dated as of November 20, 2006, between WorldSpace and Phonographic Performance Ltd. (PPL)

6.
License dated as of December 22, 2004, as modified by a Letter Agreement dated as of January 1, 2006, between WSC and the International Federation of Phonographic Industry Societies (including PPL UK, IFPI Ltd., and the Recording Industry of South Africa

7.	Letter Agreement dated as of August 15, 2002, between WorldSpace and The Performing Rights Society Limited

8.	Broadcast License Agreement (Syndication) dated as of August 16, 2006, between WorldSpace and ESPN Star Sports

9.	General Service Agreement dated as of March 10, 2005, between WorldSpace and Mediacraft TV Productions

10.	Agreement Providing for a Gift of Capacity and Services dated as of June 3, 2003, between WorldSpace and First Voice International

11.	Lease Agreement dated as of November 27, 2002, between WSC and CIT Technology Financing Services, Inc.

12.	Software License Agreement dated as of October 3, 2005, between WorldSpace and SAP America, Inc.

13.	Master Services Agreement dated as of January 3, 2007, between WSC and DS3 Data Vaulting LLC

14.	CWPS Encore Maintenance & Technical Support Agreement for 3Com NBX LAN Telephony System dated as of January 6, 2006, between WSC and CWPS, Inc.

* Determination of agreements to assume/reject is an ongoing process.  Buyer may deliver an updated Schedule 1.5(b) from time to time in accordance with Section 1.6(a) of the Agreement.

15.	Master Services Agreement & Statement of Work for Hosting Services dated as of April 1, 2007, between WorldSpace and NetMagic IT Services Pvt. Ltd.

16.	Statement of Work for Hosting Services dated as of April 1, 2007, between WorldSpace and NetMagic IT Services Pvt. Ltd.

17.	Agreement for Advisory Services dated as of October 26, 2006, effective as of October 15, 2006, between WorldSpace, Institut Tendances and Annarose Productions

18.	Microsoft Enterprise Agreement and related documents dated as of December 11, 2006, between WorldSpace and Microsoft Corporation

19.	In Orbit Support Agreement N 018/2005 dated as of January 31, 2005, between EADS Astrium SAS and Systems; Amendment No. 1 dated September 25, 2006

20.	Contract for Battery Cells Life Test dated as of February 16, 2007, between EADS Astrium SAS and WSC

21.	Contract for Worldstar Storage dated as of November 27, 2008, between WorldSpace, SatCo and Astrium SAS

22.	Contract for Worldstar F4 Payload Equipment Storage dated as of December 18, 2008, between WorldSpace, SatCo and Thales Alenia Space France

23.	Contract for the Development of WorldSpace Mobile System Terrestrial Repeater dated as of March 1, 2005, between WSC and SED Systems

24.	Purchase Order and related Terms and Conditions dated as of August 29, 2006, between WSC and Ascent Media Systems & Technology

25.	Purchase Order and related Terms and Conditions dated as of December 31, 2007, and March 2, 2008, between WSC and Arrow Asia Distribution Ltd., an authorized distributor of Altera corporation

26.	Contract for Development and Production of Processed Feeder Link Stations dated as of December 31, 1997, as amended, between WSC and Globecomm Systems Inc.

27.	Host Station Services Agreement dated as February 12, 2000, as amended, between WSC and ST Teleport Pte Ltd

28.	Technical Services Agreement dated as of April 18, 2007, as amended, between WorldSpace and Emirates Integrated Telecommunications Company, PJSC

29.	Contract for Communications System Monitoring (CSM) and In-Orbit Test (IOT) Host Station Facilities and Services between WorldSpace and Office des Postes et Telecommunications

30.	Patent License Agreement dated as of January 1, 1996, between WorldSpace and Thomson Licensing S.A.

31.	Dalet Software License Agreement and Support Terms dated as of April 10, 2007, between WorldSpace and Dalet Digital Media Systems USA, Inc.

32.	Purchase Order and Software License Agreement dated as of October 25, 2005, between WorldSpace and Portal Software, Inc.

33.	Amended and Restated Starman Chipset Development, Production, License and Distribution Agreement dated as of May 30, 1996, as amended, between WorldSpace and STMicroelectronics NV

34.	Starman Chipset Development, Production, License and Distribution Agreement dated as of May 30, 1996, as amended, between WorldSpace and Intermettal, Halbleiterwerk der Deutsche ITT Industries GmbH

35.	Software License Agreement dated as of February 25, 2008, between WorldSpace and Expway

36.	Reference Platform License Agreement for Embedded Software dated as of December 29, 2006, between WorldSpace and Mentor Graphics Ireland Limited

37.	Supply Agreement dated as of December 1, 2000, between WorldSpace and BPL Limited

38.	Standard WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of January 25, 2001, between WorldSpace and P.T. Hartono Istana Teknologi

39.	Manufacturing Services Agreement dated as of October 6, 2006, between WorldSpace and Flextronics International Asia Pacific, Ltd.

40.	Strategic Cooperation Agreement for the Development and Marketing of WorldSpace-Ready Analog DSP Platforms dated as of November 5, 2003, between WorldSpace and Analog Devices, Inc.

41.	Design Services Agreement dated as of June 28, 2006, between WorldSpace and Flextronics International Asia Pacific, Ltd.

42.	Standard WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of February 16, 2001, between WorldSpace and DUMP sprl

43.	Standard Production, Marketing and License Agreement for WorldSpace Receiver dated as of April 20, 2001, between WorldSpace and Spectrum KIDX Technologies, Sdn. Bhd.

44.	Production, Marketing and License Agreement dated as of August 18, 2001, between WorldSpace and Xi’an Tongshi Science & Technology Company Limited

45.	Production, Marketing and License Agreement dated as of March 29, 2001, between WorldSpace and Tesonic Electric Co., Ltd.

46.	License Agreement dated as of September 1, 2000, between WorldSpace and Shanghai General Electrics (Group) Co, Ltd.

47.	Standard Production, Marketing and License Agreement for WorldSpace Receiver dated as of March 28, 2001, between WorldSpace and Shenzhen Success Dongmyung Digital Technology Co., Ltd.

48.	Amended and Restated WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of April 24, 1997, between WorldSpace and Victor Company of Japan, Limited

49.
Amended and Restated WorldSpace Receiver Design, Development, Production, Marketing and License Agreement dated as of April 23, 1997, as amended, between WorldSpace and Matsushita Electric Industrial Co., Ltd.

50.
Amended and Restated WorldSpace Receiver Design, Development, Production, Marketing and License Agreement dated as of April 23, 1997, as amended, between WorldSpace, Sanyo Technosound Co., Ltd and Sanyo Electric Trading Co., Ltd.

51.
Standard WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of August 30, 2000, between WorldSpace, Christian Embassy Network Satellite Radio and JS Information & Communication Co.

52.	Standard WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of March 28, 2001, between WorldSpace and AMI Satellite Broadcasting, Inc.

53.
Amended and Restated WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of April 24, 1997, as amended, between WorldSpace and The Consumer Products & Information Media Systems Group of Hitachi, Ltd.

54.	Satellite Lease Agreement dated as of January 19, 1999, between SatCo and AfriSpace, Inc.

55.	Channel Services Agreement dated as of January 19, 1999, between WorldSpace and AfriSpace, Inc.

56.	Business Services Agreement dated as of April 12, 2007, between WorldSpace and AsiaSpace Limited.

57.	Business Services Agreement dated as of July 27, 2007, between WorldSpace and WorldSpace Southern Africa (PTY) Ltd.

58.	Business Services Agreement dated as of April 1, 2006, between WorldSpace and WorldSpace India Pvt. Ltd.

59.	Contract for WorldSpace Singapore BOC Mobile Upgrade dated as of September 1, 2005, between WSC and SED Systems

60.	Arena Solutions Service Agreement dated as of March 27, 2008, between Systems and Arena Solutions, Inc.

61.	Master Services Agreement dated as of August 18, 2005, between WorldSpace and frog design, Inc.

62.	Customer License Agreement dated as of February 1, 2006, between WorldSpace and Analog Devices, Inc.

63.	Executive Employment Agreement dated as of June 1, 2005, between WorldSpace and Noah Samara

64.	Executive Employment Agreement dated as of May 29, 2008, between WorldSpace and Hussein Sallam

65.	Executive Employment Agreement dated as of June 1, 2005, between WorldSpace and Don Frickel

66.	Executive Employment Agreement dated as of June 1, 2005, between WorldSpace and Sridhar Ganesan

67.	Executive Employment Agreement dated as of October 1, 2007, between WorldSpace and Stuart Heaton

68.	All Subscription Services Agreements between WorldSpace and former Indian retail customers.

69.
Partnership Agreement dated as of July 27, 2005, by and among WorldSpace, Inc., WorldSpace Europe Holdings ApS, Class Editori S.p.A., a company incorporated under Italian laws, and Luca Panerai, an Italian citizen.

70.	Oracle License and Services Agreement dated as of January 3, 2007, and effective as of October 24, 2006, between WSC and Oracle USA, Inc.

71.	Design, Development, Manufacturing and Marketing Agreement for WorldSpace Receiver Antenna dated as of October 5, 2005, between Gamma Nu, Inc. and WSC

72.	Services Agreement and Application Outsourcing Agreement dated as of February 6, 2007, between Accenture LLP and WorldSpace

73.	Cooperation Agreement dated as of July 16, 2007, between WorldSpace, WorldSpace Italia SpA and Fiat Group Automobiles S.p.A.

74.	Any Contract, barter arrangement or gift pursuant to which the Sellers provide capacity on the Satellites that is not set forth on Schedule 1.1(f), including any such arrangement with the following:

a.	NPR

b.	BBC World

c.	Equal Access

d.	First Voice International - African Learning Channel

e.	Radio Sai Global Harmony

f.	Asia Development Channel

75.	Each of the following Purchase Orders, and any other purchase orders issued by any of the Sellers that is not reflected on Schedule 1.1(g):

Purchase Order #	Vendor Name	WS Company	Desc. of Material or Service
269	Epigon Media Technologies	WorldSpace Systems Corp.	SDS Development

Purchase Order #	Vendor Name	WS Company	Desc. of Material or Service
270	Epigon Media Technologies	WorldSpace Systems Corp.	CSM Development
1011	Gamma Nu Inc	WorldSpace Systems Corp.	Antenna development & manufacturing
2756	Accenture LLP	WorldSpace, Inc.	SAP software integrator
2776	Rhode & Schwarz SIT GmbH	WorldSpace Systems Corp.	Encryption Nodes
2949	Kaveri Telecom Products Ltd	WorldSpace Systems Corp.	Antenna development & manufacturing
3111	National Mailing Systems Inc	WorldSpace Systems Corp.	Postage meter services
3501	Dalet Digital Media Systems	WorldSpace Systems Corp.	Studio Automation equipment/Software
3676	Verio Advanced Hosting	WorldSpace Systems Corp.	Network Security Services

Schedule 4.2
ACQUIRED SUBSIDIARY SHAREHOLDER AND VOTING AGREEMENTS

Share Ownership

The shares of AsiaSpace Limited are held as follows:

Members	Certificate Number	Number of Shares
WorldSpace, Inc.	6	1
Richard Edmund Butler*	7	1
Noah A. Samara*	8	1
Ian George Cunliffe*	9	1
Robert Duncan Somervaille*	10	1

* Each of the four individual members has executed a declaration of trust, which provides that the relevant share is held on trust for WorldSpace, Inc., and that each individual will transfer and deal with the share only as directed by WorldSpace, Inc.

Shareholder and Voting Agreements

1.
Partnership Agreement dated as of July 27, 2005, by and among WorldSpace, Inc., WorldSpace Europe Holdings ApS, Class Editori S.p.A., a company incorporated under Italian laws, and Luca Panerai, an Italian citizen.

2.	Shareholders Agreement dated as of February 3, 2006, between WorldSpace Europe Holdings ApS and New Satellite Radio S.r.l., a company incorporated under the laws of Italy

Directors and Officers of Acquired Subsidiaries

AsiaSpace Limited Officers & Directors

Name	Title
Richard Edmund Butler	Director, Secretary and Chairman
Ian George Cunliffe	Director

WorldSpace Europe Holdings ApS Officers & Directors

Name	Title
Tedros Lemma	Managing Director

WorldSpace Italia S.p.A. Officers & Directors

Name	Title
Luca Panerai♦	Director; Chief Executive Officer
Paolo Panerai	Director
Andrea Maffei	Director
Tedros Lemma	Director
Hussein Sallam	Director
Tarek Abdulnabi	Director
Alexander Brown	Director

♦   Pursuant to a Director Services Agreement dated as of September 1, 2007, between WorldSpace Italia S.p.A. and Luca Panerai, Mr. Panerai is entitled to certain severance payments upon termination.

Schedule 4.6.♦
UNDISCLOSED LIABILITIES

See Tax Liabilities on Schedule 4.7 (incorporated herein).

See Defaults under Real Property Leases on Schedule 4.9 (incorporated herein).

See Litigation on Schedule 4.15 (incorporated herein).

See Employees on Schedule 4.17 (incorporated herein)

WorldSpace Inc.

Potential claim of PPL India in connection with claims involving India music rights.

Disputed claim asserted by 8515 Georgia Avenue Associates — $5000

Potential claims of Indian subscribers for unexpired terms of prepaid subscriptions.

Charges for website hosting estimated at $20,300.

Potential prepetition unsecured claim from XL Specialty Insurance Company, USA for cancellation of in-orbit insurance in 2008 — approximately $ 103,285

Potential prepetition unsecured claim from Libsat Lloyd’s Consortium on behalf of Liberty Syndicate for cancellation of in-orbit insurance in 2008 -- $362,950.

AfriSpace, Inc.

None.

WorldSpace Systems Corporation

Stanley Convergent Security Solutions Inc. — $57,637 (balance of contract amount).

WorldSpace Satellite Company

Potential prepetition unsecured claim from XL Insurance for cancellation of in-orbit insurance in 2008 — approximately $103,285.

Potential prepetition unsecured claim from Libsat Lloyd’s Consortium on behalf of Liberty Syndicate for cancellation of in-orbit insurance in 2008 -- $362,950.

WorldSpace Europe Holdings ApS

Claimed invoice for repeaters deployed in Italy -- €1.05 million.

♦  Disclosure of any matter or liability in this Schedule 4.6 will not create any implication that such matter or liability is deemed an assumed liability.  The determination of whether any matter or liability is an Assumed Liability shall be governed exclusively by Section 1.3 of the Agreement.

Accounts Payable as of December 31, 2009 — Bech-Bruun/Forum Administration A/S — DKK 109,725 (approximately US$20,209).

WorldSpace Italia (as of December 31, 2009)(1)

See the liabilities set forth on the attached 12/31/2009 draft financials prepared by Fidiger, the WorldSpace Italia accounting firm.

(1) Sellers do not agree with the loan amount on the WorldSpace Italia books attributable to WorldSpace Europe Holdings ApS/WorldSpace, Inc. Sellers believe the amount should be €1,343,170.

WorldSpace, Inc. books show all transfers to WorldSpace Italia post-petition date as loans.  Apparently the Fidiger books do not show the early period transfers as loans.

AsiaSpace Limited

Accounts Payable Listing as at December 31, 2009

	AUD	AUD	AUD	AUD	AUD	AUD
	Current	1 - 30	31 - 60	61 - 90	> 90	TOTAL
ACMA	436.00	0.00	0.00	0.00	0.00	436.00
American Express	0.00	30.00	0.00	0.00	0.00	30.00
Australian Taxation Office	0.00	35,796.00	0.00	0.00	0.00	35,796.00
Complete Office Supplies	107.44	0.00	0.00	0.00	0.00	107.44
DHL Express	0.00	178.70	0.00	0.00	0.00	178.70
Entire Air Conditioning Pty Ltd	0.00	7,216.00	0.00	0.00	0.00	7,216.00
Federal Express	45.35	0.00	0.00	0.00	0.00	45.35
Mr. L Shiells (Employee -
reimbursement)	24.00	0.00	0.00	0.00	0.00	24.00
Mr. R E Butler (Director -
reimbursement))	263.55	0.00	0.00	0.00	0.00	263.55
Origin Energy	6,478.05	0.00	0.00	0.00	0.00	6,478.05
Portner Press	7.00	0.00	0.00	0.00	0.00	7.00
REST Superannuation	0.00	0.00	0.00	0.00	1,762.65	1,762.65
Retail Decisions Pty Ltd	167.45	0.00	0.00	0.00	0.00	167.45
Telstra Corporation Limited	18,485.82	22.00	0.00	0.00	0.00	18,507.82
TOTAL ACCOUNTS PAYABLE	26,014.66	43,242.70	0.00	0.00	1,762.65	71,020.01

Accruals Listing as at December 31, 2009

	AUD	AUD	AUD	AUD	AUD	AUD
	Current	1-30	31 - 60	61 - 90	>90	TOTAL
Mr. R E Butler - Directors Fees	5,600.00	5,515.00	5,489.00	5,728.00	85,512.00	107,844.00
Mr. J G Cunliffe - Directors Fees	0.00	0.00	0.00	0.00	25,000.00	25,000.00
DFK Collins - 2009 Audit Fee	26,000.00	0.00	0.00	0.00	0.00	26,000.00
DFK Collins - 2009 Tax Fees	12,020.00	0.00	0.00	0.00	0.00	12,020.00
Telstra - Leased Lines (Dec 09)	15,390.72	0.00	0.00	0.00	0.00	15,390.72
Watters Electrical - Maint	225.00	225.00	0.00	0.00	0.00	450.00
Prov for Annual Leave (Staff)	234,403.46	0.00	0.00	0.00	0.00	234,403.46
Prov for Long Service Leave (Staff)	163,044.00	0.00	0.00	0.00	0.00	163,044.00
Credit Cards - Staff Visa	8,751.41	0.00	0.00	0.00	0.00	8,751.41
Australia On-Line - Guarantee	0.00	0.00	0.00	0.00	45,500.00	45,500.00
TOTAL ACCRUALS	465,434.59	5,740.00	5,489.00	5,728.00	156,012.00	638,403.59

Schedule 4.7
TAXES

AsiaSpace Limited

AsiaSpace Limited filed its 2007 tax return late.

Income tax payable for 2009 has not been calculated or provided for in the yearend financials currently available.

WorldSpace Systems Corp.

IRS claim of $57,625, of which $518 has a priority designation and $57,106 is unsecured.

The State of Connecticut has submitted a claim of approximately $15,947.91.  The State of Pennsylvania has submitted a claim of approximately $11,819.68.

(h) Tax Jurisdictions

AfriSpace, Inc.

This Seller files personal property and income tax returns in Maryland

WorldSpace Systems Corp.

This Seller files:  (i) a franchise tax return in Delaware; and (ii) personal property and income tax returns in Maryland.

Seller had offices in the District of Columbia until 2005 where its employees worked.  In the Washington Metropolitan Area, employees live in any one of three jurisdictions — District of Columbia, Maryland and Virginia.  The company has withheld taxes for each of these jurisdictions.

During 2006 and 2007, this Seller had an employee who split his working time between Maryland and Massachusetts, where the company registered a presence and then terminated it following the separation of the employee.  During the period of this employee’s employment the company withheld taxes and remitted to Massachusetts.

One of Seller’s employees was seconded to India and for a time remained on the payroll of Seller.  During that time the company continued to withhold federal and state taxes.

Seller had an employment agreement with an individual who was a resident of Geneva, Switzerland.  The Seller did not withhold Swiss taxes.

There was a branch of Seller in Germany with a few employees.

Seller had inventory in bonded warehouse arrangements in Dubai and Singapore.

WorldSpace Satellite Company

Seller owns/owned property in US, Australia, Mauritius, India, and Gabon.

Schedule 4.8
TITLE EXCEPTIONS

WorldSpace, Inc.’s right to the exclusive patent licenses from Fraunhofer (See Schedule 1.1(i)) is currently impaired due to the default in payments under the license agreement.

Schedule 4.9
LEASE DEFAULTS &
REAL ESTATE LEASES OF ACQUIRED SUBS

WorldSpace, Inc.

The headquarters lease at 8515 Georgia Avenue, Silver Spring, Maryland was terminated during the pendency of the bankruptcy proceeding.

Acquired Subsidiary Real Property Interests

Acquired Subsidiary:	Lease/Address/Term:
AsiaSpace Limited
Headquarters (Net Commercial Lease) lease between AsiaSpace Limited (Lessee) and Mirvac Funds Limited, dated October 1, 2008 (commencing January 1, 2008), levels 4 and 5, Building 3, 6 Riverside Quay, Southbank, Victoria, Australia, from 1 January 2008 ending 31 December 2014.  Term is 7 years.  Sublease between AsiaSpace Limited (Sub-Lessor) and Australia On line Pty Ltd (Sub-Lessee), dated March 25, 2009, part of Level 4, from January 1, 2008 ending December 31, 2014.

Sublease between AsiaSpace Limited (Sub-Lessor) and Newsat Limited (Sub-Lessee), dated June 29, 2009, part of Level 4, from December 17, 2007 ending December 30, 2014.

Sublease between AsiaSpace Limited (Sub-Lessor) and Seafarers Retirement Fund Pty Limited (Sub-Lessee), dated 29 June 2009, part of Level 4, from January 1, 2008 ending December 31, 2014 as assigned to Maritime Financial Services Pty Ltd pursuant to Deed of Consent to Assignment of Sublease dated September 29, 2009.

WorldSpace Italia	Proposed arrangement to lease real property from New Satellite Radio S.r.l.

Lease Defaults

The master lease with Mirvac Funds Limited requires AUS$ 20.00 million in public liability coverage.  Beginning November 1, 2009, AsiaSpace has AUS$ 12.34 million in coverage.

Schedule 4.10
INTELLECTUAL PROPERTY AND RELATED MATTERS

Registered Owned Intellectual Property

See Schedule 1.1(i), which is incorporated by reference herein.

WorldSpace is in default under the license from Fraunhofer for the patents listed and identified in Schedule 1.1(i) as licensed from Fraunhofer.

Business IP Agreements

1.
Technology Licensing Agreement dated as of July 24, 1998, as amended, between WorldSpace, Inc., XM Satellite Radio, Inc. (f/k/a American Mobile Radio Corporation), American Mobile Satellite Corporation and XM Satellite Radio Holdings Inc. (Address default in license for underlying technology from Fraunhofer)

2.	Amended and Restated Starman Chipset Development, Production, License and Distribution Agreement dated as of May 30, 1996, as amended, between WorldSpace and STMicroelectrics NV

3.
Starman Chipset Development, Production, License and Distribution Agreement dated as of May 30, 1996, as amended, between WorldSpace and Intermettal, Halbleiterwerk der Deutsche ITT Industries GmbH (Default)

4.
Standard WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of January 25, 2001, between WorldSpace and P.T. Hartono Istana Teknologi (Underlying intellectual property rights expired)

5.	Manufacturing Services Agreement dated as of October 6, 2006, between WorldSpace and Flextronics International Asia Pacific, Ltd. (Default)

6.	Strategic Cooperation Agreement for the Development and Marketing of WorldSpace-Ready Analog DSP Platforms dated as of November 5, 2003, between WorldSpace and Analog Devices, Inc.

7.	Design Services Agreement dated as of June 28, 2006, between WorldSpace and Flextronics International Asia Pacific, Ltd. (Default)

8.	Standard WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of February 16, 2001, between WorldSpace and DUMP sprl (Underlying intellectual property rights expired)

9.
Standard Production, Marketing and License Agreement for WorldSpace Receiver dated as of April 20, 2001, between WorldSpace and Spectrum KIDX Technologies, Sdn. Bhd. (Underlying intellectual property rights expired)

10.	Cooperation Agreement dated as of April 4, 2006, between WorldSpace (China) Information Technology Ltd. and Xi’an Tongshi Technology Limited (Expired)

11.	Production, Marketing and License Agreement dated as of August 18, 2001, between

WorldSpace and Xi’an Tongshi Science & Technology Company Limited (Underlying intellectual property rights expired)

12.	Amendment to Standard Production, Marketing and License Agreement for International Receiver dated as of September 1, 2005, between WorldSpace and Xi’an Tongshi Science & Technology Company Limited.

13.	Production, Marketing and License Agreement dated as of March 29, 2001, between WorldSpace and Tesonic Electric Co., Ltd. (Underlying intellectual property rights expired)

14.	License Agreement dated as of September 1, 2000, between WorldSpace and Shanghai General Electrics (Group) Co, Ltd. (Underlying intellectual property rights expired)

15.
Standard Production, Marketing and License Agreement for WorldSpace Receiver dated as of March 28, 2001, between WorldSpace and Shenzhen Success Dongmyung Digital Technology Co., Ltd. (Underlying intellectual property rights expired)

16.
Amended and Restated WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of April 24, 1997, between WorldSpace and Victor Company of Japan, Limited (Underlying intellectual property rights expired)

17.
Amended and Restated WorldSpace Receiver Design, Development, Production, Marketing and License Agreement dated as of April 23, 1997, as amended, between WorldSpace and Matsushita Electric Industrial Co., Ltd. (Underlying intellectual property rights expired)

18.
Amended and Restated WorldSpace Receiver Design, Development, Production, Marketing and License Agreement dated as of April 23, 1997, as amended, between WorldSpace, Sanyo Technosound Co., Ltd and Sanyo Electric Trading Co., Ltd. (Underlying intellectual property rights expired)

19.
Standard WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of August 30, 2000, between WorldSpace, Christian Embassy Network Satellite Radio and JS Information & Communication Co. (Underlying intellectual property rights expired)

20.
Standard WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of March 28, 2001, between WorldSpace and AMI Satellite Broadcasting, Inc. (Underlying intellectual property rights expired)

21.
Amended and Restated WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of April 24, 1997, as amended, between WorldSpace and The Consumer Products & Information Media Systems Group of Hitachi, Ltd. (Underlying intellectual property rights expired)

22.	Development and Production of Processed Feeder Link Stations Agreement dated as of December 31, 1997, as amended, between WSC and Globecomm Systems Inc.

23.	Development and Production of Processed Feeder Link Stations Agreement dated as of December 31, 1997, as amended, between WSC and SED Systems, Inc.

24.	Development and Delivery of the Transparent Feeder Link Stations Agreement dated as of March 31, 1998, as amended, between WSC and SED Systems, Inc.

25.	Amended and Restated In-Orbit Delivery Agreement dated as of October 10, 1995, as amended, between WorldSpace and Thales Alenia Space France, (formerly Alcatel Space)

26.	Flight Dynamics System Upgrade Agreement dated as of October 18, 2005, as amended, between WorldSpace and GMV Space Systems, Inc.

27.	Satellite Control Center Agreement dated as of November 21, 2005, as amended, between WorldSpace and Integral Systems, Inc.

Pending/Threatened Intellectual Property Actions

Mentor Graphics Ireland Ltd. filed a cease and desist order in connection with an IP licensing agreement between Mentor Graphics Ireland Ltd. and WorldSpace, Inc. for development and implementation licenses.  These licenses are for the nucleus operating system for the nomadic chip and the software for implementation of the service layer decoder.  The applicable claim is in an amount of approximately $75,000.

Debtor is in arrears on Intellectual Property licenses with respect to server and personal computer operating systems and application software owned by Microsoft.  (See below)

Bollywood Arbitration (WorldSpace, Inc.)

Claim for non-payment of music rights fees

Objections filed pursuant to Section 365(c) of the Bankruptcy Code by:

Fraunhofer-Gesellschaft zur Forderung der angewandten Forschung e.V.

XM Satellite Radio Holdings Inc. — settlement, but deferred the consent issue pending any future attempt to assign

SAP America

Microsoft Corporation/ Microsoft Licensing GP — order of the Bankruptcy Court established an allowed administrative claim in the amount of $138,132.02 (consisting of $124,389.20 through September 22, 2009; plus per diem of $352.38 through October 31, 2009 (39 days x $352.38 = $13,742.82)).

Schedule 4.11
COMPLIANCE WITH APPLICABLE LAWS

WorldSpace Systems Corporation

Former US employees of the Debtors are owed back pay in the aggregate amount of approximately $352,229 for periods relating prior to the Petition Date.  Unpaid accrued vacation for these former employees amounts to approximately $278,624, all of which relates to periods prior to the Petition Date.

Current and former employees of the Debtors are owed post-Petition Date accrued leave in the aggregate amount of approximately $210,410 as of December 31, 2009.

If former employees were to successfully pursue their pre-Petition Date back pay claims and prove willfulness, a court could award such employees a judgment equal to three times the amount these employees are otherwise owed.

See Schedule 4.7, incorporated herein.

AfriSpace Inc.

AfriSpace, Inc. is in arrears in its payments to the FCC for a total amount of approximately $174,050.00.

Schedule 4.12
PERMITS

The following permits are held by the Acquired Subsidiaries:

WorldSpace Europe Holdings ApS

German frequency license issued on April 9, 2008, from the German Federal Network Agency (Bundesnetzagentur), Canisiusstr. 21, 55122 Mainz, Germany.

German content authorization issued on June 20, 2008 by the Landesmedienanstat Saarland.

AsiaSpace Limited

Deed of Agreement dated 20 August 1999 between the Australian Communications & Media Authority (ACMA) (formerly Australian Communications Authority (ACA)) and AsiaSpace Limited.

Apparatus licenses issued by the ACMA — license numbers 1105214, 1105215, 1317666 and 1317667.

International Broadcasting Licence issued by the ACMA, Licence No. SL 1130024.

WorldSpace Italia S.p.A.

Italian frequency license issued on May 3, 2006 by the Italian Ministry of Communications, Director General for Electronic Communication and Broadcasting Services is held by WorldSpace Italia S.p.A.

Telecom Italia has requested in excess of 200 site authorizations for the installation of a repeater network in the name and on behalf of WorldSpace Italia pursuant to that certain Management Services Agreement dated as of December 18, 2006, between WorldSpace Italia and Telecom Italia.  The majority of the applications and/or authorizations have expired, and Sellers believe that all sites will require new applications based on changes to the RF power level design.

Schedule 4.13
COMMUNICATION LICENSES

WorldSpace, Inc.

Receive-only earth station authorization from the Federal Communications Commission for WorldSpace, Inc. (File No. SES-REG-20050911-01253) issued October 18, 2005.  The authorization was assigned to WorldSpace, Inc. Debtor-in-Possession on December 10, 2008 (File No. SES-ASG-20081114-01491).

Swiss Repeater License No. 2301467, issued March 13, 2008, from OFCOM, Office Federal de la Communication (address:  Office Federal de la Communication, Service mobiles et par satellite, Case postale, 2501 Bienne, Switzerland).

AfriSpace, Inc.

Geostationary space station authorization from the Federal Communications Commission for the AfriStar-1 satellite (File No. SAT-LOA-19900723-00002; SAT-AMD-19990125-00016) issued December 17, 1999 and modified on May 20, 2008 (File No. SAT-MOD20080204-00036).  Post bankruptcy filing, on November 24, 2008 the space station authorization was assigned to AfriSpace, Inc. Debtor-in-Possession (File No. SAT-ASG-20081107-00213).

Geostationary space station authorization from the Federal Communications Commission for the AfriStar-2 satellite (File No. SAT-LOA-20050311-00061) issued January 3, 2006, application for review pending (filed by Ondas Spain, SL on February 2, 2006).  Post bankruptcy filing on November 24, 2008 the space station authorization was assigned to AfriSpace, Inc. Debtor-in-Possession (File No. SAT-ASG-20081107-00213).

AfriSpace, Inc. is late in payments to the FCC totaling approximately $174,050.00.

WorldSpace Europe Holdings ApS

German frequency license issued on April 9, 2008, from the German Federal Network Agency (Bundesnetzagentur), Canisiusstr. 21, 55122 Mainz , Germany.

WorldSpace Italia S.p.A.

Italian frequency license issued on May 3, 2006 by the Italian Ministry of Communications, Director General for Electronic Communication and Broadcasting Services is held by WorldSpace Italia S.p.A.

See Schedule 4.12 for information relating to repeater network authorizations.

AsiaSpace Limited

Apparatus licenses issued by the Australian Communications & Media Authority (ACMA) -- license numbers 1105214, 1105215, 1317666, 1317667.

International Broadcasting Licence issued by the ACMA, Licence No. SL 1130024.

Schedule 4.14
MATERIAL CONTRACTS

See Schedules 1.1(f), 1.1(g) and 1.1(h), which are incorporated (without duplication) by reference herein (without regarding to section numbering herein).  See also, WorldSpace, Inc. filings with the SEC.

(a) Indebtedness Agreements

Prepetition and Related Documents

1.
Securities Purchase Agreement, dated December 30, 2004, by and among WorldSpace, Inc., a Maryland Corporation, and WorldSpace, Inc., a Delaware corporation, and the Investors listed on the Schedule of Investors thereto

2.
Amendment and Exchange Agreements, dated as of June 13, 2008, by and among WorldSpace, Inc., AfriSpace Inc., AsiaSpace Limited, WorldSpace Satellite Company Ltd., WorldSpace Systems Corporation and each of Citadel Equity Fund Ltd., Highbridge International LLC, AG Offshore Convertibles, Ltd., and OZ Master Fund, Ltd.

3.
Amended and Restated Secured Notes, dated as of June 13, 2008, issued by WorldSpace, Inc. to each of Citadel Equity Fund Ltd., Highbridge International LLC, AG Offshore Convertibles, Ltd., and OZ Master Fund, Ltd.

4.
Second Amended and Restated Secured Convertible Notes, dated as of June 13, 2008, issued by WorldSpace, Inc. to each of Citadel Equity Fund Ltd., Highbridge International LLC, AG Offshore Convertibles, Ltd., and OZ Master Fund, Ltd.

5.
Forbearance Agreements and Amendments, dated as of July 3, 2008, by and among WorldSpace, Inc., AfriSpace, Inc., AsiaSpace Limited, WorldSpace Satellite Company, Ltd., WorldSpace Systems Corporation, and each of OZ Master Fund, Ltd., AG Offshore Convertibles, Ltd., Highbridge International LLC, and Citadel Equity Fund Ltd.

6.
Second Forbearance Agreements and Amendments, dated as of July 17, 2008, by and among WorldSpace, Inc., AfriSpace Inc., AsiaSpace Limited, WorldSpace Satellite Company, Ltd., WorldSpace Systems Corporation, and each of OZ Master Fund, Ltd., AG Offshore Convertibles, Ltd., Highbridge International LLC, and Citadel Equity Fund Ltd.

7.
Third Forbearance Agreement and Amendment, dated as of July 24, 2008, by and among WorldSpace, Inc., AfriSpace Inc., AsiaSpace Limited, WorldSpace Satellite Company, Ltd., WorldSpace Systems Corporation, OZ Master Fund, Ltd., AG Offshore Convertibles, Ltd., Highbridge International LLC, and Citadel Equity Fund Ltd.

8.
Fourth Forbearance Agreements and Amendments, dated as of September 18, 2008, by and among WorldSpace, Inc., AfriSpace Inc., AsiaSpace Limited, WorldSpace Satellite Company, Ltd., WorldSpace Systems Corporation, and each of OZ Master Fund, Ltd., AG Offshore Convertibles, Ltd., Highbridge International LLC, and Citadel Equity Fund Ltd.

9.	Warrants to Purchase Common Stock, dated June 13, 2008, issued by WorldSpace, Inc. to Citadel Equity Fund Ltd., Highbridge International LLC, AG Offshore Convertibles, Ltd., and OZ Master Fund, Ltd.

10.	Voting Agreement, dated as of June 13, 2008, by and among WorldSpace, Inc. and Noah A. Samara, Telus Communications Inc., and Yenura Pte. Ltd.

11.
First Lien Pledge and Security Agreement, dated as of June 1, 2007, by and among WorldSpace, Inc., AfriSpace, Inc., WorldSpace Systems Corporation, WorldSpace Satellite Company, Ltd., AsiaSpace Limited, and The Bank of New York

12.
Second Lien Pledge and Security Agreement, dated as of June 1, 2007, by and among WorldSpace, Inc., AfriSpace, Inc., WorldSpace Systems Corporation, WorldSpace Satellite Company, Ltd., AsiaSpace Limited, and The Bank of New York

13.
First Amendment to First Lien Pledge and Security Agreement, dated as of June 13, 2008, by and among WorldSpace, Inc., AfriSpace, Inc., WorldSpace Systems Corporation, WorldSpace Satellite Company, Ltd., AsiaSpace Limited, and The Bank of New York

14.
First Amendment to Second Lien Pledge and Security Agreement, dated as of June 13, 2008, by and among WorldSpace, Inc., AfriSpace, Inc., WorldSpace Systems Corporation, WorldSpace Satellite Company, Ltd., AsiaSpace Limited, and The Bank of New York

15.	IP Security Agreements, dated as of June 1, 2007, by and among each of WorldSpace, Inc., WorldSpace Systems Corporation, and The Bank of New York

16.
Amended and Restated Guaranty, dated as of June 13, 2008, by and among WorldSpace Systems Corporation, AfriSpace, Inc., AsiaSpace Limited, WorldSpace Satellite Company, and The Bank of New York in connection with the Amended and Restated Secured Notes

17.
Amended and Restated Guaranty, dated as of June 13, 2008, by and among WorldSpace Systems Corporation, AfriSpace, Inc., AsiaSpace Limited, WorldSpace Satellite Company, and The Bank of New York in connection with the Second Amended and Restated Secured Convertible Notes

18.
Intercreditor Agreement, dated as of June 1, 2007, by and among WorldSpace, Inc., AfriSpace, Inc., WorldSpace Systems Corporation, WorldSpace Satellite Company, Ltd., AsiaSpace Limited, and The Bank of New York

19.
First Amendment to Intercreditor Agreement, dated as of June 13, 2008, by and among WorldSpace, WorldSpace Systems Corporation, AfriSpace, Inc., WorldSpace Satellite Company, Ltd., AsiaSpace Limited, and The Bank of New York

20.
Second Amendment to Intercreditor Agreement, dated as of November 5, 2008, by and among WorldSpace, WorldSpace Systems Corporation, AfriSpace, Inc., WorldSpace Satellite Company, Ltd., AsiaSpace Limited, and The Bank of New York Mellon, in its capacity as first lien collateral agent for the First Lien Obligations and in its capacity as second lien collateral agent for the Second Lien Obligations.

21.	Notification of details of a charge, dated June 20, 2007, executed by AsiaSpace Limited

22.	Notification of change of a charge, dated June 13, 2008, executed by AsiaSpace Limited

23.	Deed of Amendment of First Lien Share Charge, dated 2008, between WorldSpace, Inc. and The Bank of New York

24.	Deed of Amendment of Second Lien Share Charge, dated 2008, between WorldSpace, Inc. and The Bank of New York

25.	Royalty Agreement, dated as of September 30, 2003, among Stonehouse Capital Ltd., WorldSpace, Inc., WorldSpace International Network Inc., and WorldSpace Satellite Company, Ltd.

26.	Loan Restructuring Agreement, dated September 30, 2003, Stonehouse Capital Ltd., WorldSpace, Inc., WorldSpace International Network Inc., and WorldSpace Satellite Company, Ltd.

27.	Acknowledgement By Stonehouse Capital Ltd., dated December 30, 2004

28.	Certificats De Tierce Detention dated June 1, 2007, executed by WorldSpace Satellite Company Ltd. and Astrium SAS

29.	Certificat De Tierce Detention dated June 1, 2007, executed by WorldSpace Satellite Company Ltd. and Alcatel Space / Thales Alenia Space France

30.	First Lien Share Charge, dated June 1, 2007, by and among WorldSpace, Inc. and The Bank of New York

31.	Second Lien Share Charge, dated June 1, 2007, by and among WorldSpace, Inc. and The Bank of New York

32.	Facility Agreement dated as of December 31, 2007, between WorldSpace, Inc. and Yenura Pte. Ltd., and related Subordinated Convertible Note and other loan documents

33.	Financing Agreement dated July 24, 2008 between WorldSpace, Inc. and Yenura Pte. Ltd.

Debtor-in-Possession Credit Agreement

1.
Senior Secured Super Priority Priming Debtor in Possession Credit Agreement, dated as of November 5, 2008, by and among WorldSpace, Inc., AfriSpace, Inc., WorldSpace Systems Corporation, Citadel Energy Holdings LLC, Highbridge International LLC, OZ Master Fund, Ltd., and Silver Oak Capital LLC, as amended by:

•	Amendment No. 1, dated as of January 6, 2009
•	Bridge Amendment to Debtor in Possession Credit Agreement, dated as of January 29, 2009
•	Amendment No. 2, dated as of February 6, 2009
•	Amendment No. 3, dated as of February 27, 2009
•
Amendment No. 4, dated as of October 29, 2009, by and among WorldSpace, Inc., AfriSpace, Inc., WorldSpace Systems Corporation and Liberty Satellite Radio Holdings, LLC (f/k/a Liberty Satellite Radio, LLC), a Delaware limited liability company, as successor in interest to Citadel Energy Holdings LLC, Highbridge International LLC, OZ Master Fund, Ltd., and Silver Oak Capital LLC

2.	Guaranty, dated as of November 5, 2008, by and among AsiaSpace Limited, WorldSpace Satellite Company, Ltd., WorldSpace, Inc., AfriSpace, Inc., WorldSpace Systems Corporation,

Citadel Energy Holdings LLC, Highbridge International LLC, OZ Master Fund, Ltd., and Silver Oak Capital LLC

3.
Pledge and Security Agreement, dated as of November 5, 2008, by and among WorldSpace, WorldSpace Systems Corporation, AfriSpace, Inc., WorldSpace Satellite Company, Ltd., AsiaSpace Limited, and The Bank of New York Mellon

4.
IP Security Agreement, dated as of November 5, 2008, by and among WorldSpace, WorldSpace Systems Corporation, AfriSpace, Inc., WorldSpace Satellite Company, Ltd., AsiaSpace Limited, and The Bank of New York Mellon

5.
Term Loan Notes, dated as of November 5, 2008, issued by WorldSpace Inc., AfriSpace, Inc. and WorldSpace Systems Corporation to each of Citadel Energy Holdings, LLC, Highbridge International LLC, OZ Master Fund, Ltd., and Silver Oak Capital LLC

6.	Equitable Mortgage of Shares (DIP Facility), dated October 2008, by and among WorldSpace, Inc. BTA Institutional Services Australia Limited and the Nominees named on the signature pages thereto

7.	Mortgage of Land, dated October 2008, by and among AsiaSpace Limited and BTA Institutional Services Australia Limited

8.	Consent to Mortgage of Lease, dated November 2008, by and among Mirvac Funds Limited, BTA Institutional Services Australia Limited, and AsiaSpace Limited

9.	Notification of Details of a Charge, dated November 5, 2008, executed by AsiaSpace Limited

10.	Certificat De Tierce Detention executed by WorldSpace Satellite Company Ltd., Alcatel Space / Thales Alenia Space France, and Citadel Equity Fund Ltd., dated December 18, 2008

11.	Certificats De Tierce Detention executed by WorldSpace Satellite Company Ltd., Astrium SAS, and Citadel Equity Fund Ltd., dated December 18, 2008

12.
Acte Reiteratif Et Modificatif De La Convention De Gage De Meubles Corporels Et Nantissement De Droits Incorporels, by and among WorldSpace Satellite Company, Citadel Equity Fund Ltd. and the other parties thereto

13.
Termination Declaration and Reservation of Rights Letter, dated June 10, 2009, to WorldSpace, Inc. from Citadel Energy Holdings LLC, Highbridge International LLC, OZ Master Fund, Ltd., and Silver Oak Capital LLC

14.
Interim Order Pursuant To 11 U.S.C. §§ 105, 361, 362, 363, 364 And 507 (1) Approving Postpetition Financing, (2) Authorizing Use Of Cash Collateral, (3) Granting Liens And Providing Superpriority Administrative Expense Status, (4) Granting Adequate Protection, (5) Modifying The Automatic Stay, And (6) Scheduling A Final Hearing, entered on the docket of the Cases on October 28, 2008

15.
Final Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364 and 507 (1) Approving Postpetition Financing, (2) Authorizing Use of Cash Collateral, (3) Granting Liens and Providing Superpriority Administrative Expense Status, (4) Granting Adequate Protection, and (5)

Modifying the Automatic Stay entered by the Bankruptcy Court in the Bankruptcy Case and dated November 10, 2008 as amended, supplemented and modified.

16.
Stipulation and Agreed Order Resolving Certain Claims Between and Among Debtors, Creditors’ Committee, Prepetition Secured Lenders, DIP Lenders, Debtors’ Professionals, Committee’s Professionals and Yenura Pte. LTD. dated as of March 26, 2009

(b) Asset Sale Agreements

1.	Engagement Letter, dated October 20, 2008, between Bank Street Group LLC and WorldSpace, Inc.

2.	Letter Agreement, dated November 5, 2008, between Bank Street Group LLC and WorldSpace, Inc.

3.	See Yenura Agreements set forth in item (j) below.

(c) Agreements for Distribution of Products/Services

WorldSpace has entered into numerous agreements to provide services to customers in India in substantially the form of the Subscription Services Agreement that was provided to Buyer.  WorldSpace discontinued service to these customers effective as of December 31, 2009.

(d) Non-competition/Non-Solicitation Agreements

1.
Partnership Agreement dated as of July 27, 2005, by and among WorldSpace, Inc., WorldSpace Europe Holdings ApS, Class Editori S.p.A., a company incorporated under Italian laws, and Luca Panerai, an Italian citizen.

(e) Warranty Agreements

None

(f) Government Contracts

WorldSpace, Inc.

See contracts listed in Schedule 1.1(f) under the heading data broadcasting arrangements — on a shared channel basis (128 kbps)

AsiaSpace Limited

Unilateral Advance Pricing Arrangement between the Australian Taxation Office and AsiaSpace Ltd. dated April 7, 2008.

(g) Indemnification Agreements

Intelsat Co-Location and Service Agreement, dated on or about January 8, 2010, between WorldSpace, Inc. and Intelsat Corporation.

(h) Business Intellectual Property Agreements

1.
Technology Licensing Agreement dated as of July 24, 1998, as amended, between WorldSpace, Inc., XM Satellite Radio, Inc. (f/k/a American Mobile Radio Corporation), American Mobile Satellite Corporation and XM Satellite Radio Holdings Inc.

2.	Amended and Restated Starman Chipset Development, Production, License and Distribution Agreement dated as of May 30, 1996, as amended, between WorldSpace and STMicroelectrics NV

3.	Starman Chipset Development, Production, License and Distribution Agreement dated as of May 30, 1996, as amended, between WorldSpace and Intermettal, Halbleiterwerk der Deutsche ITT Industries GmbH

4.	Standard WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of January 25, 2001, between WorldSpace and P.T. Hartono Istana Teknologi

5.	Manufacturing Services Agreement dated as of October 6, 2006, between WorldSpace and Flextronics International Asia Pacific, Ltd.

6.	Strategic Cooperation Agreement for the Development and Marketing of WorldSpace-Ready Analog DSP Platforms dated as of November 5, 2003, between WorldSpace and Analog Devices, Inc.

7.	Design Services Agreement dated as of June 28, 2006, between WorldSpace and Flextronics International Asia Pacific, Ltd.

8.	Standard WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of February 16, 2001, between WorldSpace and DUMP sprl

9.	Standard Production, Marketing and License Agreement for WorldSpace Receiver dated as of April 20, 2001, between WorldSpace and Spectrum KIDX Technologies, Sdn. Bhd.

10.	Cooperation Agreement dated as of April 4, 2006, between WorldSpace (China) Information Technology Ltd. and Xi’an Tongshi Technology Limited

11.	Production, Marketing and License Agreement dated as of August 18, 2001, between WorldSpace and Xi’an Tongshi Science & Technology Company Limited

12.	Production, Marketing and License Agreement dated as of March 29, 2001, between WorldSpace and Tesonic Electric Co., Ltd.

13.	License Agreement dated as of September 1, 2000, between WorldSpace and Shanghai General Electrics (Group) Co, Ltd.

14.	Standard Production, Marketing and License Agreement for WorldSpace Receiver dated as of March 28, 2001, between WorldSpace and Shenzhen Success Dongmyung Digital Technology Co., Ltd.

15.	Amended and Restated WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of April 24, 1997, between WorldSpace and Victor Company of Japan, Limited

16.
Amended and Restated WorldSpace Receiver Design, Development, Production, Marketing and License Agreement dated as of April 23, 1997, as amended, between WorldSpace and Matsushita Electric Industrial Co., Ltd.

17.
Amended and Restated WorldSpace Receiver Design, Development, Production, Marketing and License Agreement dated as of April 23, 1997, as amended, between WorldSpace, Sanyo Technosound Co., Ltd and Sanyo Electric Trading Co., Ltd.

18.
Standard WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of August 30, 2000, between WorldSpace, Christian Embassy Network Satellite Radio and JS Information & Communication Co.

19.	Standard WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of March 28, 2001, between WorldSpace and AMI Satellite Broadcasting, Inc.

20.
Amended and Restated WorldSpace Receiver Development, Production, Marketing and License Agreement dated as of April 24, 1997, as amended, between WorldSpace and The Consumer Products & Information Media Systems Group of Hitachi, Ltd.

21.	License Agreement dated as of March 4, 1998, between WorldSpace and Fraunhofer Gesellschaft zur Forderung der Angewandten Forschung E.V.

22.	Patent License Agreement dated as of January 1, 1996, between WorldSpace and Thomson Licensing S.A.

23.	Dalet Software License Agreement and Support Terms dated as of April 10, 2007, between WorldSpace and Dalet Digital Media Systems USA, Inc.

24.	aacPlus Encoder and Decoder License Term Sheet and related Purchase Order dated as of May 29, 2007, between WorldSpace and Coding Technologies

25.	Purchase Order and Software License Agreement dated as of October 25, 2005, between WorldSpace and Portal Software, Inc.

26.	Oracle License and Services Agreement dated as of January 3, 2007, and effective as of October 24, 2006, between Systems and Oracle USA, Inc.

27.	Software License Agreement dated as of October 3, 2005, between WorldSpace and SAP America, Inc.

28.	Arena Solutions Service Agreement dated as of March 27, 2008, between Systems and Arena Solutions, Inc.

29.	Master Services Agreement dated as of January 3, 2007, between Systems and DS3 Data Vaulting LLC

30.	CWPS Encore Maintenance & Technical Support Agreement for 3Com NBX LAN Telephony System dated as of January 6, 2006, between Systems and CWPS, Inc.

31.	Master Services Agreement dated as of August 18, 2005, between WorldSpace and frog design, Inc.

32.	Customer License Agreement dated as of February I, 2006, between WorldSpace and Analog Devices, Inc.

33.	Master Services Agreement & Statement of Work for Hosting Services dated as of April 1, 2007, between WorldSpace and NetMagic IT Services Pvt. Ltd.

34.	Statement of Work for Hosting Services dated as of April 1, 2007, between WorldSpace and NetMagic IT Services Pvt. Ltd.

35.	Microsoft Enterprise Agreement and related documents dated as of December 11, 2006, between WorldSpace and Microsoft Corporation

(i) Powers of Attorney

None.

(j) Yenura/Stonehouse Agreements

Yenura Agreements

1.	Asset Purchase Agreement, dated as of March 12, 2009, by and among WorldSpace, Inc., AfriSpace, Inc., WorldSpace Systems Corporation, and Yenura Pte. Ltd.

2.
Order Approving Motion of the Debtors for an Order Approving the Sale of All or Substantially All Assets of WorldSpace, Inc. and its Debtor and Non-Debtor Affiliates To the Highest and Best Bidder at the Auction, dated March 19, 2009

3.
Yenura APA Forbearance Agreement, by and among Yenura Pte. Ltd., WorldSpace, Inc., AfriSpace, Inc., WorldSpace Systems Corporation, the Secured Noteholders, and the Official Committee of Unsecured Creditors of WorldSpace, Inc., et al.

4.
Yenura APA Second Forbearance and Modification Agreement, dated as of July 29, 2009, by and among Yenura Pte. Ltd., WorldSpace, Inc., AfriSpace, Inc., WorldSpace Systems Corporation, the Secured Noteholders, and the Official Committee of Unsecured Creditors of WorldSpace, Inc., et al.

5.	Notice of Termination of Asset Purchase Agreement, dated August 3, 2009, issued by the DIP Lenders, addressed to Yenura Pte. Ltd.

6.
Termination Rescission, dated August 7, 2009, by and among Yenura Pte. Ltd., WorldSpace, Inc., AfriSpace, Inc., WorldSpace Systems Corporation, the Secured Noteholders, and the Official Committee of Unsecured Creditors of WorldSpace, Inc., et al.

7.	Notice of Termination of Asset Purchase Agreement, dated August 21, 2009, issued by the DIP Lenders, addressed to Yenura Pte. Ltd.

8.	Facility Agreement dated as of December 31, 2007, between WorldSpace, Inc. and Yenura Pte. Ltd., and related Subordinated Convertible Note and other loan documents

9.	Financing Agreement dated July 24, 2008 between WorldSpace, Inc. and Yenura Pte. Ltd.

Stonehouse Agreements

1.	Royalty Agreement, dated as of September 30, 2003, among Stonehouse Capital Ltd., WorldSpace, Inc., WorldSpace International Network Inc., and WorldSpace Satellite Company, Ltd.

2.	Loan Restructuring Agreement, dated September 30, 2003, Stonehouse Capital Ltd., WorldSpace, Inc., WorldSpace International Network Inc., and WorldSpace Satellite Company, Ltd.

(k) Personal Property Leases

WorldSpace Systems Corporation

1.	Copier Equipment lease between WorldSpace Corporation (predecessor in interest to WorldSpace Systems Corporation) and CIT Financial Services.

AsiaSpace Limited

2.	Projector Equipment lease between AsiaSpace Limited and Alleasing.

3.	Copier Equipment lease between AsiaSpace Limited and Fuji Xerox currently operating on a month to month basis.

4.	Communication Office Equipment consisting of 6 Pages lease/rental between AsiaSpace Limited and 3 Australia currently operating on a month to month basis.

5.	Automotive lease for a Toyota Camry between AsiaSpace Limited, Gary Allan and Toyota Financial Services. (including applicable deed of novation)

(l) Customer Contracts

See Schedule 1.1(f), which is incorporated by reference herein.

(m) Supplier Contracts

See Schedules 1.1(g) and 1.1(h), which are incorporated by reference herein.

AsiaSpace Ltd.

1.
Headquarters (Net Commercial Lease) lease between AsiaSpace Limited (Lessee) and Mirvac Funds Limited, dated October 1, 2008 (commencing January 1, 2008), levels 4 and 5, Building 3, 6 Riverside Quay, Southbank, Victoria, Australia, from 1 January 2008 ending 31 December 2014.  Term is 7 years.

2.	Sublease between AsiaSpace Limited (Sub-Lessor) and Australia On line Pty Ltd (Sub-Lessee), dated March 25, 2009, part of Level 4, from January 1, 2008 ending December 31, 2014.

3.	Sublease between AsiaSpace Limited (Sub-Lessor) and Newsat Limited (Sub-Lessee), dated June 29, 2009, part of Level 4, from December 17, 2007 ending December 30, 2014.

4.
Sublease between AsiaSpace Limited (Sub-Lessor) and Seafarers Retirement Fund Pty Limited (Sub-Lessee), dated 29 June 2009, part of Level 4, from January 1, 2008 ending December 31, 2014 as assigned to Maritime Financial Services Pty Ltd pursuant to Deed of Consent to Assignment of Sublease dated September 29, 2009.

5.	Origin Energy - electricity supply

6.	Entire Air Conditioning - maintenance of air conditioning and services

7.	Watters Electrical - maintenance of lighting and electrical services

8.	Simplex (now Wormald) - maintenance of fire services

9.	Fuji Xerox - lease of document centre

10.	Alleasing - lease of projector

11.	3 Australia - lease of pager units for ROC staff

12.	Toyota Financial Services - lease of motor vehicle (employee novated lease)

13.	Telstra - mobile phone contracts

WorldSpace Italia (WSI)

1.	Management Service Agreement dated as of December 18, 2006, between WS Italia and Telecom Italia S.p.A.

2.	Cooperation Agreement dated as of July 16, 2007, between WorldSpace, WorldSpace Italia SpA and Fiat Group Automobiles S.p.A.

3.	New Satellite Radio — agreement to supply interim office space to WSI

4.	Class Editori SpA — agreement related to the secondment of France Losi to WSI.

5.	Class PI — one time invoice for an automobile sold to WSI to use for promotional activities.

6.	E-Class SpA — one time invoice for travel erroneously billed to E-Class

7.	ARPA Lombardi — taxes related to repeater site applications

8.	ARPA Sez. Emilia Romagna — taxes related to repeater site applications

9.	A. R. T. A Abruzzo — taxes related to repeater site applications

10.	Fidiger S.r.l. --

11.	Studio Pirola — WSI accounting firm

12.	Maka Language Consulting — translation services

13.	Frigerio Viaggi — WSI travel services

14.	Areatecnica S.R.L. — supplier of services to former building where WSI had space

15.	TIM — cell phone provider to WSI employees

16.	Gorrissen Federspiel — Danish law firm retained by the Carnelutti firm on behalf of WSI in matter relating to WorldSpace Europe Holdings.

17.	Studio Kromann — Same as Item 14 above

18.	First Conferences — services related to Item 14 and 15 activity

19.	RQ Ricerche Qualitative (close to litigation) — research services of questionable quality; expect to negotiate settlement

20.
Ing. Incerti (close to litigation) — safety engineering services related to build-out of abandoned studio premises; relationship with contractor Stillitano, but no privity of contract with WSI; WSI considering a possible settlement proposal

WorldSpace Europe Holdings ApS

Compliance Services Agreement with Forum Administration A/S

(n) Other Material Agreements

None

Schedule 4.15
LITIGATION

1.	Bollywood Arbitration (WorldSpace, Inc.)
Claim for non-payment of music rights fees

2.	ESPN Arbitration (WorldSpace, Inc.)
Contract claim for use of content

3.	In Re WorldSpace Securities Litigation 0-7Civ-02252 (RMB)(SDNY)
(WorldSpace, Inc.)
Claim of misrepresentation in IPO registration statement

4.	Gessner v. WorldSpace Systems Corp. Montgomery County Circuit Court
(WorldSpace Systems Corp.)
Claim for back pay

5.	EDX Wireless, LLC v. WorldSpace Systems Corp. Circuit Court State of Oregon,
Case No. 160824193
Claim for non-payment of amounts due for software purchase

6.	Unsecured Creditors Committee intention to bring a claim against WorldSpace, Inc. directors and officers for negligent management.

7.	Claim of New Satellite Radio filed in the Debtors’ bankruptcy proceeding for an amount up to $3.02 million.

Schedule 4.16
ABSENCE OF CERTAIN CHANGES OR EVENTS

This schedule incorporates herein the items set forth on Schedule 4.14 to the Disclosure Schedule.

(a) Sale or Assignment of Assets

The Debtors entered into an Asset Purchase Agreement dated as of March 12, 2009, with Yenura Pte. Ltd.  The Asset Purchase Agreement was terminated on August 21, 2009, pursuant to a notice of termination issued to Yenura Pte. Ltd by Citadel Energy Holdings LLC, Highbridge International LLC, OZ Master Fund, Ltd., and Silver Oak Capital LLC.

Sale of certain miscellaneous office furniture assets free and clear of all liens, claims and encumbrances to 8515 Georgia Avenue Associates, LLC pursuant to a Purchase Offer dated March 2, 2009.

Sale of certain miscellaneous studio equipment assets free and clear of all liens, claims and encumbrances to CIE International, LLC pursuant to an Asset Offer/Purchase Agreement, dated October 22, 2009 including any addendums or amendments thereof.

Sale of certain miscellaneous office furniture and equipment assets free and clear of all liens, claims and encumbrances to various third parties pursuant to surplus furniture and office equipment sales agreements.

Agreement approved by the bankruptcy court on or about March 20, 2009, by and between WorldSpace and 8515 Georgia Avenue Associates, LLC for the assignment of all of WorldSpace’s interest in and to the Prologis Sublease Premises, the Prologis Sublease, the Acorn Sublease Premises, the Acorn Sublease, the Syncom Sublease Premises, and the Syncom Sublease to the Landlord.

(b) Non-ordinary Course Agreements

See the agreements set forth under “Debtor-in-Possession Credit Agreement” in item (a) of Schedule 4.14; agreements 1-7 set forth under “Yenura Agreements” in item (j) of Schedule 4.14; and the agreements set forth in item (b) of Schedule 4.14, all of which are incorporated by reference herein.

Second Amendment to Intercreditor Agreement, dated as of November 5, 2008, by and among WorldSpace, WorldSpace Systems Corporation, AfriSpace, Inc., WorldSpace Satellite Company, Ltd., AsiaSpace Limited, and The Bank of New York Mellon, in its capacity as first lien collateral agent for the First Lien Obligations and in its capacity as second lien collateral agent for the Second Lien Obligations.

Purchase Agreement dated as of August 26, 2009, by and among Liberty Satellite Radio, LLC, Citadel Energy Holdings LLC, Highbridge International LLC, OZ Master Fund, Ltd., and Silver Oak Capital LLC

Payment, Termination and Release Agreement by and between WorldSpace System Corporation, WorldSpace, Inc., XM Satellite Radio Inc. and XM Satellite Radio Holdings Inc. dated June 10, 2009

Stipulation By and Among the Debtors, Certain officers of the Debtors and the Official Committee of Unsecured Creditors for an Order Granting Relief from the Automatic Stay, to Enforce Insurance Policy in Favor of Insured Persons [Order Approving Stipulation dated February 20, 2009]

Stipulation Concerning the Investigation, Assertion and Prosecution of Certain of the Debtors’ Claims [Order Approving Stipulation dated January 27, 2009]

Services Agreement dated October 14, 2008, regarding the appointment of Robert A. Schmitz as Chief Restructuring Officer and the engagement of Quest Turnaround Advisors, L.L.C. [Order Approving Services Agreement dated November 11, 2008]

Engagement Letter dated September 19, 2008, to WorldSpace with respect to engagement of Shearman & Sterling LLP [Order Approving Engagement dated November 11, 2008]

Retention Agreement dated October 14, 2008, between WorldSpace and Kurtzman Carson Consultants LLC [Order Approving Retention and Employment dated October 28, 2008]

(c) Modifications to Material Agreements

See each of the amendments to the Debtor in Possession Credit Agreement set forth in item (a) on Schedule 4.14, which are incorporated by reference herein.

On October 27, 2008, Grant Thornton LLP, WorldSpace’s registered independent public accounting firm, resigned.

On November 14, 2008, NASDAQ Stock Market LLC removed WorldSpace’s securities from listing on its exchange.

Termination of the following agreements with XM Satellite Radio Inc. and XM Satellite Radio Holdings Inc. pursuant to the Payment, Termination and Release Agreement dated June 10, 2009:

•	Satellite Radio Cooperation Agreement effective July 18, 2005;
•	Registration Rights Agreement dated July 18, 2005;
•	Common Stock Purchase Warrant dated July 18, 2005;
•	WorldSpace Implementing Memorandum dated September 30, 2001, as amended; and
•	Letter Agreement dated May 19, 1998 regarding CD Radio Patents.

Order Resolving Motion for Relief from Automatic Stay as to Bank of America and a Certain Deposit Account Owned by Debtor and Letter of Credit Proceeds dated July 6, 2009

(d) Liens

The Sellers and AsiaSpace Limited granted liens on their assets in connection with the Debtor in Possession Credit Agreement and related loan, guaranty and security documents set forth in item (a) of Schedule 4.14, which is incorporated by reference herein.

(e) Capital Expenditures

None

(f) Capital Contributions/Loans

WorldSpace, Inc. committed to loan WorldSpace Italia S.p.A. $2,000,000 of the funds advanced by Liberty Satellite Radio Holdings, LLC under Amendment No. 4 to the Debtor in Possession Credit Agreement dated as of October 29, 2009.  Approximately $1,630,000 been drawn down as of the date of the Agreement.  The loan is evidenced by a Promissory Note dated as of December 2, 2009, made by WorldSpace Italia S.p.A. in favor of WorldSpace, Inc.*

Other Advances to Subsidiaries

WorldSpace (UK) Ltd.

		BPS	USD

10/22/2008	Bourner Bullock A Account	50,459.00	82,161.34

12/19/2008	Bourner Bullock A Account	23,392.61	35,229.10

		73,851.61	117,390.44

WorldSpace Europe SAS and WorldSpace France

		EUR	USD

12/4/2008	Gide Loyrette Nouel	100,000.00	128,009.23

12/11/2008	Sodielec	10,000.00	13,089.12

12/31/2008	Gide Loyrette Nouel	50,000.00	70,024.23

1/21/2009	Gide Loyrette Nouel	52,861.00	68,821.90

2/20/2009	Gide Loyrette Nouel	35,480.00	45,017.47

		248,341.00	324,961.95

WorldSpace Europe Holdings APS

		DKK	USD

3/16/2009	Bech-Bruun Law Firm	-	20,000.00
5/14/2009	Bech-Bruun Law Firm	96,377.00	17,684.34
6/5/2009	Bech-Bruun Law Firm	34,000.00	6,396.12
7/2/2009	Bech-Bruun Law Firm	30,707.00	5,816.60
			49,897.06

WorldSpace Italia

		EUR	USD
11/12/2008	WorldSpace Italia SpA	200,000.00

*	Subject to intercompany reclassifications pursuant to Section 1.7 of the Agreement.

250,820.64
2/10/2009	WorldSpace Italia SpA	77,100.00	99,938.64

	WorldSpace Italia SpA	173,990.00	237,773.00	Transferred by Yenura
12/3/2009	WorldSpace Italia SpA		630,000.00
12/28/2009	WorldSpace Italia SpA		650,000.00
2/2/2010	WorldSpace Italia SpA		350,000.00
			2,218,532.28

WorldSpace Southern Africa

		USD

10/22/2008	WorldSpace Southern Africa	33,178.00

11/19/2008	WorldSpace Southern Africa	28,205.00

12/5/2008	WorldSpace Southern Africa	18,560.00

12/9/2008	WorldSpace Southern Africa	10,650.00

12/19/2008	WorldSpace Southern Africa	17,691.00

1/9/2009	WorldSpace Southern Africa	24,400.00

1/13/2009	WorldSpace Southern Africa	10,900.00

1/29/2009	WorldSpace Southern Africa	18,960.00

2/6/2009	WorldSpace Southern Africa	13,000.00

2/13/2009	WorldSpace Southern Africa	10,900.00

2/19/2009	WorldSpace Southern Africa	22,000.00

3/6/2009	WorldSpace Southern Africa	18,960.00

3/13/2009	WorldSpace Southern Africa	10,000.00

3/17/2009	WorldSpace Southern Africa	10,900.00

4/3/2009	WorldSpace Southern Africa	18,960.00

4/13/2009	WorldSpace Southern Africa	10,900.00

4/30/2009	WorldSpace Southern Africa	18,960.00

5/15/2009	WorldSpace Southern Africa	10,900.00

5/29/2009	WorldSpace Southern Africa	30,960.00

6/18/2009	WorldSpace Southern Africa	10,900.00

7/2/2009	WorldSpace Southern Africa	18,960.00

7/20/2009	WorldSpace Southern Africa	10,900.00

7/31/2009	WorldSpace Southern Africa	18,960.00

8/14/2009	WorldSpace Southern Africa	10,900.00

9/2/2009	WorldSpace Southern Africa	18,960.00

9/21/2009	WorldSpace Southern Africa	10,900.00

10/9/2009	WorldSpace Southern Africa	18,960.00

10/20/2009	WorldSpace Southern Africa	10,900.00

11/2/2009	WorldSpace Southern Africa	18,960.00

11/19/2009	WorldSpace Southern Africa	10,900.00

12/9/2009	WorldSpace Southern Africa	18,960.00

12/18/2009	WorldSpace Southern Africa	10,900.00

1/29/2010	WorldSpace Southern Africa	34,000.00

2/1/2010	WorldSpace Southern Africa	18,960.00

10/22/2008	Hamza Farooqui	22,833.34

11/19/2008	Hamza Farooqui	17,875.00

12/9/2008	Hamza Farooqui	11,916.67

1/13/2009	Hamza Farooqui	11,916.67

2/13/2009	Hamza Farooqui	11,916.67

3/17/2009	Hamza Farooqui	11,916.67

4/13/2009	Hamza Farooqui	11,916.67

5/15/2009	Hamza Farooqui	11,916.67

6/18/2009	Hamza Farooqui	11,916.67

7/20/2009	Hamza Farooqui	11,916.67

8/14/2009	Hamza Farooqui	11,916.67

9/28/2009	Hamza Farooqui	11,916.67

10/20/2009	Hamza Farooqui	11,916.67

11/19/2009	Hamza Farooqui	11,916.67

12/21/2009	Hamza Farooqui	11,916.67

12/31/2009	Willis of SA	4,243.79

1/13/2010	Knowles, Husain & Lindsey	15,000.00	Counsel to Parent Co.

2/1/2010	Hamza Farooqui	11,916.67

		808,789.51

WorldSpace India

		USD

12/24/2009	WorldSpace India	93,000.00

12/31/2009	WorldSpace India	61,597.70

2/2/2010	WorldSpace India	56,421.58

1/20/2010	K. Sachindra Karanth	4,000.00

		215,019.28

WorldSpace Asia

		SGD	USD

10/22/2008	WorldSpace Asia	97,807.00	65,485.27

11/19/2008	WorldSpace Asia	68,929.00	45,294.65

12/17/2008	WorldSpace Asia	50,573.00	35,517.73
12/19/2008	WorldSpace Asia

		17,660.00	12,193.12

1/13/2009	WorldSpace Asia	5,000.00	3,379.29

1/16/2009	WorldSpace Asia	36,493.00	24,654.12

2/6/2009	WorldSpace Asia	19,600.00	13,174.16

2/10/2009	WorldSpace Asia		28,081.35	Transfer to AsiaSpace for WorldSpace Asia

2/20/2009	WorldSpace Asia	34,343.00	22,438.38

3/17/2009	WorldSpace Asia	32,425.00	21,302.95

4/1/2009	WorldSpace Asia	6,000.00	3,962.67

4/17/2009	WorldSpace Asia	34,906.00	23,390.14

5/7/2009	WorldSpace Asia	2,500.00	1,709.18

5/19/2009	WorldSpace Asia	35,975.00	24,741.58

6/18/2009	WorldSpace Asia	32,106.00	22,171.74

7/17/2009	WorldSpace Asia	32,106.00	22,252.78

8/14/2009	WorldSpace Asia	32,883.00	22,886.02

9/21/2009	WorldSpace Asia	32,206.00	23,050.39

10/21/2009	WorldSpace Asia	32,737.00	23,815.66

11/19/2009	WorldSpace Asia	32,737.00	23,899.11

12/18/2009	WorldSpace Asia	32,902.00	23,812.69

12/30/2009	WorldSpace Asia	56,200.00	40,604.00

11/25/2009	EB Khoo & Company	20,000.00	14,655.24

12/19/2009	BDO Raffles- Client Account	25,000.00	18,046.63

12/31/2009	EB Khoo & Company	8,763.00	6,331.19

		779,851.00	566,850.04

AsiaSpace Ltd.

		AUS	USD
10/22/2008	AsiaSpace Limited	194,660.00	131,080.00

11/12/2008	AsiaSpace Limited	114,867.00	73,703.02

11/19/2008	AsiaSpace Limited	85,539.00	54,859.31

12/8/2008	AsiaSpace Limited	125,100.00	83,834.18

12/9/2008	AsiaSpace Limited	157,109.00	103,777.92

12/17/2008	AsiaSpace Limited	50,075.00	35,559.91

1/9/2009	AsiaSpace Limited	136,389.00	96,764.52

1/9/2009	AsiaSpace Limited	77,000.00	54,629.54

1/29/2009	AsiaSpace Limited	83,087.00	54,362.33

2/6/2009	AsiaSpace Limited	148,363.00	100,603.62

2/19/2009	AsiaSpace Limited	29,927.00	19,456.58

3/6/2009	AsiaSpace Limited	86,210.00	55,376.16

3/6/2009	AsiaSpace Limited	132,663.00	85,214.80

4/9/2009	AsiaSpace Limited	134,195.00	96,837.37

4/13/2009	AsiaSpace Limited	77,053.00	56,491.95

4/13/2009	AsiaSpace Limited	72,700.00	54,810.68

5/13/2009	AsiaSpace Limited	133,428.00	100,495.07

5/29/2009	AsiaSpace Limited	110,665.00	88,808.55

6/8/2009	AsiaSpace Limited	129,263.00	103,889.22

7/8/2009	AsiaSpace Limited	69,557.00	54,870.13

7/9/2009	AsiaSpace Limited	130,260.00	102,653.38

8/6/2009	AsiaSpace Limited	17,883.50	15,122.41

8/7/2009	AsiaSpace Limited	65,768.30	55,187.94

8/7/2010	AsiaSpace Limited	130,113.00	109,072.49

8/24/2010	AsiaSpace Limited	20,210.00	17,047.06

9/3/2009	AsiaSpace Limited	66,135.00	55,857.62

9/9/2009	AsiaSpace Limited	132,861.00	115,562.50

9/24/2009	AsiaSpace Limited	17,500.00	15,412.25

10/9/2009	AsiaSpace Limited	61,425.00	56,603.14

10/20/2009	AsiaSpace Limited	151,533.00	140,652.93

10/21/2009	AsiaSpace Limited	7,315.00	6,846.84

11/4/2009	AsiaSpace Limited	61,500.00	56,653.80

11/10/2009	AsiaSpace Limited	149,022.00	140,304.21

12/9/2009	AsiaSpace Limited	134,784.00	123,853.02

12/9/2009	AsiaSpace Limited	156,208.00	143,539.53

12/16/2009	AsiaSpace Limited	70,500.00	64,500.45

1/8/2010	AsiaSpace Limited	229,838.00	211,680.80

2/10/2010	AsiaSpace Limited		141,823.60

2/12/2010	AsiaSpace Limited		57,772.65

2/22/2010	AsiaSpace Limited		77,539.69

3/1/2010	AsiaSpace Limited		88,766.00

3/19/2010	AsiaSpace Limited		204,041.60

4/1/2010	AsiaSpace Limited		90,545.36

4/19/2010	AsiaSpace Limited		55,009.98

3,750,705.80	3,651,474.11

WorldSpace Middle East

		USD

11/25/2009	WorldSpace Middle East	26,000.00

1/19/2010	M. Sebastian	63,000.00

		89,000.00

A portion of the advances noted above are evidenced by the promissory notes set forth on Schedule 1.1(e).

(g) Owned Intellectual Property

US Patent 6,944,139 — Digital Broadcast System using satellite direct broadcast and terrestrial repeater expired November 3, 2009.

US Patent 6,956,814 — Method and Apparatus for Mobile Platform Reception and synchronization and correlation for time division multiplexed transmissions expired April 21, 2009.

(h) Equity Interests

(i) Dividends

None

(j) Material Losses

None

(k) Insider Transactions

None

(l) Employment Agreements

On May 4, 2009, the Executive Employment Agreement between WorldSpace and Noah A. Samara dated June 1, 2006, was terminated.

On September 8, 2009, the Executive Employment Agreement between WorldSpace and Sridhar Ganesan dated June 1, 2006, as modified by the Compensation Committee effective January 1, 2007, was terminated.

On January 14, 2010, AsiaSpace Ltd. entered into an employment agreement with Graham Bayley.

Subsequently, Mr. Bayley has resigned.

(m) Compensation

None

(n) Severance

None

(o) Change in Employment Terms

None

(p) Indebtedness/Capital Lease Obligations

The Sellers and AsiaSpace Limited incurred and guaranteed indebtedness in connection with the Debtor in Possession Credit Agreement and related loan, guaranty and security documents set forth under “Debtor-in-Possession Credit Agreement” in item (a) of Schedule 4.14, which is incorporated by reference herein.

Premium Finance Agreement dated as of December 12, 2008, between WSC and AICCO, Inc.

(q) Waivers/Releases

Pursuant to a Payment, Termination and Release Agreement dated June 10, 2009, WorldSpace Systems Corporation and WorldSpace, Inc. agreed to release all claims against XM Satellite Radio Inc. and XM Satellite Radio Holdings Inc. arising from any omissions, acts or facts that occurred up to and including June 10, 2009, pursuant to the following agreements:

•	Satellite Radio Cooperation Agreement effective July 18, 2005;
•	Registration Rights Agreement dated July 18, 2005;
•	Common Stock Purchase Warrant dated July 18, 2005;
•	WorldSpace Implementing Memorandum dated September 30, 2001, as amended;
•	Letter Agreement dated May 19, 1998 regarding CD Radio Patents; and
•	Technology Licensing Agreement effective January 1, 1998, as amended.

In the ESPN arbitration, on June 28, 2009 the tribunal struck the WorldSpace, Inc. counterclaim for failure to pay the security deposit.

Schedule 4.17
EMPLOYEE MATTERS

Acquired Subsidiary Employment Agreements

1.	Director Services Agreement dated as of September 1, 2007, between WorldSpace Italia S.p.A. and Luca Panerai

2.	Employment Agreement between WorldSpace Italia S.p.A. and Roberto Zaino

3.	Australian Workplace Agreements between AsiaSpace Limited and

i.	Mark Knight, Mission Specialist (signed by both parties, unlodged);

ii.	Gary Allan, Director Finance & Administration (signed by both parties, unlodged);

iii.	Lance Shiells, PFLS - TCR Technician (not signed by AsiaSpace, unlodged);

iv.	Daljeet Singh, Senior Satellite Engineer (initial AWA signed by both parties but unlodged, subsequent AWA unsigned and unlodged);

v.	Michelle Pearse, Executive Assistant - Chairman (signed by both parties, unlodged);

vi.	Michael Kehagias, Satellite Controller (not signed by either party, unlodged);

vii.	Jason Kiefer, Satellite Controller (unsigned by either party, unlodged);

viii.	David Walters, Satellite Operations Specialist (lodged) (resigned); and

ix.	David Blows, Satellite Controller (not signed by either party, unlodged).

4.	Contracts of employment between AsiaSpace Limited and

i.	Leslie Davey, Vice President, Operations & Regulatory;

ii.	Steve Durber, Director Mission (unsigned by both parties, verbal agreement);

iii.	Julia Howell, Director Satellite (resigned);

iv.	Darren Collins, Satellite Controller.

5.
Although AsiaSpace Ltd. employees are terminable at will, severance payments are required.  Additionally, some AsiaSpace Ltd. employees are members of a union and have consulted with the union regarding the position of the company.

Employees Not Terminable At Will

1.	Pursuant to a Director Services Agreement dated as of September 1, 2007, between WorldSpace Italia S.p.A. and Luca Panerai, Mr. Panerai is entitled to certain severance payments upon termination.

2.	Pursuant to an Executive Employment Agreement dated as of May 29, 2008, between WorldSpace, Inc. and Hussein Sallam, Mr. Sallam is entitled to certain severance payments upon termination.

3.	Pursuant to an Executive Employment Agreement dated as of June 1, 2005, between WorldSpace, Inc. and Donald Frickel, Mr. Frickel is entitled to certain severance payments upon termination.

Compliance with Employment Laws and Pending/Threatened Suits

Certain key employees have been paid back wages as authorized by and in accordance with the bankruptcy court order dated October 20, 2008 and in accordance with the Budget approved in connection with the emergency DIP order entered as of October 20, 2008.

All U.S. contractors are owed pre-petition back pay in the aggregate amount of $194,718.55.

A lawsuit (Gessner v. WorldSpace Systems Corp., Montgomery County Circuit Court) has been filed by certain employees for pre-petition back pay.

There is breach of contract dispute with a former Co-Chief Operating Officer who delivered a termination notice and is claiming twelve months of salary in the amount of $450,000 plus approximately $50,000 in accrued vacation pay.  WorldSpace may owe accrued vacation pay in the amount of $17,247 to the other Co-Chief Operating Officer, all of which was accrued prior to the Petition Date.

Former US employees of the Debtors are owed back pay in the aggregate amount of approximately $352,229 for periods relating prior to the Petition Date.  Unpaid accrued vacation for these former employees amounts to approximately $278,624, all of which relates to periods prior to the Petition Date.

Current and former employees of the Debtors are owed post-Petition Date accrued leave in the aggregate amount of approximately $302,587 as of June 30, 2010.

See current and former employee claims filed in the Debtors’ bankruptcy proceedings.

Schedule 4.18

EMPLOYEE BENEFIT PLANS

Plans No Longer in Effect

1.	401(K) plan

2.	Ace Travel Insurance Plan

3.	WorldSpace International Network Inc. 1996 Shares Option Plan

4.	WorldSpace International Network Inc. 1997 Shares Option Plan

Plans in Effect

WorldSpace, Inc.

1.	WorldSpace 2005 Incentive Award Plan (amended in 2007 — no awards made since April 9, 2007)

2.	WorldSpace 2005 Incentive Award Plan — Subplan for French Companies (no awards since April 2007)

3.	WorldSpace 2005 Incentive Award Plan -- Form of Stock Option Agreement

4.	WorldSpace 2005 Incentive Award Plan -- Form of Restricted Stock Agreement

WorldSpace Systems Corporation

1.	Guardian Health Insurance which covers medical, dental, vision and life insurance

2.	Hartford Insurance which covers long and short-disability, accidental death and dismemberment and life insurance

3.	FSA — Flexible Spending Account offered through Paychex. Pre-tax dollar deduction (max pretax deduction amount of $5,000) to cover out of pocket medical expenses.

AsiaSpace Ltd.

1.	Group Personal Accident Insurance - Chubb Insurance Company

2.	Superannuation Fund - AustralianSuper (13 members — contributions made by AsiaSpace Limited)

3.	Superannuation Fund - Symetry Personal Retirement Fund (1 member — contributions made by AsiaSpace Limited)

4.	Superannuation Fund – L J Davey Family Superannuation Fund (1 member —contributions made by employee Leslie Davey on a salary sacrifice arrangement).

WorldSpace Italia

None.

Current or Former Acquired Subsidiary Participants in Seller Plans

None.

Payments Triggered by Asset Purchase Agreement

None.

Schedule 4.20
GOVERNMENTAL CONSENTS, APPROVALS AND NOTIFICATIONS

The following Assets require governmental consent, order, notification, declaration, filing or registration before they can be acquired:

WorldSpace, Inc.

Swiss Repeater License No. 2301467, issued March 13, 2008, from OFCOM, Office Federal de la Communication (address:  Office Federal de la Communication, Service mobiles et par satellite, Case postale, 2501 Bienne, Switzerland).

WorldSpace ITAR registration.

AfriSpace Inc.

Geostationary space station authorization from the Federal Communications Commission for the AfriStar-1 satellite (File No. SAT-LOA-19900723-00002; SAT-AMD-19990125- 00016) issued December 17, 1999 and modified on May 20, 2008 (File No. SAT-MOD20080204-00036).  Post bankruptcy filing, on November 24, 2008 the space station authorization was assigned to AfriSpace, Inc. Debtor-in-Possession (File No. SAT-ASG20081107-00213).

Geostationary space station authorization from the Federal Communications Commission for the AfriStar-2 satellite (File No. SAT-LOA-20050311-00061) issued January 3, 2006, application for review pending (filed by Ondas Spain, SL on February 2, 2006).  Post bankruptcy filing, on November 24, 2008 the space station authorization was assigned to AfriSpace, Inc. Debtor-in-Possession (File No. SAT-ASG20081107-00213).

WorldSpace Europe Holdings ApS

German frequency license issued on April 9, 2008, from the German Federal Network Agency (Bundesnetzagentur), Canisiusstr. 21, 55122 Mainz, Germany.*

WorldSpace Italia S.p.A.

Italian frequency license issued on May 3, 2006 by the Italian Ministry of Communications, Director General for Electronic Communication and Broadcasting Services is held by WorldSpace Italia S.p.A.*

AsiaSpace Limited

Deed of Agreement dated 20 August 1999 between the Australian Communications & Media Authority (ACMA) (formerly Australian Communications Authority (ACA)) and AsiaSpace Limited.

Apparatus licenses issued by the Australian Communications & Media Authority (ACMA)-- license numbers 1105214, 1105215, 1317666, 1317667.*

*	No consent is required for a purchase of the equity interest of the applicable entity.

Approval from the Foreign Investment Review Board in Australia to vest the trusts described on Schedule 4.2.

Third Party Consents Required for the Assumption and Assignment of any Assigned Contract

See Schedules 1.1(g) and 1.1(h), which indicate all third party consents that, after giving effect to the provisions of Sections 363 and 365 of the Bankruptcy Code, are required for the assumption and assignment of any Assigned Contract.

Schedule 4.21
AFFILIATE AND RELATED PARTY TRANSACTIONS

Affiliate/Related Party Business Relationships

1.	Satellite Lease Agreement dated as of January 19, 1999, between SatCo and AfriSpace, Inc.

2.	Channel Services Agreement dated as of January 19, 1999, between WorldSpace and AfriSpace, Inc.

3.	Business Services Agreement dated as of April 12, 2007, between WorldSpace and AsiaSpace Limited

4.	Business Services Agreement dated as of July 27, 2007, between WorldSpace and WorldSpace Southern Africa (PTY) Ltd.

5.	Business Services Agreement dated as of April 1, 2006, between WorldSpace and WS India

6.	Royalty Agreement, dated as of September 30, 2003, among Stonehouse Capital Ltd., WorldSpace, Inc., WorldSpace International Network Inc., and WorldSpace Satellite Company, Ltd.

7.	Loan Restructuring Agreement, dated September 30, 2003, Stonehouse Capital Ltd., WorldSpace, Inc., WorldSpace International Network Inc., and WorldSpace Satellite Company, Ltd.

8.	Asset Purchase Agreement, dated as of March 12, 2009, by and among WorldSpace, Inc., AfriSpace, Inc., WorldSpace Systems Corporation, and Yenura Pte. Ltd.

9.
Order Approving Motion of the Debtors for an Order Approving the Sale of All or Substantially All Assets of WorldSpace, Inc. and its Debtor and Non-Debtor Affiliates To the Highest and Best Bidder at the Auction, dated March 19, 2009

10.
Yenura APA Forbearance Agreement, by and among Yenura Pte. Ltd., WorldSpace, Inc., AfriSpace, Inc., WorldSpace Systems Corporation, the Secured Noteholders, and the Official Committee of Unsecured Creditors of WorldSpace, Inc., et al.

11.
Yenura APA Second Forbearance and Modification Agreement, dated as of July 29, 2009, by and among Yenura Pte. Ltd., WorldSpace, Inc., AfriSpace, Inc., WorldSpace Systems Corporation, the Secured Noteholders, and the Official Committee of Unsecured Creditors of WorldSpace, Inc., et al.

12.	Notice of Termination of Asset Purchase Agreement, dated August 3, 2009, issued by the DIP Lenders, addressed to Yenura Pte. Ltd.

13.
Termination Rescission, dated August 7, 2009, by and among Yenura Pte. Ltd., WorldSpace, Inc., AfriSpace, Inc., WorldSpace Systems Corporation, the Secured Noteholders, and the Official Committee of Unsecured Creditors of WorldSpace, Inc., et al.

14.	Notice of Termination of Asset Purchase Agreement, dated August 21, 2009, issued by the DIP Lenders, addressed to Yenura Pte. Ltd.

15.	Facility Agreement dated as of December 31, 2007, between WorldSpace, Inc. and Yenura Pte. Ltd., and related Subordinated Convertible Note and other loan documents

16.	Financing Agreement dated July 24, 2008 between WorldSpace, Inc. and Yenura Pte. Ltd.

Intercompany, Affiliate and Related Party Liabilities and Claims

As of December 31, 2009

	Australia	Denmark	WS Europe (Paris)	WS Italia
	2000	5200	5400	5500
152010 Intercompany - WorldSpace, Inc.(WSI)	456,761-	2,187,703-	15,831,593-	1,515,244-
152011 Intercompany - AfriSpace	5,665-
152013 Intercompany - WS Sys Corp	186,937	105,649-	491,284-
152016 Intercompany - WIN (now WSI)	12,021,426-
152020 Intercompany - AsiaSpace	349,710		47,404-
152031 Intercompany - WS Singapore
152051 Intercompany - WS France	46,113		4,532,196-
152052 Intercompany - Denmark		1,110-		415,539-
152054 Intercompany - WS Europe (Paris)			831,126-
152055 Intercompany - WS Italia		415,539
Inter-Company Dues	11,901,092-	1,878,923-	21,733,604-	1,930,783-

Notes:

1 Reading down columns a negative number should be understood to mean that the entity at the head of the column owes the amount to the entity listed opposite the negative number.  For example, in the Australia column US$456,761 is owed to WorldSpace, Inc.  On the other hand, a positive number indicates that the entity opposite the positive number owes that amount to the entity at the head of the column.  For example, in the same Australia column, US$186,937 is owed by WorldSpace Systems Corp. to the Australia entity.

2 In the instances where there is an entry seemingly intersecting with the same entity vertically and horizontally, the book entry represents an adjustment taken in 1Q2006 to the intercompany accounts.  The Sellers are not in possession of any financial or other information that would indicate the rationale for the adjustment.  Thus, for example, in the Australia headed column the positive US$349,710 appearing against AsiaSpace is a Q1 2006 adjustment to Australia intercompany balance and the books do not indicate from which entity the $350K receivable was due.  Similarly, the negative US$831,126 in the WS Europe column was an adjustment and the books do not reflect from which entity the payable was due.  Same for the negative US$1,110 in the Denmark column.

See also Schedule 4.6.

Schedule 4.22
SATELLITES

AfriStar Satellite

•	Astrium (Matra Marconi) Eurostar 2000+ Bus
•	Alcatel Communications Payload
•	Launched via an Ariane IV in October, 1998
•	Completed In-Orbit Testing January, 1999
•	Design Lifetime 12 Yrs
•	Maneuver Lifetime 15 Yrs
•	Current Age (time since launch) =11.05 years
•	Geo-stationary Orbit at 21° E Longitude
•	On Orbit Maneuver Lifetime prediction to January 2014

AsiaStar Satellite

•	Astrium (Matra Marconi) Eurostar 2000+ Bus
•	Alcatel Communications Payload
•	Launched via an Ariane V in March 2000
•	Completed In-Orbit Testing April 2000
•	Design Lifetime 12 Yrs
•	Maneuver Lifetime 15 Yrs
•	Current age (time since launch) = 9.65 years
•	Geo-stationary Orbit at 105° E Longitude
•	On Orbit Maneuver Lifetime prediction to March 2015

See health reports for each satellite for a full and accurate description of the operating condition of each satellite, including any incidents, anomalies or defects.

Schedule 4.23

INSURANCE

Policy/Policy Number	Insurer	Term	Premiums	Coverage/Deductible	Outstanding Claims
1. Property	St. Paul Fire & Marine	To 7/1/10	$ 4,227	3.3MM/occur.
2. General Liability	St. Paul Fire & Marine	To 7/1/10	1,104	1.0MM/occur.
3. Automobile Liability	St. Paul Fire & Marine	To 7/1/10	524	1.0MM/occur.
4. Workers Compensation	St. Paul Fire & Marine	To 7/1/10	4,763	1.0MM/occur.
5. Umbrella	Insurance Company Federal	To 7/1/10	7,416	10.0MM/occur/aggregate
6. Crime	National Union Fire	To 7/1/10	6,947	1.0MM/occur.
7. Fiduciary	National Union Fire	To 7/1/10	4,529	1.0MM/occur
8. Technology Liability	American International South Insurance Company		Cancelled
9. Foreign Package – Non-Admitted	St. Paul Fire & Marine	To 7/1/10	7,658	21.8MM property limit; 1.0MM gen’l liability/event
10. Local Policies – Australia, Singapore	Various		Cancelled

& South Africa
11. South Africa Auto	Etana	To 10/31/10	5,000	SAR5.0MM gen liability

Schedule 5.4
BUYER CONSENTS

Approval from the Foreign Investment Review Board in Australia under the Foreign Acquisitions and Takeovers Act 1975 (Cth) may be required depending upon Buyer’s structure.

Buyer is required to make a filing with the Italian Communications Regulatory Authority (AGCOM) within 30 days after the Closing.

ITAR registration or approval to transfer the WorldSpace ITAR registration to Buyer.

Buyer is required to notify the State Media Authority of Saarland (LMAS) prior to the Closing in connection with the purchase by Buyer of the shares of either the Danish Entity or the German Entity, as the case may be, that will hold the German content authorization issued on June 20, 2008 by the Landesmedienanstat Saarland.

Buyer is required to notify BNetzA after the Closing in connection with the purchase by Buyer of the shares of either the Danish Entity or the German Entity, as the case may be, that will hold the German frequency license issued on April 9, 2008, from the German Federal Network Agency (Bundesnetzagentur), Canisiusstr. 21, 55122 Mainz, Germany.

Schedule 6.1
PLANNED DISPOSITIONS OF ASSETS

None.